                                    INDENTURE

                          DATED AS OF OCTOBER 18, 2005

                                 BY AND BETWEEN

                             DULOXETINE ROYALTY SUB,
             AN EXEMPTED COMPANY INCORPORATED WITH LIMITED LIABILITY
                      UNDER THE LAWS OF THE CAYMAN ISLANDS,
                    AS ISSUER OF THE NOTES DESCRIBED HEREIN,

                                       AND

                         U.S. BANK NATIONAL ASSOCIATION,
                AS INITIAL TRUSTEE OF THE NOTES DESCRIBED HEREIN
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                                Table of Contents

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GRANTING CLAUSE..........................................................     1
HABENDUM CLAUSE..........................................................     2

                                    Article I
                                   DEFINITIONS

Section 1.1     Definitions..............................................     5
Section 1.2     Rules of Construction....................................     5
Section 1.3     Compliance Certificates and Opinions.....................     6
Section 1.4     Acts of Noteholders......................................     7

                                   Article II
                                    THE NOTES

Section 2.1     Amount Not to Exceed the Initial Outstanding Principal
                Balance; Terms; Form; Execution and Delivery.............     8
Section 2.2     Restrictive Legends......................................    11
Section 2.3     Registrar and Paying Agent...............................    15
Section 2.4     Paying Agent to Hold Money in Trust......................    16
Section 2.5     Method of Payment........................................    16
Section 2.6     Minimum Denominations....................................    18
Section 2.7     Transfer and Exchange; Cancellation......................    18
Section 2.8     Mutilated, Destroyed, Lost or Stolen Notes...............    19
Section 2.9     Payments of Transfer Taxes...............................    20
Section 2.10    Book-Entry Provisions....................................    20
Section 2.11    Special Transfer Provisions..............................    22
Section 2.12    Temporary Definitive Notes...............................    26
Section 2.13    Statements to Noteholders................................    26
Section 2.14    CUSIP, CINS, ISIN and Private Placement Numbers..........    27
Section 2.15    Refinancing Notes........................................    28
Section 2.16    Class B Notes............................................    29
Section 2.17    Original Class A Notes...................................    31

                                   Article III
                 REDEMPTIONS; INTERCREDITOR AGREEMENT PROVISIONS

Section 3.1     Redemptions..............................................    31
Section 3.2     Procedure for Redemptions................................    33
Section 3.3     Incorporation of Intercreditor Agreement Provisions......    34

                                   Article IV
                              DEFAULT AND REMEDIES

Section 4.1     Events of Default........................................    34
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Section 4.2     Remedies.................................................    35
Section 4.3     Limitation on Suits......................................    36
Section 4.4     Waiver of Existing Defaults..............................    37
Section 4.5     Restoration of Rights and Remedies.......................    37
Section 4.6     Remedies Cumulative......................................    38
Section 4.7     Authority of Courts Not Required.........................    38
Section 4.8     Rights of Noteholders to Receive Payment.................    38
Section 4.9     Trustee May File Proofs of Claim.........................    38
Section 4.10    Undertaking for Costs....................................    38
Section 4.11    Control by Noteholders...................................    39
Section 4.12    Senior Trustee...........................................    39
Section 4.13    Application of Proceeds..................................    39
Section 4.14    Waivers of Rights Inhibiting Enforcement.................    39
Section 4.15    Security Interest Absolute...............................    40

                                    Article V
                                    COVENANTS

Section 5.1     Covenants................................................    41
Section 5.2     Reports and Other Deliverables by Royalty Sub............    45
Section 5.3     Payment of Additional Amounts............................    46

                                   Article VI
                                   THE TRUSTEE

Section 6.1     Acceptance of Trusts and Duties..........................    48
Section 6.2     Copies of Documents and Other Notices....................    48
Section 6.3     Representations and Warranties...........................    49
Section 6.4     Reliance; Agents; Advice of Counsel......................    49
Section 6.5     Not Acting in Individual Capacity........................    51
Section 6.6     Compensation of Trustee..................................    51
Section 6.7     Notice of Defaults.......................................    51
Section 6.8     May Hold Notes...........................................    52
Section 6.9     Corporate Trustee Required; Eligibility..................    52
Section 6.10    Reports by the Trustee...................................    52
Section 6.11    Calculation Agent........................................    52
Section 6.12    Second Lien Pledge and Security Agreement................    53
Section 6.13    Custody of the Collateral................................    53
Section 6.14    Preservation and Disclosure of Noteholder Lists..........    53
Section 6.15    Intercreditor Agreement..................................    54
Section 6.16    Intercreditor Agreement Purchase Option..................    54

                                   Article VII
                               SUCCESSOR TRUSTEES

Section 7.1     Resignation and Removal of Trustee.......................    54
Section 7.2     Appointment of Successor.................................    55
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                                  Article VIII
                                    INDEMNITY

Section 8.1     Indemnity................................................    56
Section 8.2     Noteholders' Indemnity...................................    56
Section 8.3     Survival.................................................    56

                                   Article IX
                                  MODIFICATION

Section 9.1     Modification with Consent of Noteholders.................    57
Section 9.2     Modification Without Consent of Noteholders..............    58
Section 9.3     Amendment of Intercreditor Agreement.....................    59
Section 9.4     Subordination; Priority of Payments......................    59
Section 9.5     Execution of Amendments by Trustee.......................    59
Section 9.6     Conformity with Trust Indenture Act......................    59

                                    Article X
                                  SUBORDINATION

Section 10.1    Subordination of the Notes...............................    59

                                   Article XI
                             DISCHARGE OF INDENTURE

Section 11.1    Discharge of Indenture...................................    61

                                   Article XII
                                  MISCELLANEOUS

Section 12.1    Right of Trustee to Perform..............................    61
Section 12.2    Waiver...................................................    61
Section 12.3    Severability.............................................    62
Section 12.4    Restrictions on Exercise of Certain Rights...............    62
Section 12.5    Notices..................................................    62
Section 12.6    Assignments..............................................    64
Section 12.7    Application to Court.....................................    64
Section 12.8    GOVERNING LAW............................................    64
Section 12.9    Jurisdiction.............................................    64
Section 12.10   Counterparts.............................................    66
Section 12.11   Table of Contents and Headings...........................    66
Section 12.12   Trust Indenture Act......................................    66
Section 12.13   Confidential Information.................................    67
Section 12.14   Intercreditor Agreement..................................    68
Section 12.15   Limited Recourse.........................................    68
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Annex A      Defined Terms

Schedule 1   Class A Principal Payment Schedule


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Exhibit A    Form of Original Class A Notes
Exhibit B    Form of Resale Confidentiality Agreement
Exhibit C    Agents for Service of Process
Exhibit D    Coverage of Distribution Report
Exhibit E    Form of Certificate of Euroclear or Clearstream for Permanent
             Regulation S Global Note
Exhibit F    Form of Certification of Beneficial Owner of Temporary Regulation
             S Global Note
Exhibit G    Form of Certification of Euroclear or Clearstream for Payments
Exhibit H    Form of Certificate of Proposed Transferor
Exhibit I    Form of Certificate of Proposed Institutional Accredited Investor
             Transferee
Exhibit J    UCC Financing Statements

                                    INDENTURE

     This INDENTURE, dated as of October 18, 2005, is by and between DULOXETINE ROYALTY SUB, an exempted company incorporated with limited liability under the laws of the Cayman Islands, as issuer of the Notes described herein, and U.S. Bank National Association, a national banking association, as initial trustee of the Notes described herein.

                                 GRANTING CLAUSE

     NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Notes by the Noteholders, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure (i) the prompt payment of the principal of, Premium (if any) and interest on, and all other amounts due with respect to, the Notes from time to time Outstanding hereunder, including any break funding costs and interest rate swap breakage costs, (ii) the payment of any fees, expenses or other amounts that Royalty Sub is obligated to pay under or in respect of the Notes, this Indenture or any other Transaction Document to which Royalty Sub is a party,
(iii) the payment and performance of all the obligations of Royalty Sub in respect of any amendment, modification, extension, renewal or refinancing of the Notes and (iv) the performance and observance by Royalty Sub of all the agreements, covenants and provisions expressed or implied herein and in the Notes for the benefit of the Noteholders (collectively, the "Secured Obligations") and for the uses and purposes and subject to the terms and provisions hereof, Royalty Sub does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm unto the Trustee, its successors and assigns, for the security and benefit of the Noteholders from time to time of the Notes, a continuing security interest, second in priority only to the security interest granted to the Administrative Agent, its successors and assigns for the security and benefit of the Lenders under the Credit Agreement, in all right, title and interest of Royalty Sub in, to and under the following described property, rights and privileges (each property, including all other property hereafter specifically subjected to the lien of this Indenture or any indenture supplemental hereto, being the "Collateral" and, collectively, including all other property hereafter specifically subjected to the lien of this Indenture or any indenture supplemental hereto, are included within and defined as the "Indenture Estate"), to wit:

     (1) the Royalty Sub Rights;

     (2) the Purchase and Sale Agreement, the Servicing Agreement, the Hedge Agreement and all other Transaction Documents and other agreements to which Royalty Sub is a party, including those relating to the rights of Royalty Sub in respect of the sale, transfer, conveyance, assignment, contribution, grant and servicing of the Royalty Sub Rights;

     (3) (A) all Accounts established under the Intercreditor Agreement at any time, (B) all amounts from time to time credited to such Accounts, (C) all cash, financial assets and other investment property, instruments, documents, chattel paper, general intangibles, accounts and other property from time to time credited to such Accounts or representing investments and reinvestments of amounts credited to such Accounts and (D) all interest, principal payments,


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dividends and other distributions payable on or with respect to, and all proceeds of, (i) all property so credited or representing such investments and reinvestments and (ii) such Accounts;

     (4) all of Royalty Sub's rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the lien of this Indenture;

     (5) all other property and assets of Royalty Sub with respect to which a security interest can be created under Article 9 of the UCC, including all goods, deposit accounts, investment property, financial assets, letter-of-credit rights, supporting obligations, commercial tort claims, accounts, contract rights, general intangibles and cash (except (i) to the extent permitted to be distributed by Royalty Sub to the Pledgor pursuant to Section 3.12 of the Intercreditor Agreement and (ii) proceeds from the Loans and any Notes);

     (6) all rights of Royalty Sub (contractual and otherwise) constituting, arising under, connected with or in any way related to any or all of the foregoing property;

     (7) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by Royalty
Sub) that at any time evidence or contain information relating to any of the foregoing property or are otherwise necessary or helpful in the collection thereof or realization thereupon;

     (8) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents or instruments evidencing or pertaining to any of the foregoing property of Royalty Sub; and

     (9) all proceeds and products of any and all of the foregoing property;

     BUT EXCLUDING from the foregoing and from the Collateral and the Indenture Estate the Initial Capital Amount Account and SUBJECT TO all of the terms and conditions of this Indenture and the Intercreditor Agreement.

                                 HABENDUM CLAUSE

     TO HAVE AND TO HOLD all and singular the aforesaid property unto the Trustee, its successors and assigns, in trust for the benefit and security of the Noteholders from time to time of each class of the Notes, without any priority of any one class of Notes over any other class of Notes by reason of difference in time of issuance or otherwise, except as expressly provided herein, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture.

     PROVIDED, HOWEVER, that, notwithstanding any of the foregoing provisions or anything to the contrary herein, so long as no Event of Default shall have occurred and be continuing, Royalty Sub shall have the right, to the exclusion of the Trustee and the Noteholders, to exercise in Royalty Sub's name all rights and powers of Royalty Sub under the Purchase and Sale Agreement, the Servicing Agreement, the Hedge Agreement and any other agreement to


                                       2
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which Royalty Sub may be a party, SUBJECT TO all of the terms and conditions of this Indenture and the Intercreditor Agreement.

     It is expressly agreed that anything herein contained to the contrary notwithstanding, Royalty Sub shall remain liable under the Transaction Documents and any other contracts and agreements included in the Collateral to the extent set forth therein and shall perform all of the duties and obligations of Royalty Sub thereunder to the same extent as if this Indenture had not been executed in accordance with and pursuant to the terms and provisions thereof, the exercise by the Trustee of any of its rights hereunder shall not release Royalty Sub from any of its duties or obligations under any such Transaction Documents or other contracts or agreements included in the Collateral, and, prior to the foreclosure of the lien of this Indenture under Section 4.2, the Trustee and the Noteholders shall have no obligation or liability under any thereof by reason of or arising out of this Indenture or the assignment hereunder, nor shall the Trustee or the Noteholders be required or obligated in any manner to perform or fulfill any obligations or duties of Royalty Sub under or pursuant to any Transaction Document or any other contract or agreement included in the Collateral or, except as herein expressly provided, to make any payment, make any inquiry as to the nature or sufficiency of any payment received by it, present or file any claim or take any action to collect or enforce any claim for payment assigned hereunder or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     Subject to the provisions of the Intercreditor Agreement, Royalty Sub does hereby constitute and appoint the Trustee the true and lawful attorney of Royalty Sub, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of Royalty Sub or otherwise), to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of any Transaction Document and all other property which now or hereafter constitutes part of the Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or advisable in the premises; provided, that the Trustee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder in accordance with
Section 4.2.

     Royalty Sub agrees that, at any time and from time to time, at Royalty Sub's expense and upon the Trustee's reasonable request, Royalty Sub will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents, and take all further action, that may be necessary or desirable in the reasonable discretion of the Trustee, in order to perfect the security interest in the Collateral and to carry out the provisions of this Indenture or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Royalty Sub also agrees that, at any time and from time to time, at Royalty Sub's expense, Royalty Sub will file (or cause to be filed) such UCC continuation statements and such other instruments or notices as may be necessary, including UCC filing statements or amendments thereto, that the Trustee may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the


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Trustee hereby. With respect to the foregoing and the grant of the security interest hereunder, Royalty Sub hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Royalty Sub where permitted by law. Royalty Sub agrees that a carbon, photographic or other reproduction of this Indenture or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     If Royalty Sub fails to perform any agreement contained herein after receipt of a written request to do so from the Trustee (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default under this Indenture), the Trustee may itself perform, or cause performance of, such agreement, in which case the reasonable expenses of the Trustee, including the fees and expenses of its counsel, incurred in connection therewith shall be payable by Royalty Sub under Section 8.1. Royalty Sub further agrees that it has never filed any tax return or report under any name other than its exact legal name, and such exact legal name may not be changed, amended or altered at any time except following 30 days' notice given by Royalty Sub to the Trustee. Royalty Sub hereby authorizes the Trustee to file financing statements describing as the collateral covered thereby "all of the debtor's personal property or assets" or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Indenture.

     Royalty Sub does hereby (a) represent and warrant that it has not assigned or pledged, and (b) covenant that it will not assign or pledge, so long as the assignment hereunder shall remain in effect and has not been terminated pursuant to Section 11.1, any of its right, title or interest in the Collateral hereby assigned, to anyone other than the Collection Agent, the Administrative Agent or the Trustee.

     As of the date hereof, Royalty Sub represents and warrants as follows: (a) Royalty Sub is the sole legal and beneficial owner of the Collateral free and clear of any Lien other than the Lien created pursuant to this Indenture and the First Lien Documents; no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent or the Trustee pursuant to this Indenture and the First Lien Documents; (b) no consent of any other party (including directors, officers, members, managers or creditors of Royalty Sub) and no government approval is required which has not been obtained (i) for the pledge by Royalty Sub of the Collateral pursuant to this Indenture or (ii) for the exercise by the Trustee of the rights provided for in this Indenture or the remedies in respect of the Collateral pursuant to this Indenture; and (c) this Indenture creates a valid security interest in the Collateral securing the payment of the Secured Obligations; Royalty Sub has filed or caused to be filed all statements in the appropriate offices therefor (or has executed and delivered to the Trustee originals thereof suitable for filing in such offices) and has taken all of the actions necessary to create perfected security interests in the applicable Collateral including, in the case of Collateral comprised of deposit accounts, such actions causing the Trustee (or an agent thereof) to have "control" (as defined in Section 8-106 of the UCC, as such term relates to deposit accounts).


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
     It is hereby further agreed that any and all property described or referred to in the Granting Clause which is hereafter acquired by Royalty Sub shall ipso facto, and without any other conveyance, assignment or act on the part of Royalty Sub or the Trustee, become and be subject to the Security Interest herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of Royalty Sub contained in the foregoing paragraphs.

     Except where the context clearly indicates a different meaning, all terms defined in Article 1, 8 or 9 of the UCC, as in effect on the date of this Indenture and the Intercreditor Agreement, are used in the Granting Clause and this Habendum Clause with the meanings therein ascribed to them; such terms include "document", "general intangibles", "instrument", "investment property", "proceeds" and "security interest". In addition, all capitalized terms used in the Granting Clause and this Habendum Clause, including the terms "account" and "security interest", when capitalized, shall have the meanings specified in Annex A attached hereto.

     Royalty Sub does hereby ratify and confirm this Indenture and the other Transaction Documents to which it is a party and, subject to the other terms of this Indenture, does hereby agree that it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the assignment hereunder or of any of the rights created by any thereof.

     IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1 Definitions. Unless otherwise defined herein, capitalized terms used herein are defined in Annex A hereto, which is hereby incorporated by reference into this Indenture as if set forth fully herein.

     Section 1.2 Rules of Construction. Unless the context otherwise requires:

          (a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

          (b) The terms "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          (c) Unless otherwise indicated in context, all references to Articles, Sections or Exhibits refer to an Article or Section of, or an Exhibit to, this Indenture.

          (d) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.


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
          (e) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without limitation".

          (f) Unless otherwise indicated, references to a class of Notes shall be to the Original Class A Notes, to the Class B Notes or to a class of Refinancing Notes, as applicable.

          (g) References in this Indenture to an agreement or other document (including this Indenture) include references to such agreement or document as amended, restated, supplemented or otherwise modified in accordance with the provisions of this Indenture, and the provisions of this Indenture apply to successive events and transactions.

          (h) References in this Indenture to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor.

          (i) References in this Indenture to the Notes include the terms and conditions in this Indenture applicable to the Notes, and any reference to any amount of money due or payable by reference to the Notes shall include any sum covenanted to be paid by Royalty Sub under this Indenture in respect of the Notes.

          (j) References in this Indenture to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Indenture.

          (k) Where any payment is to be made, any funds are to be applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Transaction Document otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the next succeeding Business Day, and payments shall be adjusted accordingly, including interest unless otherwise specified; provided, however, that no interest shall accrue in respect of any payments made on Fixed Rate Notes on that next succeeding Business Day.

     Section 1.3 Compliance Certificates and Opinions. Upon any application or request by Royalty Sub to the Trustee to take any action under any provision of this Indenture, Royalty Sub shall furnish to the Trustee an Officer's Certificate stating that, in the opinion of the signer thereof in his or her capacity as such, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.


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     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 5.2) or any indenture supplemental hereto shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Indenture relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual in his or her capacity as such, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 1.4 Acts of Noteholders.

          (a) Any direction, consent, waiver or other action provided by this Indenture in respect of the Notes of any class to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent or proxy duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or to Royalty Sub. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and conclusive in favor of the Trustee or Royalty Sub, if made in the manner provided in this Section 1.4(a).

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and, where such execution is by an officer of a corporation or association, trustee of a trust or member of a partnership, on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner that the Trustee deems sufficient.

          (c) In determining whether the Noteholders have given any direction, consent, request, demand, authorization, notice, waiver or other Act (a "Direction") under this Indenture,


                                       7
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Notes owned by Royalty Sub, Quintiles or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Notes of any class Outstanding, such Notes shall not be so disregarded as aforesaid, and (ii) if any amount of Notes of such class so owned by any such Person have been pledged in good faith, such Notes shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not Royalty Sub, Quintiles or an Affiliate of any such Person.

          (d) Royalty Sub may, at its option, by delivery of Officer's Certificate(s) to the Trustee, set a record date other than the Record Date to determine the Noteholders in respect of the Notes of any class entitled to give any Direction in respect of such Notes. Such record date shall be the record date specified in such Officer's Certificate, which shall be a date not more than 30 days prior to the first solicitation of Noteholders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Noteholders of the applicable class at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of Outstanding Notes of such class have authorized, agreed or consented to such Direction, and for that purpose the Outstanding Notes of such class shall be computed as of such record date; provided, that no such Direction by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

          (e) Any Direction or other action by the Noteholder of any Note shall bind the Noteholder of every Note issued upon the transfer thereof, in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note, and any Direction or other action by the Beneficial Holder of any Beneficial Interest in any Note shall bind any transferee of such Beneficial Interest.

                                   ARTICLE II
                                    THE NOTES

     Section 2.1 Amount Not to Exceed the Initial Outstanding Principal Balance; Terms; Form; Execution and Delivery.

          (a) The Outstanding Principal Balance of any class of Notes which may be authenticated and delivered from time to time under this Indenture shall not exceed, with respect to the Original Class A Notes, the initial Outstanding Principal Balance for the Original Class A Notes set forth in the definition thereof or, with respect to any Class B Notes or class of Refinancing Notes, the initial Outstanding Principal Balance authorized in the Board Resolution establishing such Class B Notes or Refinancing Notes; provided, that the Outstanding Principal Balance of any such class of Refinancing Notes shall not be less than the Redemption Price of the class of Notes being refinanced in whole thereby and any Redemption Premium, plus


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Transaction Expenses relating thereto, and that any Refinancing Notes shall be issued in accordance with Section 2.15 and that any Class B Notes shall be issued in accordance with Section 2.16.

          (b) There shall be issued, authenticated and delivered on the Closing Date and on the date of issuance of any Class B Notes or Refinancing Notes to each of the Noteholders Notes in the principal amounts and maturities and bearing the interest rates, in each case in registered form and, in the case of the Original Class A Notes, substantially in the form set forth in Exhibit A or, in the case of any Class B Notes or Refinancing Notes, substantially in the form set forth in any indenture supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements typewritten, printed, lithographed or engraved thereon, as may, consistently herewith, be prescribed by the Trustee. The Trustee shall authenticate Notes and make Notes available for delivery only upon the written order of Royalty Sub signed by a Responsible Officer of Royalty Sub. Such order shall specify the aggregate principal amount of Notes to be authenticated, the date of issue, whether they are to be issued as Global Notes or Definitive Notes and delivery instructions.

     Definitive Notes of each class shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, as determined by the Trustee.

     Any Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in the applicable Exhibit to this Indenture or in any indenture supplemental hereto (each, a "Permanent Global Note"), registered in the name of the nominee of DTC, deposited with the Trustee, as custodian for DTC, duly executed by Royalty Sub and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Permanent Global Note may from time to time be increased or decreased by adjustments made on the books and records of the Registrar, as hereinafter provided.

     Any Notes offered and sold to institutions in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Notes in registered form substantially in the form set forth in the applicable Exhibit to this Indenture or in any indenture supplemental hereto (each, a "Temporary Regulation S Global Note"), registered in the name of the nominee of DTC, deposited with the Trustee, as custodian for DTC, duly executed by Royalty Sub and authenticated by the Trustee as hereinafter provided. At any time following the applicable Regulation S Global Note Exchange Date, upon receipt by the Trustee and Royalty Sub of a certificate substantially in the form of Exhibit E, executed by Euroclear or Clearstream, as the case may be, together with copies of certificates from Euroclear or Clearstream, as the case may be, certifying that it has received certification of non-U.S. beneficial ownership of a Temporary Regulation S Global Note (or portion thereof) with respect to any Notes to be exchanged, one or more permanent Global Notes for such Notes in registered form substantially in the form set forth in the applicable Exhibit to this Indenture or in any indenture supplemental hereto (each, a "Permanent Regulation S Global Note" and, together with each Temporary Regulation S Global Note, the "Regulation S Global Notes") duly executed by


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Royalty Sub and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for DTC, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Regulation S Global Note of such class in an amount equal to the principal amount of such Temporary Regulation S Global Note exchanged. Until the Regulation S Global Note Exchange Date with respect to any Temporary Regulation S Global Note, Beneficial Interests in such Temporary Regulation S Global Note may be held only through Agent Members acting for and on behalf of Euroclear and Clearstream.

     Notes, if so provided herein or in any indenture supplemental hereto, shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in the applicable Exhibit to this Indenture (collectively with any definitive, fully registered Notes issued pursuant to Section 2.10(b), the "Definitive Notes").

          (c) Interest shall accrue on any class of Floating Rate Notes from the Closing Date (or, with respect to any Class B Notes or Refinancing Notes, the date of issuance of such Class B Notes or Refinancing Notes) and shall be computed for each Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed in such Interest Accrual Period on the Outstanding Principal Balance of such Notes. Interest shall accrue on the Original Class A Notes and on any other class of Fixed Rate Notes from the Closing Date (or, with respect to any Class B Notes or Refinancing Notes, the date of issuance of such Class B Notes or Refinancing Notes) and shall be computed for each Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months on the Outstanding Principal Balance of such Notes.

          (d) On the date of any Refinancing, Royalty Sub shall issue and deliver as provided in Section 2.15 an aggregate principal amount of Refinancing Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, in each case in accordance with Section 2.15.

          (e) On the date of issuance, if any, of any Class B Notes, Royalty Sub shall issue and deliver, as provided in Section 2.16, an aggregate principal amount of Class B Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, in each case in accordance with Section 2.16.

          (f) The Notes shall be executed on behalf of Royalty Sub by the manual or facsimile signature of a Responsible Officer.

          (g) Each Note bearing the manual or facsimile signature of any individual who was at the time such Note was executed a Responsible Officer shall bind Royalty Sub, notwithstanding that any such individual has ceased to hold such office prior to the authentication and delivery of such Notes or any payment thereon.

          (h) At any time and from time to time after the execution of any Notes, Royalty Sub may deliver such Notes to the Trustee for authentication and, subject to the provisions of


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Section 2.1(i), the Trustee shall authenticate such Notes by manual or facsimile signature upon receipt by it of a written order of Royalty Sub. The Notes shall be authenticated on behalf of the Trustee by any Responsible Officer of the Trustee.

          (i) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been executed on behalf of Royalty Sub as provided in Section 2.1(f) and authenticated by or on behalf of the Trustee as provided in Section 2.1(h). Such signatures shall be conclusive evidence that such Note has been duly executed and authenticated under this Indenture. Each Note shall be dated the date of its authentication.

     Section 2.2 Restrictive Legends. Each Note (and all Notes issued in exchange therefor or upon registration of transfer or substitution thereof) shall bear the following legend on the face thereof (the "Private Placement Legend"):

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS. EACH PERSON WHO ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE
     (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND IS PURCHASING THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT,
     (B) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR"), HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PURCHASE OF THIS NOTE AND IS ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS NOTE, (C) IT IS AN INSTITUTION THAT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (D) IT IS AN INSTITUTION ACQUIRING THIS NOTE AFTER THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k)


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     UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE
     LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE") OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO ROYALTY SUB OR A SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT,
     (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING THIS NOTE OR AN INTEREST HEREIN, AS THE CASE MAY BE, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (D) TO AN INSTITUTION OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (3) AGREES THAT IT WILL NOT AFTER THE RESALE RESTRICTION TERMINATION DATE OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN EXCEPT TO AN INSTITUTION AND (4) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT ROYALTY SUB AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(C) OR (D) OF THIS PARAGRAPH TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE REFERRED TO HEREINAFTER CONTAINS A PROVISION REQUIRING THE REGISTRAR APPOINTED THEREUNDER TO REFUSE TO REGISTER ANY TRANSFER OF THIS
     NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     Each Note shall also bear the following legend on the face thereof:

     BY ITS PURCHASE AND ACCEPTANCE OF THIS NOTE, EACH PURCHASER WILL BE DEEMED TO HAVE REPRESENTED AND


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     WARRANTED THAT EITHER (I) NO ASSETS OF A PLAN HAVE BEEN USED TO PURCHASE
     THIS NOTE OR (II) TO THE EXTENT THAT SUCH ASSETS ARE USED TO PURCHASE THIS NOTE (X) ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS APPLIES SUCH THAT THE USE OF PLAN ASSETS TO PURCHASE AND HOLD THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION, (Y) SUCH ASSETS ARE NOT CONSIDERED PLAN ASSETS BY REASON OF BEING HELD IN A SEPARATE ACCOUNT OF AN INSURANCE COMPANY, UNDER WHICH AMOUNTS PAYABLE OR CREDITED TO THE PLAN AND TO ANY PARTICIPANT OR BENEFICIARY OF THE PLAN ARE NOT AFFECTED BY THE INVESTMENT PERFORMANCE OF THE SEPARATE ACCOUNT, OR (Z) SUCH ASSETS ARE ASSETS OF ONE OR MORE EMPLOYEE BENEFIT PLANS, EACH OF WHICH HAS BEEN IDENTIFIED TO ROYALTY SUB, DULOXETINE HOLDCO ROYALTY SUB (THE "PLEDGOR") AND QUINTILES TRANSNATIONAL CORP. ("QUINTILES") IN WRITING. "PLAN" MEANS ANY EMPLOYEE BENEFIT PLAN (WITHIN THE MEANING OF SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) OR OTHER RETIREMENT PLAN OR ARRANGEMENT (INCLUDING, WITHOUT LIMITATION, AN INDIVIDUAL RETIREMENT ACCOUNT OR ANNUITY) THAT IS SUBJECT TO ERISA AND/OR THE CODE, AND ANY ENTITY THAT MAY BE DEEMED TO HOLD THE ASSETS OF ANY SUCH PLAN.

     THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER, AND, IN ADDITION, EACH PERSON WHO ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES THAT IT SHALL CAUSE ANY PROPOSED TRANSFEREE TO EXECUTE A RESALE CONFIDENTIALITY AGREEMENT IN THE FORM ATTACHED AS EXHIBIT B TO SUCH INDENTURE AND DELIVER SUCH RESALE CONFIDENTIALITY AGREEMENT TO THE REGISTRAR (AS DEFINED IN SUCH INDENTURE) AND FURTHER AGREES TO OTHERWISE COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN SUCH INDENTURE, INCLUDING SECTION 2.11 THEREOF, AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS SET FORTH IN SECTION 2.5 OF SUCH INDENTURE.

     THIS NOTE MAY NOT BE SOLD OR TRANSFERRED TO ANY PERSON THAT IS ENGAGED IN THE BUSINESS OF DEVELOPING, MANUFACTURING OR MARKETING PHARMACEUTICAL OR DIAGNOSTIC PRODUCTS OR TO AN AFFILIATE (AS DEFINED IN THE INDENTURE REFERRED TO HEREINAFTER) OF ANY SUCH PERSON ENGAGED IN ANY SUCH BUSINESS.


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
     Each Global Note shall also bear the following legend on the face thereof:

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO ROYALTY SUB OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION
     2.11 OF THE INDENTURE REFERRED TO HEREINAFTER.

     Each Temporary Regulation S Global Note shall also bear the following legend on the face thereof:

     THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE REFERRED TO HEREINAFTER.

     Each Note shall also bear the following legend on the face thereof:

     NOTWITHSTANDING ANYTHING IN THIS NOTE TO THE CONTRARY, THE EXERCISE OF ANY RIGHT OR REMEDY BY THE TRUSTEE HEREUNDER IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS NOTE, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.


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     Section 2.3 Registrar and Paying Agent.

          (a) With respect to each class of Notes, there shall at all times be maintained an office or agency in the location set forth in Section 12.5 where the Notes of such class may be presented or surrendered for registration of transfer or for exchange (including any additional registrar, each, a "Registrar") and for payment thereof (including any additional paying agent, each, a "Paying Agent") and where notices and demands to or upon Royalty Sub in respect of such Notes may be served. The Trustee shall be the initial Paying Agent and Registrar, and Royalty Sub shall not be permitted to act as a Paying Agent or a Registrar. Royalty Sub shall cause each Registrar to keep a register of such class of Notes for which it is acting as Registrar and of their transfer and exchange (the "Register"). Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to Royalty Sub and the Noteholders of such class of Notes. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office.

          (b) Each Authorized Agent in the location set forth in Section 12.5 shall be a bank, trust company or corporation organized and doing business under the laws of the U.S., any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least U.S.$75,000,000 (or having a combined capital and surplus in excess of U.S.$5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally Guaranteed by a bank, trust company or corporation organized and doing business under the laws of the U.S., any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least U.S.$75,000,000) and shall be authorized under the laws of the U.S., any state or territory thereof or the District of Columbia to exercise corporate trust powers, subject to supervision by federal or state authorities (such requirements, the "Eligibility Requirements"). Each Registrar other than the Trustee shall furnish to the Trustee, at least five Business Days prior to each Payment Date, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

          (c) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of any Authorized Agent (including the administration of the fiduciary relationship contemplated by this Indenture), shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section 2.3, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

          (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and Royalty Sub. Royalty Sub may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under


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this Section 2.3 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Trustee), Royalty Sub shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent that has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 2.3. Royalty Sub shall give written notice of any such appointment made by it to the Trustee, and in each case the Trustee shall mail notice of such appointment to all Noteholders of the related class of Notes as their names and addresses appear on the Register for such class of Notes.

          (e) Royalty Sub agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent.

     Section 2.4 Paying Agent to Hold Money in Trust. The Trustee shall require each Paying Agent other than the Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Notes shall be deposited and held in trust for the benefit of the Noteholders entitled to such payment, subject to the provisions of this Section 2.4 and the Intercreditor Agreement. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Noteholders with respect to which such money was deposited.

     Subject to the provisions of the Intercreditor Agreement, the Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Section 2.5 Method of Payment.

          (a) Subject to the provisions of the Intercreditor Agreement, on each Payment Date (to the extent amounts are received by the Trustee from the Collection Agent, if applicable), the Trustee shall, or shall instruct a Paying Agent to, pay, to the extent of the Available Collections Amount for such Payment Date and any funds withdrawn from the Capital Account by the Collection Agent pursuant to Section 3.8 of the Intercreditor Agreement, to the Noteholders all interest, principal and Premium, if any, on each class of Notes in the amounts determined by the Collection Agent pursuant to Section 3.5 of the Intercreditor Agreement; provided, that payment on a Temporary Regulation S Global Note shall be made to the Noteholder thereof only in conformity with
Section 2.5(c) and payment on any Note may be deferred as provided in Section 2.5(d). Each payment on any Payment Date other than the final payment with respect to any class of Notes shall be made by the Trustee or Paying Agent to the Noteholders as of the Record Date for such Payment Date. The final payment with respect to any class of Notes, however, shall be made only upon presentation and surrender of such Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent.


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          (b) At such time, if any, as the Notes of any class are issued in the form of Definitive Notes, payments on a Payment Date shall be made by check mailed to each Noteholder of a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to such class of Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York, New York; provided, that the final payment for any class of Notes shall be made only upon presentation and surrender of the Definitive Notes of such class by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent. Payments in respect of the Notes represented by a Global Note (including principal, Premium, if any, and interest) shall be made by wire transfer of immediately available funds to the account specified by DTC.

          (c) The beneficial owner of a Temporary Regulation S Global Note may arrange to receive payments through Euroclear or Clearstream on such Temporary Regulation S Global Note only after delivery by such beneficial owner to Euroclear or Clearstream, as the case may be, of a written certification substantially in the form of Exhibit F and upon delivery by Euroclear or Clearstream, as the case may be, to the Paying Agent of a certification or certifications substantially in the form of Exhibit G. No interest shall be paid to any beneficial owner and no interest shall be paid to Euroclear or Clearstream on such beneficial owner's interest in a Temporary Regulation S Global Note unless Euroclear or Clearstream, as the case may be, has provided such a certification to the Paying Agent with respect to such interest.

          (d) Not later than five Business Days prior to each Payment Date or any other date on which a Distribution Report is to be distributed to Noteholders and Beneficial Holders pursuant to Section 2.13(a), the Registrar shall use commercially reasonable efforts to (i) prepare a list (the "Approved Holder List") of each Noteholder and Beneficial Holder as of the related Record Date that has executed and delivered to the Registrar a Confidentiality Agreement, (ii) obtain from DTC a list (the "DTC List") of the Agent Members holding Beneficial Interests in the Notes as of such Record Date, (iii) obtain from each such Agent Member as of such Record Date the corresponding Beneficial Holders of the Beneficial Interests held by each such Agent Member set forth on the DTC List as of such Record Date and prepare a list thereof (the "Actual Beneficial Holder List"), (iv) prepare a list (the "Escrow List"), if necessary, that identifies any differences between (x) the Noteholders and Beneficial Holders listed on the Approved Holder List and (y)(A) the Noteholders of Definitive Notes set forth in the Register and (B) the Beneficial Holders listed on the Actual Beneficial Holder List (or those Beneficial Holders that the Registrar actually knows have not executed and delivered to the Registrar Confidentiality Agreements), in each case as of such Record Date, and (v) provide the Approved Holder List, the DTC List, the Actual Beneficial Holder List and any Escrow List to Royalty Sub, Servicer, the Trustee and the Collection Agent. Each Noteholder, Agent Member and Beneficial Holder hereby agrees, acknowledges and consents that (I) with respect to a Noteholder of any Notes (other than DTC or its nominee) that has not executed and delivered to the Registrar a Confidentiality Agreement as of such Record Date and, therefore, is listed on the Escrow List, the Trustee promptly (but in no event less than three Business Days prior to the applicable Payment Date) shall use commercially reasonable efforts to notify such Noteholder of such

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failure and, on the applicable Payment Date, cause any payment of principal,
Premium, if any, or interest on such Notes to be paid directly to the Escrow Account and (II) with respect to a Beneficial Holder of any Beneficial Interest in a Note that has not executed and delivered to the Registrar a Confidentiality Agreement as of such Record Date and, therefore, is listed on the Escrow List, the Trustee promptly (but in no event less than three Business Days prior to the applicable Payment Date) shall direct the Collection Agent to use commercially reasonable efforts to cause the Beneficial Interest of such Beneficial Holder to be transferred into the name of the Collection Agent (including the Collection Agent acting as an Agent Member with respect to such Beneficial Interests) and shall use commercially reasonable efforts to cause any payment of principal, Premium, if any, or interest on such Notes or Beneficial Interests received on such Payment Date to be deposited into the Escrow Account upon receipt thereof; provided, that the Record Date with respect only to such Beneficial Holder shall be changed to the Business Day immediately prior to the related Payment Date. Upon receipt by the Trustee and Royalty Sub of written notice from the Registrar that the applicable Noteholder or Beneficial Holder has executed and delivered to the Registrar a Confidentiality Agreement, the Trustee will direct the Collection Agent to distribute such amounts, without interest, from the Escrow Account to the Trustee for distribution to each such Noteholder or Beneficial Holder.

     Section 2.6 Minimum Denominations. Each class of Notes shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1,000 in excess thereof.

     Section 2.7 Transfer and Exchange; Cancellation. The Notes are issuable only in registered form. A Noteholder or a Beneficial Holder may transfer a Note or a Beneficial Interest therein only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture, including the requirement for the execution and delivery of a Confidentiality Agreement by such proposed transferee to the Registrar relating to such transfer as set forth in Section 2.11(j). No such transfer shall be effected until, and such proposed transferee shall succeed to the rights of a Noteholder or a Beneficial Holder only upon, final acceptance and registration of the transfer by the Registrar and confirmation by the Registrar pursuant to Section 2.11(j) that such Noteholder or such Beneficial Holder has executed and delivered an appropriate Confidentiality Agreement to the Registrar.

     Prior to the due presentment for registration of transfer of a Note and satisfaction of the requirements specified in the last sentence of the preceding paragraph, Royalty Sub and the Trustee may deem and treat the applicable registered Noteholder as the absolute owner and holder of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes and shall not be affected by any notice to the contrary. The Registrar (if different from the Trustee) shall promptly notify the Trustee in writing and the Trustee shall promptly notify Royalty Sub of each request for a registration of transfer of a Note by furnishing Royalty Sub a copy of such request.

     Furthermore, any Noteholder of a Global Note shall, by acceptance of such Global Note, agree that, subject to Section 2.10(b) and Section 2.11, transfers of Beneficial Interests in such Global Note may be effected only through a book-entry system maintained by the Noteholder of such Global Note (or its agent) and that ownership of a Beneficial Interest in such Global Note shall be required to be reflected in a book-entry system. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Noteholder thereof or by an attorney who is authorized in writing to act on behalf of the Noteholder). To permit registrations of transfers and exchanges, Royalty Sub shall execute and the Trustee shall authenticate Notes at the Registrar's request. Except as set forth in Section
2.8 and Section 2.9, no service charge shall be made for any registration of transfer or exchange or redemption of the Notes.

     The Registrar shall not be required to exchange or register the transfer of any Notes as above provided during the 15-day period preceding the Final Maturity Date of any such Notes or during a 15-day period preceding the first mailing of any notice of Redemption or Refinancing of Notes to be redeemed or refinanced. The Registrar shall not be required to exchange or register the transfer of any Notes that have been selected, called or are being called for Redemption or Refinancing except, in the case of any Notes where written notice has been given that such Notes are to be redeemed in part, the portion thereof not so to be redeemed.

     Royalty Sub at any time may deliver Notes to the Trustee for cancellation. The Trustee and no one else shall cancel and destroy in accordance with its customary practices in effect from time to time (subject to the record retention requirements of the Exchange Act) any such Notes, together with any other Notes surrendered to it for registration of transfer, exchange or payment. Royalty Sub may not issue new Notes (other than Refinancing Notes issued in connection with any Refinancing) to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

     Section 2.8 Mutilated, Destroyed, Lost or Stolen Notes. If any Note shall become mutilated, destroyed, lost or stolen, Royalty Sub shall, upon the written request of the Noteholder thereof and presentation of the Note or satisfactory evidence of destruction, loss or theft thereof to the Trustee or Registrar and a confirmation by the Registrar to the Trustee that such Noteholder (or Beneficial Holder of the Beneficial Interest therein) has executed and delivered to the Registrar a Confidentiality Agreement, issue, and the Trustee shall authenticate and the Trustee or Registrar shall deliver in exchange therefor or in replacement thereof, a new Note, payable to such Noteholder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the date of its authentication. If the Note being replaced has become mutilated, such Note shall be surrendered to the Trustee or the Registrar and forwarded to Royalty Sub by the Trustee or such Registrar. If the Note being replaced has been destroyed, lost or stolen, the Noteholder thereof shall furnish to Royalty Sub, the Trustee and the Registrar
(a) such security or indemnity as may be required by Royalty Sub, the Trustee and the Registrar to save each of them harmless (an unsecured indemnity from any QIB being satisfactory security or indemnity) and (b) evidence satisfactory to Royalty Sub, the Trustee and the Registrar of the destruction, loss or theft of such Note and of the ownership thereof (an affidavit from any QIB being satisfactory evidence). The Noteholders will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

     Section 2.9 Payments of Transfer Taxes. Upon the transfer of any Note or Notes pursuant to Section 2.7, Royalty Sub or the Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse Royalty Sub or the Trustee for, or to provide funds for the payment of, any transfer tax or similar governmental charge payable in connection therewith.

     Section 2.10 Book-Entry Provisions.

          (a) Global Notes shall (i) be registered in the name of DTC or a nominee of DTC, (ii) be delivered to the Trustee as custodian for DTC and (iii) bear the Private Placement Legend.

     Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under such Global Note, and DTC may be treated by Royalty Sub, the Trustee and any agent of Royalty Sub or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.

     Whenever notice or other communication to the Noteholders of any class of Global Notes is required under this Indenture, unless and until Definitive Notes shall have been issued pursuant to Section 2.10(b), the Trustee shall give all such notices and communications specified herein to be given to Noteholders of such class of Global Notes to DTC and/or the Agent Members, and shall make available additional copies as requested by such Agent Members, subject to the limitations on distribution contained in Section 2.13.

     Notwithstanding the foregoing, nothing herein shall prevent Royalty Sub, the Trustee or any agent of Royalty Sub or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Noteholder under any Global Note. Neither Royalty Sub nor the Trustee shall be liable for any delay by DTC in identifying the Agent Members in respect of the Global Notes, and Royalty Sub and the Trustee may conclusively rely on, and shall be fully protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Global Notes to be issued).

          (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to DTC, its successors or their respective nominees. Interests of Agent Members in a Global Note may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 2.11. Except as set forth in Section 2.11(a), Definitive Notes shall be issued to the individual Agent Members or Beneficial Holders or their nominees in exchange for their Beneficial Interests in a Global Note with respect to any class of Notes only if

(i) Royalty Sub advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depositary with respect to such Notes and the Trustee or Royalty Sub is unable to appoint a qualified successor within 90 days of such notice, (ii) Royalty Sub, at its option, elects to terminate the book-entry system through DTC or (iii) Noteholders of a majority of the Outstanding Principal Balance of a class of Notes advise Royalty Sub, the Trustee and DTC through the Agent Members in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Noteholders of such class. Upon the occurrence of any event described in the immediately preceding sentence, the Trustee shall notify all affected Noteholders of such class, through DTC, of the occurrence of such event and of the availability of Definitive Notes of such class; provided, however, that in no event shall the Temporary Regulation S Global Note be exchanged for Definitive Notes prior to the later of (x) the Regulation S Global Note Exchange Date and (y) the date of receipt by Royalty Sub of any certificates determined by it to be required pursuant to Rule 903 or 904 under the Securities Act. Upon surrender to the Trustee of the Global Notes of such class held by DTC, accompanied by registration instructions from DTC for registration of Definitive Notes, Royalty Sub shall issue and the Trustee shall authenticate and deliver the Definitive Notes of such class to the Agent Members and Beneficial Holders of such class or their nominees in accordance with the instructions of DTC.

     None of Royalty Sub, the Registrar, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such registration instructions. Upon the issuance of Definitive Notes of such class, the Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Noteholders hereunder. Neither Royalty Sub nor the Trustee shall be liable if the Trustee or Royalty Sub is unable to locate a qualified successor to DTC.

     Definitive Notes of any class will be freely transferable and exchangeable for Definitive Notes of the same class at the office of the Trustee or the office of the Registrar upon compliance with the requirements set forth herein. In the case of a transfer of only part of a holding of Definitive Notes, a new Definitive Note shall be issued to the transferee in respect of the part transferred and a new Definitive Note in respect of the balance of the holding not transferred shall be issued to the transferor and may be obtained at the office of the applicable Registrar.

          (c) Any Beneficial Interest in one of the Global Notes as to any class that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Beneficial Interests in such other Global Note for as long as it remains such an interest.

          (d) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.10(b) shall bear the Private Placement Legend applicable to a Global Note.

     Section 2.11 Special Transfer Provisions.

          (a) The following provisions shall apply with respect to any proposed transfer of a Beneficial Interest in a Permanent Global Note, a Permanent Regulation S Global Note or a Definitive Note to any Institutional Accredited Investor that is not a QIB (excluding Non-U.S. Persons) prior to the Resale Restriction Termination Date:

               (i) The Registrar shall register the transfer of any Definitive
     Note if the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit I (such certificate also to be delivered to Royalty Sub), (B) an Opinion of Counsel acceptable to Royalty Sub that such transfer is in compliance with the Securities Act and
     (C) a Confidentiality Agreement duly executed by such transferee.

               (ii) If the proposed transferor is an Agent Member holding a Beneficial Interest in a Permanent Global Note or a Permanent Regulation S Global Note, upon receipt by the Registrar of (A) the documents required by
     Section 2.11(a)(i), including the Confidentiality Agreement, and (B) instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable Global Note in an amount equal to the principal amount of the Beneficial Interest in the Global Note to be transferred, and Royalty Sub shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

          (b) The following provisions shall apply with respect to any proposed transfer of a Beneficial Interest in a Permanent Global Note, a Permanent Regulation S Global Note or a Definitive Note to a QIB (excluding Non-U.S. Persons) prior to the Resale Restriction Termination Date:

               (i) If the Note to be transferred consists of (A) Definitive Notes, the Registrar shall reflect the transfer on its books and records if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised Royalty Sub and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised Royalty Sub and the Registrar in writing, that (w) it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, (x) it is or such QIBs are aware that the sale to it or them is being made in reliance on Rule 144A and acknowledge that it has or they have received such information regarding Royalty Sub as it has or they have requested pursuant to Rule 144A or has or have determined not to request such information, (y) it is or such QIBs are aware that the transferor is relying upon the foregoing representations in order to claim the exemption from registration provided by Rule 144A and
     (z) it has and all such QIBs have duly executed and delivered to the Registrar a Confidentiality Agreement or (B) a Beneficial Interest in a Permanent Global Note or a Permanent Regulation S Global Note, the transfer of such Beneficial

     Interest may be effected only through the book-entry system maintained by DTC and to the extent provided in the agreement with DTC, and, in each case, each transferee has delivered to the Registrar a Confidentiality Agreement duly executed by such transferee.

               (ii) If the proposed transferee is an Agent Member, and the Note to be transferred is a Definitive Note, upon receipt by the Registrar of the documents referred to in Section 2.11(b)(i), including the Confidentiality Agreement, and instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Permanent Global Note in an amount equal to the principal amount at maturity of the Definitive Note to be transferred, and the Trustee shall cancel the Definitive Note so transferred (upon written direction from the Registrar if different from the Trustee).

               (iii) If the proposed transferee is an Agent Member, and the Note to be transferred is represented by a Beneficial Interest in a Permanent Regulation S Global Note, upon receipt by the Registrar of the documents referred to in Section 2.11(b)(i), including the Confidentiality Agreement, and instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Permanent Regulation S Global
     Note in an amount equal to the principal amount of the Beneficial Interest in the Permanent Regulation S Global Note to be transferred, and the Registrar shall reflect on its books and records an increase in the principal amount of the Permanent Global Note in an amount equal to such transferred amount.

          (c) With respect to any proposed transfer of a Beneficial Interest in a Temporary Regulation S Global Note prior to the Resale Restriction Termination Date, the Registrar shall reflect on its books and records the transfer of such Beneficial Interest (A) if the proposed transferee is a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit H (such certificate also to be delivered to Royalty Sub) and the proposed transferee has duly executed and delivered to the Registrar a Confidentiality Agreement (in which case the transferee will receive a corresponding Beneficial Interest in the Temporary Regulation S Global Note) or
(B) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised Royalty Sub and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised Royalty Sub and the Registrar in writing, that (w) it is purchasing the Note (or the Beneficial Interest therein) for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, (x) it is or such QIBs are aware that the sale to it or them is being made in reliance on Rule 144A and acknowledge that it has or they have received such information regarding Royalty Sub as it has or they have requested pursuant to Rule 144A or has or have determined not to request such information, (y) it is or such QIBs are aware that the transferor is relying upon the foregoing representations in order to claim the exemption from registration provided by Rule 144A and (z) it has and all such QIBs have duly executed and delivered to the Registrar a Confidentiality Agreement (in which case the

Registrar shall reflect on its books and records the date and an increase in the principal amount of the Permanent Global Note of the relevant class, in an amount equal to the principal amount of the Temporary Regulation S Global Note (or the Beneficial Interest therein) of such class to be transferred, and the Trustee shall decrease the amount of the Temporary Regulation S Global Note of such class (upon written direction from the Registrar if different from the Trustee)).

          (d) Except as set forth in Section 2.11(c), prior to the Resale Restriction Termination Date, the following provisions shall apply with respect to any transfer of a Note (or a Beneficial Interest therein) to a Non-U.S.
Person:

               (i) Except as set forth in Section 2.11(c), prior to the applicable Regulation S Global Note Exchange Date, the Registrar shall not register or reflect on its books and records any proposed transfer of a Note (or a Beneficial Interest therein) to a Non-U.S. Person.

               (ii) The Registrar shall register or reflect on its books and records, as the case may be, any proposed transfer of a Note (or a Beneficial Interest therein) to any Non-U.S. Person if the Note to be transferred is a Definitive Note or a Beneficial Interest in a Permanent Global Note, upon receipt of a certificate substantially in the form of Exhibit H from the proposed transferor and a Confidentiality Agreement duly executed and delivered to the Registrar by such Non-U.S. Person.

               (iii) (A) If the proposed transferor is an Agent Member holding a Beneficial Interest in a Permanent Global Note, upon receipt by the Registrar of (x) the documents, if any, required by Section 2.11(d)(ii) and
     (y) instructions in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Permanent Global Note in an amount equal to the principal amount of the Beneficial Interest in such Permanent Global Note to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Permanent Regulation S Global Note of the relevant class in an amount equal to the principal amount of the Beneficial Interest in such Permanent Global Note or any Definitive Notes issued in exchange for such Beneficial Interest in such Permanent Global Note to be transferred, and the Trustee shall cancel the Definitive Note, if any, so transferred or decrease the amount of the Permanent Global Note (upon written direction from the Registrar if different from the Trustee).

          (e) With respect to any proposed transfer of any Note (or a Beneficial Interest therein) after the Resale Restriction Termination Date, the Registrar shall reflect the transfer of such Note or Beneficial Interest on its books and records if the proposed transferee has duly executed and delivered to the Registrar a Confidentiality Agreement.

          (f) Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend.

          (g) By its acceptance of any Note bearing the Private Placement Legend, each Noteholder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note (or the Beneficial Interest therein) only as provided in this Indenture and in accordance with the Private Placement Legend. The Registrar shall not register or reflect on its books and records a transfer of any Note (or any Beneficial Interest therein) unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture and in accordance with the Private Placement Legend. In connection with any transfer of Notes (or Beneficial Interests therein), each Noteholder agrees by its acceptance of the Notes to furnish the Trustee the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided, that the Trustee shall not be required to determine (but may rely on a determination made by Royalty Sub with respect to) the sufficiency of any such legal opinions.

          (h) The Notes shall be issued pursuant to an exemption from registration under the Securities Act. Royalty Sub agrees that it will not at any time (i) apply to list, list or list upon notice of issuance, (ii) consent to or authorize an application for the listing or the listing of, or (iii) enable or authorize the trading of, the Notes on an established securities market, including (w) a national securities exchange registered under the Exchange Act or exempted from registration because of the limited volume of transactions, (x) a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements under the Exchange Act applicable to exchanges described in Section 2.11(h)(w), (y) a regional or local exchange or
(z) an over-the-counter market, as the term "established securities market" and the terms in this Section 2.11(h) are defined for purposes of Section 7704 of the Code.

          (i) The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 2.10 or this Section 2.11. Royalty Sub shall have the right to inspect and make copies of all such letters, notices, Confidentiality Agreements or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

          (j) Each Noteholder, Agent Member and Beneficial Holder agrees, by acceptance of any Note or any Beneficial Interest therein, that it will not take any action to transfer any Note (or any Beneficial Interest therein) to a proposed transferee without causing such proposed transferee to execute and deliver to the Registrar an appropriate Confidentiality Agreement relating to such transfer as set forth in this Section 2.11. After the Closing Date with respect to the Original Class A Notes (or the date of issuance with respect to any Class B Notes or Refinancing Notes), forms of Confidentiality Agreements will be available to Noteholders, Agent Members and Beneficial Holders and proposed transferees of the Notes (or the Beneficial Interests therein) from the Registrar, initially at the Corporate Trust Office. Each such Confidentiality Agreement shall be delivered to the Registrar promptly upon execution by the parties thereto, and the Registrar shall record the receipt of such Confidentiality Agreement. The Registrar shall promptly, but in any event no later than two Business Days of receipt of any such executed Confidentiality Agreement, furnish a copy of such executed Confidentiality Agreement to the Trustee, Royalty Sub and Servicer and shall maintain a list of proposed transferees (including Noteholders and Beneficial Holders) who have furnished such executed Confidentiality Agreements, whether or not such proposed transferees purchase any Notes (or any Beneficial Interests therein), and make such list available for inspection at the request of the Trustee, Royalty Sub or Servicer.

     Section 2.12 Temporary Definitive Notes. Pending the preparation of Definitive Notes of any class, Royalty Sub may execute and the Trustee may authenticate and deliver temporary Definitive Notes of such class that are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as are set forth in the applicable Exhibit or in any indenture supplemental hereto, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the Responsible Officer executing such temporary Definitive Notes may determine, as evidenced by his or her execution of such temporary Definitive Notes.

     If temporary Definitive Notes of any class are issued, Royalty Sub shall cause such Definitive Notes of such class to be prepared without unreasonable delay. After the preparation of Definitive Notes of such class, the temporary Definitive Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Definitive Notes at the Corporate Trust Office, without charge to the Noteholder thereof. Upon surrender for cancellation of any one or more temporary Definitive Notes of any class, Royalty Sub shall execute and the Trustee shall authenticate and deliver in exchange therefor Definitive Notes of like class, in authorized denominations and in the same aggregate principal amounts. Until so exchanged, such temporary Definitive Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

     Section 2.13 Statements to Noteholders.

          (a) On each Payment Date and any other date for distribution of any payments with respect to any class of Notes then Outstanding, the Trustee shall deliver a report, in form reasonably acceptable to the Noteholders covering the information set forth in Exhibit D and prepared by Servicer, giving effect to such payments (each, a "Distribution Report"), to each Noteholder and Beneficial Holder included on the Approved Holder List, and to no other Person. Each Noteholder and Beneficial Holder shall be entitled to receive the Distribution Report only if such Noteholder or Beneficial Holder has executed and delivered to the Registrar a Confidentiality Agreement.

          (b) Each Distribution Report provided to each Noteholder and Beneficial Holder by the Trustee for each Payment Date pursuant to Section 2.13(a), commencing January 15, 2006, shall be accompanied by (i) a statement prepared by Servicer setting forth an analysis of the Collection Account activity for the period commencing on the day next following the preceding Calculation Date and ending on the Calculation Date relating to such Payment Date, (ii) such information, if any, that Quintiles shall have provided to the Trustee pursuant to Section 6.4 of the Purchase and Sale Agreement during the Interest Accrual Period then ended and (iii) the information, if any, that Royalty Sub shall have provided to the Trustee pursuant to Section

5.2 (or Servicer shall have provided to the Trustee pursuant to Section 4.1 of the Servicing Agreement) during the Interest Accrual Period then ended.

          (c) After the end of each calendar year but not later than the latest date permitted by law, the Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Noteholder of any class of Notes a statement (for example, a Form 1099 or any other means required by law) prepared by the Trustee containing the sum of the amounts determined pursuant to the information covered by Exhibit D with respect to the class of Notes for such calendar year or, in the event such Person was a Noteholder of any class of Notes during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Noteholder shall reasonably request as necessary for the purpose of such Noteholder's preparation of its U.S. federal income or other tax returns. So long as any of the Notes are registered in the name of DTC or its nominee, such report and such other items will be prepared on the basis of such information supplied to the Trustee by DTC and the Agent Members and will be delivered by the Trustee to DTC and by DTC to the applicable Beneficial Holders in the manner described above. In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.

          (d) At such time, if any, as the Notes of any class are issued in the form of Definitive Notes, the Trustee shall prepare and deliver the information described in Section 2.13(c) to each Noteholder of a Definitive Note of such class for the relevant period of beneficial ownership of such Definitive Note as appears on the books and records of the Trustee, subject to confirmation that each such Noteholder has executed and delivered to the Registrar a Confidentiality Agreement.

          (e) The Trustee shall be at liberty to sanction any method of giving notice to the Noteholders of any class if, in its opinion, such method is reasonable, having regard to the number and identity of the Noteholders of such class and/or to market practice then prevailing, is in the best interests of the Noteholders of such class, and any such notice shall be deemed to have been given on such date as the Trustee may approve; provided, that notice of such method is given to the Noteholders of such class in such manner as the Trustee shall require.

     Section 2.14 CUSIP, CINS, ISIN and Private Placement Numbers. Royalty Sub in issuing the Notes may use CUSIP, CINS, ISIN, private placement or other identification numbers (if then generally in use), and, if so, the Trustee shall use such CUSIP, CINS, ISIN, private placement or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Noteholders; provided, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; provided, further, that failure to use CUSIP, CINS, ISIN, private placement or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

     Section 2.15 Refinancing Notes.

          (a) Subject to Section 2.15(b), Section 2.15(c) and Section 5.1(d), Royalty Sub may issue Refinancing Notes pursuant to this Indenture for the purpose of refinancing all of the Outstanding Principal Balance of any class of Notes (including a refinancing of Refinancing Notes). Each refinancing of any class of Notes with the proceeds of an offering of Refinancing Notes (a "Refinancing") shall be authorized pursuant to one or more Board Resolutions. Each Refinancing Note shall be designated generally as a Note for all purposes under this Indenture, with such further designations added or incorporated in such title as specified in the related Board Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be. The Refinancing Notes shall be issued on the Payment Date on which the Redemption in whole of the class of Notes being refinanced is to occur as provided in Section 3.2.

          (b) A Refinancing of any class of Notes shall be effected as a Redemption pursuant to Section 3.1, provided that a Refinancing of the Original Class A Notes shall be effected as an Optional Redemption pursuant to Section 3.1(a). On the date of any Refinancing, Royalty Sub shall issue and sell an aggregate principal amount of Refinancing Notes in an amount not less than the sum of the Redemption Price of the Notes being refinanced thereby plus the Refinancing Expenses relating thereto and any Redemption Premium. The proceeds of each sale of Refinancing Notes shall be used to make the deposit required by
Section 3.2(b), to pay such Refinancing Expenses and for such other purposes, if any, as shall be specified in the Board Resolution authorizing the issuance of such Refinancing Notes. Once a notice of a Redemption in respect of any Refinancing is published in accordance with Section 3.2(a), each class of Notes to which such notice applies shall become due and payable on the Refinancing Date stated in such notice at their Redemption Price.

          (c) Each Refinancing Note shall contain such terms as may be established in or pursuant to the related Board Resolution (subject to Section 2.1) or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted below. No less than seven Business Days prior to the issuance of any Refinancing Notes, any or all of the following, as applicable, with respect to the related issue of Refinancing Notes shall have been determined by Royalty Sub and set forth in such Board Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be:

               (i) the class of Notes to be refinanced by such Refinancing
     Notes;

               (ii) the aggregate principal amount of each class of Refinancing Notes which may be issued in respect of such Refinancing;

               (iii) the proposed date of such Refinancing;

               (iv) if applicable, the Scheduled Final Payment Date and the Final Maturity Date of each class of such Refinancing Notes;

               (v) the rate at which such Refinancing Notes shall bear interest or the method by which such rate shall be determined;

               (vi) the denomination or denominations in which any class of such Refinancing Notes shall be issuable;

               (vii) whether any such Refinancing Notes are to be issuable initially in temporary or permanent global form and, if so, whether beneficial owners of interests in any such permanent global Refinancing Note may exchange such interests for Refinancing Notes of such class and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.7, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depositary therefor; and

               (viii) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the class of Refinancing Notes (which terms shall comply with Applicable Law and not be inconsistent with the requirements or restrictions of this Indenture).

          (d) If any of the terms of any issue of Refinancing Notes are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee setting forth the terms of such Refinancing Notes.

     Section 2.16 Class B Notes.

          (a) Subject to Section 2.16(b) and Section 5.1(d), Royalty Sub may issue Class B Notes pursuant to this Indenture (a "Class B Issuance") for any purpose, including, at the option of Royalty Sub, for the purpose of funding a redemption of the Class A Notes, in whole or in part. Each Class B Issuance shall be authorized pursuant to one or more Board Resolutions. Each Class B Note shall be designated generally as a Note for all purposes under this Indenture. Each Class B Note shall have such further designations added or incorporated in such title as specified in the related Board Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be. If the proceeds of the Class B Notes are being used to redeem the Class A Notes, in whole or in part, the Class B Notes shall be issued on the Payment Date on which the Optional Redemption of the Class A Notes being refinanced is to occur as provided in Section 3.2.

          (b) If the proceeds of the Class B Notes are being used to redeem any Class A Notes, such redemption shall be effected as an Optional Redemption pursuant to Section 3.1. On the date of any such Optional Redemption, Royalty Sub shall issue and sell an aggregate principal amount of Class B Notes in an amount not less than the sum of the Redemption Price of the Notes being refinanced thereby and any Redemption Premium plus the Transaction Expenses relating thereto. The proceeds of each sale of Class B Notes shall be used to make the deposit required by Section 3.2(b), if applicable, to pay such Transaction Expenses and/or for such other purposes, if any, as shall be specified in the Board Resolution authorizing the issuance of such

Class B Notes. Once a notice of Redemption in respect of any Class B Issuance is published in accordance with Section 3.2(a), each class of Notes to which such notice applies shall become due and payable on the Redemption Date stated in such notice at their Redemption Price.

          (c) Each Class B Note shall contain such terms as may be established in or pursuant to the related Board Resolution (subject to Section 2.1) or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted herein, and shall be subordinate to the Class A Notes to the extent provided in this Indenture. No less than seven Business Days prior to the issuance of the Class B Notes, any or all of the following, as applicable, with respect to the related Class B Issuance shall have been determined by Royalty Sub and set forth in such Board Resolution or in any indenture supplemental hereto or specified in the form of such Class B Notes, as the case may be, with respect to the Class B Notes to be issued:

               (i) the aggregate principal amount of any such Class B Notes that may be issued;

               (ii) the proposed date of such Class B Issuance;

               (iii) if applicable, the Scheduled Final Payment Date and the Final Maturity Date of any such Class B Notes;

               (iv) whether any such Class B Notes are to have the benefit of any reserve account and, if so, the amount and terms thereof;

               (v) the rate at which such Class B Notes shall bear interest or the method by which such rate shall be determined;

               (vi) the denomination or denominations in which such Class B Notes shall be issuable;

               (vii) whether any such Class B Notes are to be issuable initially in temporary or permanent global form and, if so, whether beneficial owners of interests in any such permanent global Class B Note may exchange such interests for Class B Notes of like tenor and of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.7, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depositary therefor; and

               (viii) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to Class B Notes (which terms shall comply with Applicable Law and not be inconsistent with the requirements or restrictions of this Indenture, including Section 5.1(d) and Section 12.13).

          (d) If any of the terms of any issue of Class B Notes are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee setting forth the terms of such Class B Notes.

     Section 2.17 Original Class A Notes. If any part of the Outstanding Principal Balance of the Original Class A Notes is prepaid pursuant to an Optional Redemption under Section 3.1(a), the amount of such prepayment shall be allocated to reduce each Scheduled Remaining Notes Balance on the Class A Principal Payment Schedule pro rata in accordance with the proportion of the amount of such prepayment to the Outstanding Principal Balance of the Original Class A Notes. For the avoidance of doubt, except as expressly provided in the immediately preceding sentence and otherwise in this Indenture, the amount of principal payable on the Original Class A Notes on any Payment Date shall not exceed the amount needed to reduce the Outstanding Principal Balance of the Original Class A Notes to the Scheduled Remaining Notes Balance specified in the Class A Principal Payment Schedule for such Payment Date.

                                   ARTICLE III
                 REDEMPTIONS; INTERCREDITOR AGREEMENT PROVISIONS

     Section 3.1 Redemptions.

          (a) Subject to the provisions of Section 3.2, on any Payment Date (but, except with respect to a Refinancing that is permitted under Section 5.1(d), only on a Payment Date on or after the Discharge of First Lien Obligations), Royalty Sub may elect to redeem the Original Class A Notes, in whole but not in part, out of the proceeds of the Refinancing Notes, in the case of a Refinancing of the Original Class A Notes, or, in whole or in part, out of amounts available in the Repayment/Redemption Account for such purpose, if any, including the proceeds of any Class B Notes but excluding any Available Collections Amount, in each case, at the Redemption Price (any such redemption, an "Optional Redemption"). Royalty Sub shall give written notice of any such Optional Redemption to the Trustee and Servicer not later than seven Business Days prior to the date on which notice is to be given to Noteholders in accordance with Section 3.2(a). Such written notice to the Trustee shall include a copy of the Board Resolution authorizing such Optional Redemption and shall set forth the relevant information regarding such Optional Redemption, including the information to be included in the notice given pursuant to Section 3.2(a).

          (b) Subject to the provisions of the Intercreditor Agreement, an indenture supplemental hereto providing for the issuance of any Class B Notes or Refinancing Notes may authorize one or more redemptions, in whole or in part, of such Notes, on such terms and subject to such conditions as shall be specified in such indenture supplemental hereto.

          (c) Subject to the provisions of Section 3.2, after the Discharge of First Lien Obligations, the Original Class A Notes will be subject to mandatory redemption, as a whole but not in part, at the Redemption Price on the first Payment Date after the occurrence of a Change of Control described in Section 6.1(l) or 6.2(f) of the Purchase and Sale Agreement that gives rise to such mandatory redemption (any such redemption, a "Mandatory Redemption"). Royalty

Sub shall give notice of any Mandatory Redemption to the Trustee and Servicer as promptly as practicable prior to the date on which notice is to be given to Noteholders in accordance with Section 3.2(a). Such notice to the Trustee shall set forth the relevant information regarding such Mandatory Redemption, including the information to be included in the notice given pursuant to Section 3.2(a).

          (d) Subject to the provisions of Section 3.2, on any Payment Date after the Discharge of First Lien Obligations, Royalty Sub may elect to redeem the Original Class A Notes, as a whole but not in part, at the Redemption Price (any such redemption, a "Special Tax Redemption"), in the event a Payor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts, in each case as a result of:

               (i) a change in or an amendment to the laws or treaties (including any regulations, protocols or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

               (ii) any change in or amendment to any official position regarding the application, administration or interpretation of such laws or treaties (including the decision of any Governmental Authority), which change or amendment is announced or becomes effective on or after the date of the Private Placement Memorandum (or, if later, the date that a Payor becomes a company organized under the laws of such jurisdiction) and the Payor cannot avoid such obligation by taking reasonable measures available to it. No notice of redemption pursuant to Section 3.2 may be given (a) earlier than 90 days prior to the earliest date on which a Payor would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due and payable and (b) unless at the time such notice is given such obligation to pay such Additional Amounts remains in effect. Before Royalty Sub publishes or mails such notice of redemption of the Notes as described above, it will deliver to the Trustee an Officer's Certificate to the effect that Royalty Sub cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. Royalty Sub also will deliver to the Trustee an opinion of independent counsel that a Payor is or would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations. The Trustee will accept such opinion of counsel as sufficient existence of the satisfaction of the conditions precedent described above, which shall be conclusive and binding on the Noteholders. Royalty Sub shall give notice of any such Special Tax Redemption to the Trustee and Servicer not later than seven Business Days prior to the date on which notice is to be given to Noteholders in accordance with Section 3.2(a). Such notice to the Trustee shall include a copy of the Board Resolution authorizing such Special Tax Redemption and shall set forth the relevant information regarding such Special Tax Redemption, including the information to be included in the notice given pursuant to Section 3.2(a).

     Section 3.2 Procedure for Redemptions.

          (a) The Trustee (or Servicer acting as its agent (or any authorized agent of Servicer)) shall give written notice in respect of any Redemption of any class of Notes under Section 3.1 to each Noteholder of such Notes at least 30 days but not more than 60 days before such Redemption Date; provided, that, in connection with a Mandatory Redemption, if the events giving rise to such Mandatory Redemption shall have occurred within the 30 days prior to such Redemption Date, then such written notice shall be given to each Noteholder as promptly as practicable. Except in connection with a Mandatory Redemption, the Trustee shall not be permitted to deliver any notice under this Section 3.2(a) unless and until it shall have received evidence reasonably satisfactory to it that amounts sufficient to pay (i) the Redemption Price for such class of Notes plus the Redemption Premium, if any, (ii) all accrued and unpaid interest, including Additional Interest, in respect of each class of Notes ranking pari passu therewith or prior thereto and (iii) the Transaction Expenses relating to such Redemption are deposited, or will be deposited on or before the Redemption Date, in the Repayment/Redemption Account established in respect of such Redemption. Each notice in respect of a Redemption given pursuant to this
Section 3.2(a) shall state (A) the applicable Redemption Date and whether the Redemption is a Mandatory Redemption, a Special Tax Redemption, an Optional Redemption or any other redemption of Notes described in Section 3.1(b), (B) the Trustee's arrangements for making payments in respect of such Redemption, (C) the Redemption Price of the Notes to be redeemed and the Redemption Premium, if any, (D) in the case of a Redemption of the Notes of any class in part, the portion of the Outstanding Principal Balance of the Notes that will be redeemed,
(E) that Notes to be redeemed in a Redemption in whole must be surrendered (which action may be taken by any Noteholder or its authorized agent) to the Trustee to collect the Redemption Price and Redemption Premium, if any, on such Notes and (F) that, unless Royalty Sub defaults in the payment of the Redemption Price or Redemption Premium, if any, interest on Notes called for Redemption in whole shall cease to accrue on and after the Redemption Date. If mailed in the manner herein provided, the notice shall be conclusively presumed to have been given whether or not the Noteholder receives such notice. Failure to give notice or any defect in the notice shall not affect the validity of the notice.

          (b) On or before any Redemption Date in respect of a Redemption under
Section 3.1, Royalty Sub shall, to the extent an amount equal to the Redemption Price and Redemption Premium, if any, of the Notes to be redeemed and any Transaction Expenses as of the Redemption Date is not then held by Royalty Sub or on deposit in the Repayment/Redemption Account, deposit or cause to be deposited in the Repayment/Redemption Account an amount in immediately available funds equal to such amount.

          (c) After notice has been given under Section 3.2(a) as to the Redemption Date in respect of any Redemption, the Outstanding Principal Balance of the Notes to be redeemed on such Redemption Date shall become due and payable at the Corporate Trust Office, and from and after such Redemption Date (unless there shall be a default by Royalty Sub in the payment of the Redemption Price or the Redemption Premium, if any) such principal amount shall cease to bear interest. Upon surrender of any Note for redemption in accordance with such notice, the Redemption Price and Redemption Premium, if any, of such Note shall be paid as provided for in

Section 3.9(b) of the Intercreditor Agreement. If any Note to be redeemed shall not be so paid upon surrender thereof for redemption, the Outstanding Principal Balance thereof shall continue to bear interest from the Redemption Date until paid at the interest rate applicable to such Note. All Notes that are redeemed will be surrendered to the Trustee for cancellation and may not be reissued or resold.

     Section 3.3 Incorporation of Intercreditor Agreement Provisions. The provisions of Sections 3.1 through 3.12 of the Intercreditor Agreement are incorporated by reference into this Indenture as if fully set forth herein. To the extent such provisions of the Intercreditor Agreement shall conflict with the remaining provisions of this Indenture, the provisions of the Intercreditor Agreement shall apply.

                                   ARTICLE IV
                              DEFAULT AND REMEDIES

     Section 4.1 Events of Default. Each of the following events or occurrences shall constitute an "Event of Default" hereunder with respect to any class of Notes, and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been waived or remedied, as applicable:

          (a) (i) in the case of the Original Class A Notes, failure to pay the interest on the Original Class A Notes due on any Payment Date other than the Final Maturity Date or any Redemption Date in full by the next succeeding Payment Date, together with Additional Interest on any interest not paid on the Payment Date on which it was originally due, and (ii) in the case of any class of Notes other than the Original Class A Notes, failure to pay when due interest on any Notes of such class on any Payment Date;

          (b) failure to pay when due principal and Premium, if any, and accrued and unpaid interest on any Notes of such class on the applicable Final Maturity Date or to pay the Redemption Price and the Redemption Premium, if any, when due on any Redemption Date for such class;

          (c) failure to pay any amount (other than interest, Premium, if any, and principal on the Notes) when due and payable in connection with such class of Notes and the continuance of such default for a period of five Business Days or more after written notice thereof is given to Royalty Sub by the Trustee;

          (d) (i) failure by Royalty Sub to comply in any material respect with any of the covenants set forth in Section 5.1 (other than Section 5.1(j), Section 5.1(n) or Section 5.1(o)), Section 5.2(a), Section 5.2(b) or Section 5.2(c), and written notice thereof being given to Royalty Sub by the Trustee at the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes; or (ii) failure by Royalty Sub to comply in any material respect with any of the other covenants, obligations, conditions or provisions binding on it under this Indenture or the Notes (other than a payment default for which provision is made in Section 4.1(a), Section 4.1(b) or Section 4.1(c)), if (in the case of this Section 4.1(d)(ii) only) such failure continues for a period of 30 days or more after written notice thereof has been given to Royalty Sub by the

Trustee or by the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes;

          (e) Royalty Sub becomes subject to a Voluntary Bankruptcy or an Involuntary Bankruptcy;

          (f) any judgment or order for the payment of money in excess of U.S.$1,000,000 shall be rendered against Royalty Sub and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or
(ii) there is any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) Quintiles or the Pledgor shall have failed to perform in any material respect any of its respective covenants under the Purchase and Sale Agreement; or

          (h) the Pledgor shall have failed to perform in any material respect any of its covenants under the Second Lien Pledge and Security Agreement.

     Section 4.2 Remedies. Upon the occurrence and continuation of an Event of Default with respect to the Notes, neither the Trustee nor the Noteholders shall have the right to accelerate the Outstanding Principal Balance of the Notes. Subject to the provisions of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, the Senior Trustee may at all times, but only at the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, Premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture, the Servicing Agreement or the Second Lien Pledge and Security Agreement, including any of the following, to the fullest extent permitted by law, subject to the receipt of such Direction:

          (a) The Senior Trustee may obtain the appointment of a Receiver of the Indenture Estate as provided in Section 12.7 and Royalty Sub consents to and waives any right to notice of such appointment.

          (b) The Senior Trustee may, without notice to Royalty Sub and at such time as the Senior Trustee in its sole discretion may determine, exercise any or all of Royalty Sub's rights in, to and under or in any way connected with or related to any or all of the Indenture Estate, including (i) demanding and enforcing payment and performance of, and exercising any or all of Royalty Sub's rights and remedies with respect to the collection, enforcement or prosecution of, any or all of the Indenture Estate (including the Royalty Sub Rights and Royalty Sub's rights under the Purchase and Sale Agreement), in each case by legal proceedings or otherwise, (ii) settling, adjusting, compromising, extending, renewing, discharging and releasing any or all of, and any legal proceedings brought to collect or enforce any or all of, the Royalty Sub Rights and otherwise under the Transaction Documents and (iii) preparing, filing and signing the name of Royalty Sub on (A) any proof of claim or similar document to be filed in any bankruptcy or similar proceeding involving the Indenture Estate (including the Royalty Sub

Rights) and (B) any notice of lien, assignment or satisfaction of lien, or similar document in connection with the Indenture Estate (including the Royalty Sub Rights).

          (c) The Senior Trustee may, without notice except as specified herein, sell or cause the sale of all or any part of the Indenture Estate in one or more parcels at public or private sale, at any of the Senior Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Senior Trustee may deem commercially reasonable, provided, that, so long as the Co-Promotion Agreement has not been terminated, the Senior Trustee shall make any such sale only to a Person that is a Permitted Holder. Royalty Sub agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Royalty Sub of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Senior Trustee shall not be obligated to make any sale of all or any part of the Indenture Estate regardless of notice of sale having been given. The Senior Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (d) The Senior Trustee may, instead of exercising the power of sale conferred upon it by Section 4.2(c) and Applicable Law, proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell all or any portion of the Indenture Estate under a judgment or a decree of a court or courts of competent jurisdiction, provided, that, so long as the Co-Promotion Agreement has not been terminated, the Senior Trustee shall make any such foreclosure sale only to a Person that is a Permitted Holder.

          (e) The Senior Trustee may require Royalty Sub to, and Royalty Sub hereby agrees that it shall at its expense and upon request of the Senior Trustee, forthwith assemble all or part of the Indenture Estate as directed by the Senior Trustee and make it available to the Senior Trustee at a place to be designated by the Senior Trustee that is reasonably convenient to both parties.

          (f) In addition to the rights and remedies provided for in this Indenture, the Senior Trustee may exercise in respect of the Indenture Estate all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected property included in the Indenture Estate) and under all other Applicable Law; provided, that, so long as the Co-Promotion Agreement has not been terminated, the Senior Trustee shall cause any sale of the Collateral to be made only to a Person that is a Permitted Holder.

          (g) The Senior Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     Section 4.3 Limitation on Suits. Without limiting the provisions of Section
4.8 and the final sentence of Section 12.4, no Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Second Lien Pledge and Security Agreement or the Notes, for the appointment of a receiver or trustee or for any other remedy hereunder, unless:

          (a) such Noteholder is a holder of the Senior Class of Notes and has previously given written notice to the Senior Trustee of a continuing Event of Default;

          (b) the Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes make a written request to the Senior Trustee to pursue a remedy hereunder;

          (c) such Noteholder or Noteholders offer to the Senior Trustee an indemnity reasonably satisfactory to the Senior Trustee against any costs, expenses and liabilities to be incurred in complying with such request;

          (d) the Senior Trustee does not comply with such request within 60 days after receipt of the request and the offer of indemnity; and

          (e) during such 60-day period, Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes do not give the Senior Trustee a Direction inconsistent with such request.

     No one or more Noteholders may use this Indenture to affect, disturb or prejudice the rights of another Noteholder or to obtain or seek to obtain any preference or priority not otherwise created by this Indenture and the terms of the Notes over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

     Section 4.4 Waiver of Existing Defaults.

          (a) The Senior Trustee or the Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes by written notice to the Senior Trustee may waive any existing Default (or Event of Default) hereunder and its consequences, except a Default (or Event of Default) (i) in the payment of the interest on, principal of, and Premium, if any, on any Note or (ii) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Noteholder of each Note affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default (or Event of Default) or impair any right consequent thereon.

          (b) Any written waiver of a Default or an Event of Default given by Noteholders to the Senior Trustee and Royalty Sub in accordance with the terms of this Indenture shall be binding upon the Senior Trustee and the other parties hereto. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

     Section 4.5 Restoration of Rights and Remedies. If the Senior Trustee or any Noteholder of the Senior Class of Notes has instituted any proceeding to enforce any right or remedy under this Indenture, and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Senior Trustee or such Noteholder, then in every such case Royalty Sub, the Senior Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Senior Trustee and the Noteholders shall continue as though no such proceeding has been instituted.

     Section 4.6 Remedies Cumulative. Each and every right, power and remedy herein given to the Trustee specifically or otherwise in this Indenture shall be cumulative and shall, to the extent permitted by law, be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of Royalty Sub or to be an acquiescence.

     Section 4.7 Authority of Courts Not Required. The parties hereto agree that, to the greatest extent permitted by law, the Trustee shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Indenture, and the parties hereby waive any such requirement to the greatest extent permitted by law.

     Section 4.8 Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of interest on, principal of, or Premium, if any, on any Note on or after the respective due dates therefor expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

     Section 4.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of any Noteholder allowed in any judicial proceedings relating to any obligor on the Notes, its creditors or its property.

     Section 4.10 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by its acceptance hereof shall be deemed to have agreed, that, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section 4.10 does not apply to a suit instituted by the Trustee, a suit instituted by any Noteholder for the enforcement of the payment of interest, principal, or Premium, if any, on any Note on or after the respective due dates expressed in such Note or a suit by a Noteholder or Noteholders of at least 10% of the Outstanding Principal Balance of the Notes.

     Section 4.11 Control by Noteholders. Subject to the provisions of the Intercreditor Agreement, Section 4.2, Section 4.3 and the rights of the Trustee hereunder, Noteholders of a majority of the Outstanding Principal Balance of the Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust, right or power conferred on the Trustee under any Transaction Document; provided, that:

          (a) such Direction shall not be in conflict with any rule of law or with this Indenture and would not involve the Trustee in personal liability or expense; and

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such Direction.

     Section 4.12 Senior Trustee. The Trustee irrevocably agrees (and the Noteholders (other than the Noteholders represented by the Senior Trustee) shall be deemed to agree by virtue of their purchase of the Notes) that the Senior Trustee shall have all of the rights granted to it under this Indenture, including the right to direct the Trustee to take certain action as provided for in this Indenture, and the Trustee hereby agrees to act in accordance with each such authorized direction of the Senior Trustee.

     Section 4.13 Application of Proceeds. All cash proceeds received in respect of any sale of, collection from or other realization upon all or any part of the Indenture Estate shall be deposited in the Collection Account and distributed as provided in the Intercreditor Agreement. Any surplus of such cash proceeds held and remaining after payment in full of all Secured Obligations shall be paid over to Royalty Sub or whomsoever may be lawfully entitled to receive such surplus as provided in Section 3.7 of the Intercreditor Agreement. Subject to the provisions of the Intercreditor Agreement, any amount received for any sale or sales conducted in accordance with the terms of Section 4.2 shall to the extent permitted by Applicable Law be deemed conclusive and binding on Royalty Sub and the Noteholders.

     Section 4.14 Waivers of Rights Inhibiting Enforcement. Royalty Sub waives
(a) any claim that, as to any part of the Indenture Estate, a private or public sale, should the Senior Trustee elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such part of the Indenture Estate,
(b) the right to assert in any action or proceeding between it and the Senior Trustee offsets or counterclaims that it may have, (c) except as otherwise provided in any of the Transaction Documents, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE TRUSTEE'S TAKING POSSESSION OR DISPOSITION OF ANY OF THE INDENTURE ESTATE, INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT ROYALTY SUB WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE U.S. OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE

ENFORCEMENT OF THE TRUSTEE'S RIGHTS HEREUNDER, (d) all rights of redemption, appraisement, valuation, stay and extension or moratorium and (e) except as otherwise provided in any of the Transaction Documents, all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies under this Indenture or the absolute sale of the Indenture Estate, now or hereafter in force under any Applicable Law, and Royalty Sub, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws and rights.

     Section 4.15 Security Interest Absolute. All rights of the Trustee and security interests hereunder, and all obligations of Royalty Sub hereunder, shall be absolute and unconditional irrespective of, and Royalty Sub hereby irrevocably waives any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any of the Transaction Documents or any other agreement or instrument relating thereto (other than against the Trustee);

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement or instrument relating thereto;

          (c) any taking, exchange, surrender, release or non-perfection of any Collateral or any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations;

          (d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other obligations of Royalty Sub under or in respect of the Transaction Documents or any other assets of Royalty Sub;

          (e) any change, restructuring or termination of the corporate structure or existence of Royalty Sub;

          (f) the failure of any other Person to execute this Indenture or any other agreement or the release or reduction of liability of Royalty Sub or other grantor or surety with respect to the Secured Obligations; or

          (g) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Trustee that might otherwise constitute a defense available to, or a discharge of, Royalty Sub.

                                    ARTICLE V
                                    COVENANTS

     Section 5.1 Covenants. Royalty Sub covenants with the Trustee that, so long as any Notes are Outstanding, it will perform and comply with each of the following covenants and not engage in any activity prohibited by this Indenture without the prior written consent of the Trustee (acting at the Direction of the Noteholders of a majority of the Outstanding Principal Balance of the Notes) authorizing Royalty Sub not to perform any such covenants or to engage in any such activity prohibited by this Indenture, in each case on such terms and conditions, if any, as shall be specified in such prior written consent:

          (a) Except as expressly permitted by any Transaction Document, Royalty Sub shall not take any action, whether orally or in writing, which would amend, waive, modify, supplement, restate, cancel or terminate or discharge or prejudice the validity or effectiveness of this Indenture, the Notes, the Second Lien Pledge and Security Agreement, the Purchase and Sale Agreement, the Hedge Agreement or the Servicing Agreement, or permit any party to any such document to be released from such obligations. In addition, Royalty Sub will not consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in any of, or take any action, whether orally or in writing, to discharge or prejudice the validity or effectiveness of, any First Lien Documents except as provided in the Intercreditor Agreement or, to the extent not provided in the Intercreditor Agreement, as permitted by such First Lien Documents.

          (b) Royalty Sub shall not, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Securities, whether in cash, property, securities or a combination thereof, to the Pledgor or any owner of a beneficial interest in Royalty Sub or otherwise with respect to any ownership of its Capital Securities, except that Royalty Sub may distribute to the Pledgor (x) all or any portion of any amounts transferred to Royalty Sub pursuant to Section 3.7(b)(ix) or Section 3.12 of the Intercreditor Agreement or
(y) any proceeds from a Class B Issuance (except to the extent such proceeds are required under Section 5.1(d) to voluntarily prepay the Loans), (ii) purchase, redeem, retire or otherwise acquire for value any issued Capital Securities of Royalty Sub, (iii) make any payment of principal, interest or Premium, if any, on the Notes or make any voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value of, or make any deposit (including the payment of amounts into a sinking fund or other similar fund) with respect to, Indebtedness of Royalty Sub other than in accordance with the Notes and this Indenture, the Intercreditor Agreement or the First Lien Documents or (iv) make any loan or advance to a Person, any purchase or other acquisition of any beneficial interest, shares, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person (other than Eligible Investments and investments permitted under Section 5.1(f)).

          (c) Royalty Sub shall not (and shall not consent to Quintiles or the Pledgor taking any action that would) incur or suffer to exist any Lien over or with respect to any of Royalty Sub's assets, other than (i) any Permitted Lien or (ii) any security interest created or required to be created hereunder or under the First Lien Documents, subject to the terms of the Intercreditor Agreement, including in connection with the Loans or the issuance of any Class B Notes and Refinancing Notes.

          (d) Royalty Sub shall not incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment or performance of, contingently or otherwise, whether present or future (in any such case, to "Incur"), Indebtedness or other similar monetary obligations; provided, however, that Royalty Sub may Incur Indebtedness in respect of the Loans issued on the Closing Date, any Indebtedness used to refinance such Loans that is permitted by the Intercreditor Agreement pursuant to the definition of "Refinancing" therein, the Original Class A Notes issued on the Closing Date, and any Class B Notes (provided that the net proceeds from any Class B Issuance are deposited in the Repayment/Redemption Account to the extent required to voluntarily prepay the Loans (or any portion thereof) and the other Obligations (as defined in the Credit Agreement) pursuant to the Credit Agreement and distributed as provided in the Intercreditor Agreement) and Refinancing Notes (provided that any such Refinancing Notes are permitted by the definition of "Refinancing" set forth in the Intercreditor Agreement prior to the Discharge of First Lien Obligations) issued in accordance with this Indenture.

          (e) Royalty Sub shall not liquidate or dissolve, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of the Royalty Sub Rights or all or any material portion of its other property and assets to, or purchase or otherwise acquire all or substantially all of the assets of, any other Person, or permit any other Person to merge with or into, or consolidate or otherwise combine with, Royalty Sub.

          (f) Royalty Sub shall not, directly or indirectly, issue, deliver or sell, or consent to issue, deliver or sell, any actual, contingent, future or executory membership interests, beneficial interests, share capital or other equity or ownership interests (however designated, whether voting or non-voting), except for any additional Capital Securities of Royalty Sub issued to the Pledgor, provided that such additional Capital Securities are pledged to the Trustee pursuant to the Second Lien Pledge and Security Agreement and to the Administrative Agent pursuant to the First Lien Pledge and Security Agreement and provided further that Royalty Sub shall not accept any capital contributions from Quintiles or the Pledgor after the Closing Date except for contributions of funds deposited into the Capital Account, which may be used only as provided in
Section 3.1(h) of the Intercreditor Agreement.

          (g) Except as otherwise provided in the Memorandum of Association and the Articles of Association of Royalty Sub, as amended, restated, supplemented or otherwise modified from time to time, Royalty Sub shall not engage in any business or activity other than purchasing, holding and pledging the Royalty Sub Rights, collecting the Royalty Sub Payments, incurring the Indebtedness and other obligations under the First Lien Documents, issuing the Notes, entering into the Hedge Agreement and remaining a party to the Transaction Documents.

          (h) Royalty Sub shall not, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of Royalty Sub, except for the Transaction Documents as in effect on the date hereof.

          (i) Royalty Sub shall not take any action to become subject to a Voluntary Bankruptcy or an Involuntary Bankruptcy. Royalty Sub shall provide promptly the Trustee with written notice of the institution of any proceeding by or against Royalty Sub seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property. Royalty Sub shall not take any action to waive, repeal, amend, vary, supplement or otherwise modify its organizational documents in a manner that would adversely affect (x) the rights, remedies, privileges or preferences of any Noteholder or (y) the Collateral (including the Royalty Sub Rights).

          (j) Royalty Sub shall duly and punctually pay the principal, Premium, if any, and interest on the Notes in accordance with the terms of this Indenture and the Notes; provided, that, except in the case of the Final Maturity Date and any Redemption Date, Royalty Sub shall be in compliance with this covenant if it pays in full by the next succeeding Payment Date any interest on the Original Class A Notes that became due and was not paid on any Payment Date (including Additional Interest thereon).

          (k) Royalty Sub shall not employ any employees other than as required by any provisions of local law; provided, that the Service Providers and the directors and officers of Royalty Sub shall not be deemed to be employees for purposes of this Section 5.1(k).

          (l) During any period in which Royalty Sub is not subject to Section 13 or 15(d) of the Exchange Act, Royalty Sub shall make available to any Noteholder or Beneficial Holder in connection with any sale of any or all of its Notes and any prospective purchaser of such Notes from such Noteholder or Beneficial Holder the information required by Rule 144A(d)(4) under the Securities Act.

          (m) Royalty Sub shall at all times enforce its rights and remedies under the Purchase and Sale Agreement and the Servicing Agreement in a commercially reasonable manner.

          (n) Royalty Sub shall record any charge created by it in its register of mortgages and charges pursuant to Section 56 Companies Law (2004 Revision) and make such register open to inspection by its members and creditors.

          (o) Royalty Sub shall maintain its existence separate and distinct from any other Person in all material respects, including taking the following actions, as appropriate:

               (i) maintaining in full effect its existence, rights and franchises as an exempted company incorporated with limited liability under the laws of the Cayman Islands and obtaining and preserving its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Indenture and each other instrument or agreement necessary or appropriate to properly administer this Indenture and permit and effectuate the transactions contemplated hereby and thereby;

               (ii) maintaining its own deposit accounts, separate from those of the Pledgor, Quintiles, any of its directors or officers and their respective Affiliates;

               (iii) conducting no material transactions between Royalty Sub and any of its Affiliates, other than entering into the Transaction Documents to which it is party;

               (iv) allocating fairly and reasonably the cost of any shared overhead expenses, including office space, with the Pledgor, Quintiles, any of its directors or officers or any of their respective Affiliates;

               (v) conducting its affairs separately from those of the Pledgor, Quintiles, any of its directors or officers or any of their respective Affiliates (other than Royalty Sub) and maintaining accurate and separate books, records and accounts and financial statements, including in connection with the purchase of the Royalty Sub Rights from the Pledgor; it being agreed that performance under the Transaction Documents will not result in Royalty Sub's contravening this Section 5.1(o)(v);

               (vi) acting solely in its own name and not that of any other Person, including the Pledgor, Quintiles, any of its directors or officers or any of their respective Affiliates, and at all times use its own stationery, invoices and checks separate from those of the Pledgor, Quintiles, any of its directors or officers or any of their respective Affiliates;

               (vii) not holding itself out as having agreed to pay or guarantee, or as otherwise being liable for, the obligations of the Pledgor, Quintiles, any of its directors or officers or any of their respective Affiliates;

               (viii) insuring that any financial reports prepared by Royalty Sub disclose the effects of the true sale of the Royalty Sub Rights by the Pledgor and any of its Affiliates in compliance with GAAP;

               (ix) maintaining all of its assets in its own name and not commingling its assets with those of any other Person except as required under the Transaction Documents;

               (x) paying its own operating expenses and other liabilities out of its own funds;

               (xi) holding regular meetings of its directors, as appropriate, and observing all formalities required by the organizational documents of Royalty Sub;

               (xii) maintaining adequate capital for the normal obligations reasonably foreseeable in light of its contemplated business operations;

               (xiii) not acquiring obligations of its shareholders, the Pledgor, Quintiles, any of its directors or officers or any of their respective Affiliates;

               (xiv) holding itself out to the public as a legal entity separate and distinct from any other Person, including Quintiles or the Pledgor or any Affiliate of Quintiles or the Pledgor (other than Royalty Sub);

               (xv) correcting any known misunderstanding regarding its separate identity;

               (xvi) not forming, acquiring or holding any subsidiaries; and

               (xvii) not sharing any common logo with or identifying itself as a department or division of the Pledgor, Quintiles, any of its directors or officers or any of their respective Affiliates.

          (p) Royalty Sub shall maintain its register of shareholders at all times in the Cayman Islands.

          (q) Royalty Sub will not enter into any agreement prohibiting (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or (ii) the ability of the Trustee or any Noteholder to amend or otherwise modify any Transaction Document; provided, that the foregoing prohibitions shall not apply to restrictions contained in any Transaction Document.

     Section 5.2 Reports and Other Deliverables by Royalty Sub.

          (a) Royalty Sub shall furnish to the Trustee, within 60 days after the end of each fiscal year, a certificate, in form and substance satisfactory to the Trustee, from a Responsible Officer of Royalty Sub as to his or her knowledge of Royalty Sub's compliance with all of its obligations under this Indenture (it being understood that, for purposes of this Section 5.2, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture but shall reflect any interest paid on the Original Class A Notes by the next succeeding Payment Date as contemplated by the proviso to Section 5.1(j)).

          (b) Royalty Sub shall deliver written notice to the Trustee of the occurrence of (i) any Default or Event of Default under this Indenture and (ii) any of the events described in Section 6.4(e) of the Purchase and Sale Agreement promptly and in any event within five Business Days of a Responsible Officer becoming aware of such Default, Event of Default, event or situation.

          (c) (i) To the extent not prohibited by obligations of confidentiality between Quintiles and Lilly, Royalty Sub shall promptly (but in no event more than five Business Days following its receipt thereof) provide to Servicer and the Trustee copies of any correspondence and (ii) Royalty Sub shall promptly (but in no event more than five Business Days following its receipt thereof) provide to Servicer and the Trustee copies of any notices, (A) in the case of each of clause (i) and clause
(ii) between Quintiles and Lilly with respect to the Co-Promotion Agreement, including quarterly net sales reports under Section 5.10 of the Co-Promotion Agreement, if such correspondence or notices relate to or could reasonably be expected to affect the Royalty Sub Rights, or (B) from Quintiles or the Pledgor pursuant to Section 6.1(j), 6.1(m) or 6.4 of the Purchase and Sale Agreement.

          (d) Within 30 days after the beginning of each fiscal year, Royalty Sub shall furnish to the Trustee (with a copy to the Administrative Agent prior to the Discharge of First Lien Obligations) an opinion of its legal counsel, which opinion shall state whether there are any actions to be taken, including any financing statements to be filed in any office, within the period of 12 full consecutive calendar months following the date of such opinion in order to continue the perfection of the security interests granted under the Transaction Documents.

     Section 5.3 Payment of Additional Amounts. All payments made by or on behalf of Royalty Sub on, under or with respect to the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) ("Special Taxes") imposed or levied by or on behalf of the government of the countries in which Royalty Sub and any successor thereof (each, a "Payor") is organized or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the relevant Payor is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (each, a "Relevant Taxing Jurisdiction"), unless the relevant Payor is then required to withhold or deduct Special Taxes by law or by the interpretation or administration thereof by the Relevant Taxing Jurisdiction.

     If a Payor is so required to withhold or deduct any amount for or on account of Special Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, such Payor will be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by any Noteholder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Noteholder would have received if such Special Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

          (a) any Special Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Noteholder or Beneficial Holder (or between a fiduciary, settlor, member, partner or shareholder of, or possessor of power over, the relevant Noteholder, if the relevant Noteholder is an estate, nominee, trust, partnership or corporation) and the Relevant Taxing Jurisdiction, including such Noteholder or Beneficial Holder being or having been a domiciliary, national or resident thereof, or being or having been present or engaged in a trade or business therein or having had a permanent establishment or fixed base therein (other than the mere receipt of such payment or the ownership or holding of such Note); or

          (b) any Special Taxes that are imposed, deducted or withheld by reason of the failure to comply by the Noteholder or the Beneficial Holder of a Note with a written request from Royalty Sub, after reasonable notice, (i) to provide information concerning the nationality, residence, identity or connection to the Relevant Taxing Jurisdiction of such Noteholder or Beneficial Holder or (ii) to make any certification, identification, declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of clause
(i) or (ii), is required as a precondition to exemption from or refund of all or part of such Special Tax.

     The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Special Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Special Taxes and will provide such certified copies to the Trustee within 30 days after the date the payment of such Special Taxes is due. Such copies shall be made available to the Noteholders upon request. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Special Taxes evidenced by the certified copy was paid in connection with payments in respect of the then Outstanding Principal Balance of Notes and (y) the amount of such withholding Special Taxes paid per $1,000 principal amount of the Notes.

     If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on the Notes, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officer's Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Trustee to pay Additional Amounts to Noteholders on the relevant Payment Date (unless such obligation to pay Additional Amounts arises less than 30 days prior to the relevant Payment Date, in which case the Payor may deliver such Officer's Certificate as promptly as practicable after the date that is 30 days prior to the Payment Date). Whenever in this Indenture there is mentioned, in any context, the payment of:

               (i) principal;

               (ii) Redemption Prices or purchase prices in connection with a Redemption or purchase of Notes, as applicable;

               (iii) interest; or

               (iv) any other amount payable on or with respect to any of the Notes,

such reference shall be deemed to include payment of Additional Amounts as described in this Section 5.3 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     Royalty Sub will pay any present or future stamp, court or documentary taxes or any other excise taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or original registration of the Notes, this Indenture or any other related document or instrument, excluding such taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, and Royalty Sub will agree to indemnify the Noteholders for any such taxes paid by such Noteholders.

     The obligations described under this Section 5.3 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to Royalty Sub is organized or any political subdivision or taxing authority or agency thereof or therein.

                                   ARTICLE VI
                                   THE TRUSTEE

     Section 6.1 Acceptance of Trusts and Duties. Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; provided, that, to the extent those duties are qualified, limited or otherwise affected by the provisions of the Intercreditor Agreement or any other Transaction Document, the Trustee shall be required to perform those duties only as so qualified, limited or otherwise affected. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) and as set forth herein. The Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) and agrees to receive and disburse all moneys received by it in accordance with the terms hereof and of the Intercreditor Agreement. The Trustee, in its individual capacity and as Trustee, acknowledges and agrees that the Confidential Information includes confidential information of Lilly and is subject to the confidentiality provisions of this Indenture, including the limitations on transfers of the Notes and Beneficial Interests and on sales of the Collateral, and that Lilly is an express third party beneficiary of such confidentiality provisions. The Trustee in its individual capacity shall not be answerable or accountable under any circumstances except for its own willful misconduct or negligence or breach of any of its representations or warranties set forth herein, and the Trustee shall not be liable for any action or inaction of Royalty Sub or any other parties to any of the Transaction Documents. Any amounts received by or due to the Trustee under this Indenture, including the fees, out-of-pocket expenses and indemnities of the Trustee, shall be Expenses of Royalty Sub.

     Section 6.2 Copies of Documents and Other Notices.

          (a) The Trustee, upon written request, shall furnish to each requesting Noteholder or Beneficial Holder included on the Approved Holder List, promptly upon receipt thereof, duplicates or copies of all reports, Notices, requests, demands, certificates, financial statements and other instruments furnished to the Trustee under this Indenture.

          (b) The Trustee shall furnish to Noteholders and Beneficial Holders included on the Approved Holder List promptly after receipt thereof any report or notices received from Quintiles or Lilly, including (i) the report of any audit contemplated by Section 6.1(j) of the Purchase and Sale Agreement, (ii) notice of any dispute between Quintiles and Lilly in respect of


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
the Co-Promotion Agreement as contemplated by Section 6.1(f) of the Purchase and Sale Agreement, (iii) notice of Quintiles' intent to terminate the Co-Promotion Agreement pursuant to Section 6.2(e)(ii) of the Purchase and Sale Agreement and
(iv) notice of a Lilly Shortfall received from the Collection Agent pursuant to
Section 3.10 of the Intercreditor Agreement, and any other notice of a Lilly Shortfall received from the Collection Agent pursuant to Section 3.10 of the Intercreditor Agreement from any Person other than Quintiles or Lilly.

     Section 6.3 Representations and Warranties. The Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Notes or any other document or instrument or as to the correctness of any statement contained in any thereof, except that the Trustee in its individual capacity hereby represents and warrants (a) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf and (b) this Indenture is the legal, valid and binding obligation of U.S. Bank National Association, enforceable against U.S. Bank National Association in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally. The Trustee also represents and warrants that it is not in the business of developing, manufacturing or marketing pharmaceutical or diagnostic products and that it is not an Affiliate of any Person who is in such business.

     Section 6.4 Reliance; Agents; Advice of Counsel. The Trustee shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a copy of a resolution of, in the case of Royalty Sub, its board of directors and, in the case of any other party to any Transaction Document, the governing body of such Person, certified in an accompanying Officer's Certificate as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. To the extent not otherwise specifically provided herein, the Trustee shall assume, and shall be fully protected in assuming, that Royalty Sub is authorized by its constitutional documents to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof and shall not be required to inquire into the authorization of Royalty Sub with respect thereto. To the extent not otherwise specifically provided herein, the Trustee shall furnish to Servicer upon written request such information and copies of such documents as the Trustee may have and as are necessary for Servicer to perform its duties under Article II, the Intercreditor Agreement or otherwise.

     The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the Direction of the Noteholders in accordance with Section 4.11 relating to


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
the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust, right or power conferred upon the Trustee, under any Transaction Document.

     The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or under any other Transaction Document either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

     The Trustee may consult with counsel as to any matter relating to this Indenture or any other Transaction Document and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any other Transaction Document, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or Direction of any of the Noteholders, pursuant to the provisions of this Indenture or any other Transaction Document, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any other Transaction Document, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture or any other Transaction Document shall in any event require the Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of Royalty Sub or Servicer under this Indenture or any of the other Transaction Documents.

     The Trustee shall not be liable for any Losses or Taxes (except for Taxes relating to any compensation, fees or commissions of any entity acting in its capacity as Trustee hereunder) or in connection with the selection of Eligible Investments or for any investment losses resulting from Eligible Investments.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1(e), such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors' rights generally.

     The Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee obtains actual knowledge of such event or has received written notice of such event from Royalty Sub, Servicer or Noteholders of not less than 10% of the Outstanding Principal Balance of the Notes.


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
     The Trustee shall have no duty to monitor the performance of Royalty Sub, Servicer or any other party to the Transaction Documents, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties.

     Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder or under any other Transaction Document, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a certificate signed by a Responsible Officer of Royalty Sub and delivered to the Trustee, and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture or any other Transaction Document upon the faith thereof.

     Except as provided expressly hereunder, the Trustee shall have no obligation to invest and reinvest any cash held in the Accounts in the absence of timely and specific written investment direction by or on behalf of Royalty Sub. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of Royalty Sub to provide timely written investment direction.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

     Section 6.5 Not Acting in Individual Capacity. The Trustee acts hereunder solely as trustee unless otherwise expressly provided, and all Persons, other than the Noteholders to the extent expressly provided in this Indenture, having any claim against the Trustee by reason of the transactions contemplated hereby shall look, subject to the lien and priorities of payment as provided herein or in any other Transaction Document, only to the property of Royalty Sub for payment or satisfaction thereof.

     Section 6.6 Compensation of Trustee. The Trustee agrees that it shall have no right against the Noteholders or, except as provided in Section 3.7 of the Intercreditor Agreement, the property of Royalty Sub, for any fee as compensation for its services hereunder. Royalty Sub shall pay to the Trustee from time to time such compensation as is agreed between the two parties. The compensation shall be paid to the Trustee as provided in Section 3.7 of the Intercreditor Agreement.

     Section 6.7 Notice of Defaults. As promptly as practicable after, and in any event within 90 days after, the occurrence and continuation of any Default hereunder, the Trustee shall transmit by mail to Royalty Sub and the Noteholders of the related class, in accordance with


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
Section 313(c) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default on the payment of the interest, principal or Premium, if any, on any Note, the Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders of the related class.

     Section 6.8 May Hold Notes. The Trustee, any Paying Agent, the Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity may become the owner or pledgee of the Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), may otherwise deal with Royalty Sub with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

     Section 6.9 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) and shall meet the Eligibility Requirements. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of any federal, state, foreign, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

     In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in
Section 7.1.

     Section 6.10 Reports by the Trustee. Within 60 days after May 15 of each year commencing with the first full calendar year following the issuance of any class of Notes, the Trustee shall, if required by Section 313(a) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), transmit to the Noteholders of each class, as provided in Section 313(c) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), a brief report describing, among other things, any changes in eligibility and qualifications of the Trustee and any issuance of Class B Notes.

     Section 6.11 Calculation Agent. The Trustee shall act as the Calculation Agent hereunder. Subject to the approval of Royalty Sub and Noteholders of a majority of the Outstanding Principal Balance of the Notes, another Person may become the Calculation Agent on such terms as shall be approved by them. To the extent not otherwise specifically provided herein, the Trustee shall furnish to the Calculation Agent, and the Calculation Agent shall furnish to the Trustee, upon written request such information and copies of such documents as the Trustee or the Calculation Agent may have and as are necessary for the Calculation Agent and the Trustee to perform their respective duties under the Intercreditor Agreement or otherwise.


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
     Section 6.12 Second Lien Pledge and Security Agreement. The Trustee shall enter into the Second Lien Pledge and Security Agreement with the Pledgor on the Closing Date and shall hold, or shall cause the Collection Agent or Administrative Agent as perfection agent for the Trustee to hold, the collateral pledged thereunder as part of the Collateral and the Indenture Estate for purposes of this Indenture. The provisions of this Article VI shall apply to the Trustee's exercise of rights and remedies under the Second Lien Pledge and Security Agreement, mutatis mutandis.

     Section 6.13 Custody of the Collateral. The Trustee, or the Collection Agent or Administrative Agent as perfection agent for the Trustee, shall hold such of the Indenture Estate as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit and advices of credit in the State of New York. The Trustee, or the Collection Agent or Administrative Agent as perfection agent for the Trustee, shall hold such of the Indenture Estate as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Trustee or such perfection agent that (a) such investment property shall at all times be credited to a securities account of the Trustee or such perfection agent, (b) such securities intermediary shall treat the Trustee or such perfection agent as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Trustee or such perfection agent without the further consent of any other Person, (e) such securities intermediary will not agree with any Person other than the Trustee or such perfection agent to comply with entitlement orders originated by such other Person, (f) such securities account and the property credited thereto shall not be subject to any lien, security interest or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Trustee or such perfection agent) and (g) such agreement shall be governed by the laws of the State of New York. Except as permitted by this Section 6.13, the Trustee shall not hold any part of the Indenture Estate through an agent or a nominee.

     Section 6.14 Preservation and Disclosure of Noteholder Lists. The Registrar shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders received by it, including the Approved Holder List. At any time when a default or an Event of Default has occurred and is continuing, in case either (a) three or more Noteholders that have executed and delivered to the Registrar a Confidentiality Agreement or (b) one or more Noteholders of at least 25% of the Outstanding Principal Balance of the Senior Class of Notes that have executed and delivered to the Registrar a Confidentiality Agreement (in each case, "Applicants") apply in writing to the Registrar and furnish to the Registrar reasonable proof that each such Applicant has owned a Note for a period of at least three months preceding the date of such application, and such application states that the Applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and such application is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Registrar shall, within five Business Days after the receipt of such application, inform such Applicants as to the approximate number of Noteholders whose names and addresses appear in such information and as to the approximate cost of mailing to such Noteholders the form of proxy or other


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
communication, if any, specified in such application. The Registrar shall, upon the written request of such Applicants, mail to each Noteholder whose name and address appears in such information a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Registrar of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing. Each and every Noteholder, by receiving and holding the same, agrees with Royalty Sub and the Registrar that neither the Registrar nor any agent of Royalty Sub or the Registrar shall be held accountable by reason of mailing any material pursuant to a request made under this Section 6.14.

     Section 6.15 Intercreditor Agreement. The Trustee shall enter into the Intercreditor Agreement and shall take such actions and make such acknowledgments as are set forth therein.

     Section 6.16 Intercreditor Agreement Purchase Option. Upon receipt by the Trustee of a Trigger Notice pursuant to Section 6.1 of the Intercreditor Agreement, the Trustee shall promptly furnish such Trigger Notice to the Noteholders and Beneficial Holders included on the Approved Holder List. Such Noteholders and Beneficial Holders who desire to participate in the purchase of First Lien Obligations pursuant to Section 6.1 of the Intercreditor Agreement ("Participating Holders") shall notify the Trustee of such desire in a timely manner to facilitate the delivery of a Purchase Notice by the Trustee under
Section 6.1 of the Intercreditor Agreement. Unless otherwise agreed by the Participating Holders, each Participating Holder shall participate in such purchase of First Lien Obligations pro rata in proportion to the respective Outstanding Principal Balance of Notes then held by each such Participating Holder. To facilitate the payment of the purchase price for the First Lien Obligations as set forth in Section 6.3 of the Intercreditor Agreement, by 10:00 a.m. New York City time on the date of purchase and sale of the First Lien Obligations, each Participating Holder shall wire transfer immediately available funds to an account designated by the Trustee in an amount sufficient to purchase such First Lien Obligations pursuant to Section 6.3 of the Intercreditor Agreement. Upon receipt of the First Lien Obligations by the Trustee pursuant to Section 6.2 of the Intercreditor Agreement, the Trustee shall use commercially reasonable efforts to ensure that each Participating Holder receives such First Lien Obligations.

                                   ARTICLE VII
                               SUCCESSOR TRUSTEES

     Section 7.1 Resignation and Removal of Trustee. The Trustee may resign as to all or any of the classes of Notes at any time without cause by giving at least 30 days' prior written notice to Royalty Sub, Servicer and the Noteholders. Noteholders of a majority of the Outstanding Principal Balance of any class of Notes may at any time remove the Trustee as to such class without cause, with the consent of Royalty Sub (such consent not to be unreasonably withheld) if no Event of Default shall have occurred and be continuing, by an instrument in writing delivered to Royalty Sub, Servicer and the Trustee being removed. In addition, Royalty Sub may remove the Trustee as to any class of Notes if (a) such Trustee fails to comply with Section 310 of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) after written request therefor by Royalty Sub or the Noteholders of the related class who have been bona fide Noteholders for at least six months, (b) such Trustee fails to comply with Section

7.2(d) or any other provision hereof, (c) such Trustee is adjudged a bankrupt or an insolvent, (d) a receiver or public officer takes charge of such Trustee or its property or (e) such Trustee becomes incapable of acting. References to the Trustee in this Indenture include any successor Trustee as to all or any of the classes of Notes appointed in accordance with this Article VII. Any resignation or removal of the Trustee pursuant to this Section 7.1 shall not be effective until a successor Trustee shall have been duly appointed and vested as Trustee pursuant to Section 7.2.

     Section 7.2 Appointment of Successor.

          (a) In the case of the resignation or removal of the Trustee as to any class of Notes under Section 7.1, Royalty Sub shall promptly appoint a successor Trustee as to such class; provided, that the Noteholders of a majority of the Outstanding Principal Balance of such class of Notes may appoint, within one year after such resignation or removal, a successor Trustee as to such class which may be other than the successor Trustee appointed by Royalty Sub, and such successor Trustee appointed by Royalty Sub shall be superseded by the successor Trustee so appointed by the Noteholders. If a successor Trustee as to any class of Notes shall not have been appointed and accepted its appointment hereunder within 60 days after the Trustee gives notice of resignation as to such class, the retiring Trustee, Royalty Sub, Servicer or a majority of the Outstanding Principal Balance of such class of Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee as to such class. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as provided in the first sentence of this paragraph within one year from the date of the appointment by such court.

          (b) Any successor Trustee as to any class of Notes, however appointed, shall execute and deliver to Royalty Sub, Servicer and the predecessor Trustee as to such class an instrument accepting such appointment, and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Trustee as to such class herein; provided, that, upon the written request of such successor Trustee, such predecessor Trustee shall, upon payment of all amounts due and owing to it, execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all moneys or other property then held by such predecessor Trustee hereunder solely for the benefit of such class of Notes.

          (c) If a successor Trustee is appointed with respect to one or more (but not all) classes of the Notes, Royalty Sub, the predecessor Trustee and each successor Trustee with respect to each class of Notes shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the classes of Notes as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Notes hereunder by more than one Trustee.

          (d) Each Trustee shall be an Eligible Institution and shall meet the Eligibility Requirements, if there be such an institution willing, able and legally qualified to perform the duties of a Trustee hereunder.

          (e) Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person to which all or substantially all of the corporate trust business of the Trustee (including the administration of the trust created by this Indenture) may be transferred, shall, subject to the terms of Section 7.2(c), be the Trustee under this Indenture without further act.

                                  ARTICLE VIII
                                    INDEMNITY

     Section 8.1 Indemnity. Royalty Sub shall indemnify and defend the Trustee (and its officers, directors, managers, employees and agents) for, and hold it harmless from and against, and reimburse the Trustee for, any loss, liability or expense incurred by it without bad faith, gross negligence or willful misconduct on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes or any other Transaction Document, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties, and hold it harmless against any loss, liability or reasonable expense incurred without bad faith, gross negligence or willful misconduct on its part, arising out of or in connection with actions taken or omitted to be taken in reliance on any Officer's Certificate furnished hereunder, or the failure to furnish any such Officer's Certificate required to be furnished hereunder. The Trustee shall notify Royalty Sub promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that failure to provide such notice shall not invalidate any right to indemnity hereunder. Royalty Sub shall defend any such claim and the Trustee shall cooperate in the defense thereof. The Trustee may have separate counsel and Royalty Sub shall pay the reasonable fees and expenses of one separate outside counsel for the Trustee. Royalty Sub need not pay for any settlements made without its consent; provided, that such consent shall not be unreasonably withheld or delayed. Royalty Sub need not reimburse any expense or provide any indemnity against any loss, liability or expense incurred by the Trustee through bad faith, gross negligence or willful misconduct.

     Section 8.2 Noteholders' Indemnity. The Trustee shall be entitled, subject to such Trustee's duty during a Default to act with the required standard of care, to be indemnified by the Noteholders of any class of Notes before proceeding to exercise any right or power under this Indenture or any other Transaction Document at the request or Direction of such Noteholders.

     Section 8.3 Survival. The provisions of Section 8.1 and Section 8.2 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.


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
                                   ARTICLE IX
                                  MODIFICATION

     Section 9.1 Modification with Consent of Noteholders. Subject to the provisions of the Intercreditor Agreement, with the consent of Noteholders of a majority of the Outstanding Principal Balance of the Notes on the date of any vote or act of such Noteholders (voting or acting as a single class), Royalty Sub may amend or modify this Indenture or the Notes. However, no amendment or modification of this Indenture or the Notes may, without the consent of Noteholders of 100% of the Outstanding Principal Balance of the class of Notes affected thereby, and subject to the provisions of the Intercreditor Agreement:

          (a) reduce the percentage of Noteholders of any such class of Notes required to take or approve any action hereunder;

          (b) reduce the amount or change the time of payment of any amount owing or payable with respect to any such class of Notes or change the rate of interest or change the manner of calculation of interest payable with respect to any such class of Notes;

          (c) alter or modify the provisions with respect to the Collateral for the Notes or the Second Lien Pledge and Security Agreement or the manner of payment or the order of priorities in which payments or distributions hereunder will be made as between the Noteholders of such Notes and Royalty Sub or as among the Noteholders; or

          (d) consent to any assignment of Royalty Sub's rights to a party other than the Trustee for the benefit of the Noteholders;

provided, that the Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes, by written notice to the Trustee, may waive (i) any Default or Event of Default pursuant to Section 4.4 and (ii) the effect and consequences under this Indenture of the Patent Extension Event not occurring by June 15, 2008.

     It shall not be necessary for the consent of the Noteholders under this
Section 9.1 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. Any such modification approved by the required Noteholders of any class of Notes will be binding on the Noteholders of the relevant class of Notes and each party to this Indenture.

     After an amendment under this Section 9.1 becomes effective, Royalty Sub or, at the direction of Royalty Sub, the Trustee shall mail to the Noteholders a notice briefly describing such amendment. Any failure of Royalty Sub or the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

     After an amendment under this Section 9.1 becomes effective, it shall bind every Noteholder, whether or not notation thereof is made on any Note held by such Noteholder.


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
     Section 9.2 Modification Without Consent of Noteholders. Subject to the provisions of the Intercreditor Agreement, the Trustee may agree, without the consent of any Noteholder:

          (a) to evidence the succession of a successor to the Trustee, the removal of the Trustee or the appointment of any separate or additional trustee or trustees and to define the rights, powers, duties and obligations conferred upon any such separate trustee or trustees or co-trustees;

          (b) to correct, confirm or amplify the description of any property at any time subject to the lien of this Indenture or to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

          (c) to cure any ambiguity in, correct or supplement any defective or inconsistent provision of, or add to or modify any other provisions and agreements in, this Indenture, the Notes, the Purchase and Sale Agreement, the Bill of Sale, the Servicing Agreement, the Second Lien Pledge and Security Agreement or the Intercreditor Agreement, in any manner that will not, in the judgment of the Trustee, adversely affect the interests of the Noteholders in any material respect;

          (d) to grant or confer upon the Trustee for the benefit of the Noteholders any additional rights, remedies, powers, authority or security which may be lawfully granted or conferred and which are not contrary or inconsistent with this Indenture or the Intercreditor Agreement;

          (e) to add to or modify the covenants or agreements to be observed by Royalty Sub, which are not contrary to this Indenture or the Intercreditor Agreement, or to add Events of Default for the benefit of the Noteholders;

          (f) to comply with the requirements of the SEC or any regulatory body or any Applicable Law; or

          (g) to effect any indenture supplemental hereto or any other amendment, modification, supplement, waiver or consent with respect to this Indenture, the Notes, the Purchase and Sale Agreement, the Bill of Sale, the Servicing Agreement, the Second Lien Pledge and Security Agreement or the Intercreditor Agreement; provided, that such indenture supplemental hereto, amendment, modification, supplement, waiver or consent will not adversely affect the interests of the Noteholders in any material respect as confirmed in an Officer's Certificate of Royalty Sub.

     After an amendment under this Section 9.2 becomes effective, Royalty Sub or, at the direction of Royalty Sub, the Trustee shall mail to the Noteholders a notice briefly describing such amendment. Any failure of Royalty Sub or the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

     After an amendment under this Section 9.2 becomes effective, it shall bind every Noteholder, whether or not notation thereof is made on any Note held by such Noteholder.


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
     Section 9.3 Amendment of Intercreditor Agreement. If the Intercreditor Agreement is proposed to be amended in such a manner as would adversely affect the interests of the Noteholders in any material respect, the Trustee shall notify Noteholders of the proposed amendment and may consent thereto with the consent of a majority of the Outstanding Principal Balance of the Notes which would be affected by the action proposed to be taken; provided, that the Trustee shall not, without the consent of 100% of the Outstanding Principal Balance of the Notes, consent to any amendment that would modify Section 3 of the Intercreditor Agreement.

     Section 9.4 Subordination; Priority of Payments. The subordination provisions contained in Article X may not be amended or modified without the consent of Noteholders of 100% of the Outstanding Principal Balance of the class of Notes affected thereby. In no event shall the provisions set forth in Section
3.7 of the Intercreditor Agreement relating to the priority of payment of Expenses be amended or modified.

     Section 9.5 Execution of Amendments by Trustee. In executing, or accepting the additional trusts created by, any amendment or modification to this Indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 9.6 Conformity with Trust Indenture Act. Every indenture supplemental hereto pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect (as if the Trust Indenture Act applied to this Indenture).

                                    ARTICLE X
                                  SUBORDINATION

     Section 10.1 Subordination of the Notes.

          (a) Each of Royalty Sub and the Trustee (on behalf of the Noteholders) covenants and agrees, and each Noteholder, by its acceptance of a Note, covenants and agrees, that the Notes of each class will be issued subject to the provisions of this Article X. Each Noteholder, by its acceptance of a Note, further agrees that all amounts payable on any Note will, to the extent and in the manner set forth in this Article X and Section 3.7 of the Intercreditor Agreement, be subordinated in right of payment to the prior payment in full of all Expenses payable to the Service Providers pursuant to this Indenture and the other Transaction Documents. Each Noteholder of a Class B Note, by its acceptance of a Class B Note, further agrees that all amounts payable on any Class B Note will, to the extent and in the manner set forth in this Article X and Section 3.7 of the Intercreditor Agreement, be subordinated in right of payment to the payment in full of the Class A Notes. Any claim to payment so stated to be subordinated is referred to as a "Subordinated Claim"; each claim to payment to which another claim to payment is a Subordinated Claim is referred to as a "Senior Claim" with respect to such Subordinated Claim.

          (b) If, prior to the payment in full of all Senior Claims then due and payable, the Trustee or any Noteholder of a Subordinated Claim shall have received any payment or distribution in respect of such Subordinated Claim in excess of the amount to which such Noteholder was then entitled under Section
3.7 of the Intercreditor Agreement, then such payment or distribution shall be received and held in trust by such Person and paid over or delivered to the Trustee for application as provided in Section 3.7 of the Intercreditor Agreement.

          (c) If any Service Provider, the Trustee or any Noteholder of any Senior Claim receives any payment in respect of any Senior Claim which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent such payment is so invalidated, declared preferential, set aside and/or required to be repaid, such Senior Claim shall be revived and continue in full force and effect and shall be entitled to the benefits of this Article X, all as if such payment had not been received.

          (d) The Trustee (on its own behalf and on behalf of the Noteholders) and Royalty Sub each confirm that the payment priorities specified in Section
3.7 of the Intercreditor Agreement shall apply in all circumstances.

          (e) Each Noteholder, by its acceptance of a Note, authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article X, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of Royalty Sub (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise), any actions tending towards liquidation of the property and assets of Royalty Sub or the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings.

          (f) After all Senior Claims are paid in full and until the Subordinated Claims are paid in full, and to the extent that such Senior Claims shall have been paid with funds that would, but for the subordination pursuant to this Article X, have been paid to and retained by such holders of Subordinated Claims, the holders of Subordinated Claims shall be subrogated to the rights of holders of Senior Claims to receive payments applicable to Senior Claims. A payment made under this Article X to holders of Senior Claims which otherwise would have been made to the holders of Subordinated Claims is not, as between Royalty Sub and the holders of Subordinated Claims, a payment by Royalty Sub.

          (g) No right of any holder of any Senior Claim to enforce the subordination of any Subordinated Claim shall be impaired by an act or failure to act by Royalty Sub or the Trustee or by any failure by either Royalty Sub or the Trustee to comply with this Indenture.

          (h) Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Claim, whether such Senior Claim was created or acquired before or after the issuance of such Noteholder's claim, to acquire and continue to hold such Senior Claim, and such holder of any Senior Claim shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Claim. Each holder of a Subordinated Claim agrees to comply with the provisions of Article IV.

                                   ARTICLE XI
                             DISCHARGE OF INDENTURE

     Section 11.1 Discharge of Indenture.

          (a) When (i) Royalty Sub delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.8) for cancellation or (ii) all Outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of an Optional Redemption pursuant to Section 3.1(a), a Mandatory Redemption pursuant to Section 3.1(c), a Special Tax Redemption pursuant to Section 3.1(d) or any other Redemption pursuant to
Section 3.1(b) and Royalty Sub irrevocably deposits in the Repayment/Redemption Account funds sufficient to pay at maturity or upon redemption all Outstanding Notes, including interest and any Premium thereon to maturity or the Redemption Date (other than Notes replaced pursuant to Section 2.8), and if in either case Royalty Sub pays all other sums payable hereunder by Royalty Sub, then this Indenture shall, subject to Section 11.1(b), cease to be of further effect and the security interest granted to the Trustee hereunder in the Collateral and the Indenture Estate shall terminate. The Trustee shall acknowledge satisfaction and discharge of this Indenture, and file all UCC termination statements and similar documents prepared by Royalty Sub, on demand of Royalty Sub accompanied by an Officer's Certificate and an Opinion of Counsel, at the cost and expense of Royalty Sub, to the effect that any conditions precedent to a discharge of this Indenture have been met.

          (b) Notwithstanding Section 11.1(a), Royalty Sub's obligations in
Section 8.1 and the Trustee's obligations in Section 12.13 shall survive the satisfaction and discharge of this Indenture.

                                   ARTICLE XII
                                  MISCELLANEOUS

     Section 12.1 Right of Trustee to Perform. If Royalty Sub for any reason fails to observe or punctually to perform any of its obligations to the Trustee, whether under this Indenture, under any of the other Transaction Documents or otherwise, the Trustee shall have the power (but shall have no obligation), on behalf of or in the name of Royalty Sub or otherwise, to perform such obligations and to take any steps which the Trustee may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by Royalty Sub; provided, that no exercise or failure to exercise this power by the Trustee shall in any way prejudice the Trustee's other rights under this Indenture or any of the other Transaction Documents.

     Section 12.2 Waiver. Any waiver by any party of any provision of this Indenture or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Indenture by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect. No failure on the part of the Trustee to exercise, and no delay on its part in exercising, any right or remedy under this Indenture will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Indenture are cumulative and not exclusive of any rights or remedies provided by law.

     Section 12.3 Severability. In the event that any provision of this Indenture or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Indenture shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable, and the remainder of this Indenture, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Indenture. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Trustee to pursue any other remedy available to it.

     Section 12.4 Restrictions on Exercise of Certain Rights. The Trustee and, during the continuance of a payment Default with respect to the Senior Class of Notes, the Senior Trustee, except as otherwise provided in Section 4.3, may sue for recovery or take any other steps for the purpose of recovering any of the obligations hereunder or any other debts or liabilities whatsoever owing to it by Royalty Sub. Each of the Noteholders shall at all times be deemed to have agreed by virtue of the acceptance of the Notes that only the Trustee and, during the continuance of a payment Default with respect to the Senior Class of Notes, the Senior Trustee, except as provided in Section 4.3, may take any steps for the purpose of procuring the appointment of an administrative receiver, examiner, receiver or similar officer or the making of an administration order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding-up, liquidation, composition, examination or any like proceedings under Applicable Law.

     Section 12.5 Notices. All Notices shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier, (c) on the date personally delivered to an authorized officer of the party to which sent, (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt or (e) in the case of reports under the Intercreditor Agreement and any other report which is of a routine nature, on the date sent by first class mail or overnight courier or transmitted by legible telecopier transmission, in all cases addressed to the recipient as follows:


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
     if to Royalty Sub, to:

     Duloxetine Royalty Sub
     c/o Walkers SPV Limited
     P.O. Box 908GT, Walker House
     Mary Street, George Town, Grand Cayman
     Cayman Islands
     Attention: The Director
     Telephone: 345-945-3727
     Facsimile: 345-945-4757

     if to the Pledgor, to:

     Duloxetine Holdco Royalty Sub
     c/o Walkers SPV Limited
     P.O. Box 908GT, Walker House
     Mary Street, George Town, Grand Cayman
     Cayman Islands
     Attention: The Director
     Telephone: 345-945-3727
     Facsimile: 345-945-4757

     if to Servicer or Quintiles, to:

     Quintiles Transnational Corp.
     4709 Creekstone Drive, Suite 200
     Durham, North Carolina 27703
     Attention: John S. Russell, General Counsel
     Telephone: 919-998-2000
     Facsimile: 919-998-2759

     if to Lilly, to:

     Eli Lilly and Company
     Lilly Corporate Center
     Indianapolis, Indiana 46285
     Attention: General Counsel
     Telephone: 317-276-2581
     Facsimile: 317-276-4152


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
     if to the Trustee, the Registrar, the Paying Agent or the Calculation Agent, to:

     U.S. Bank National Association
     One Federal Street, 3rd Floor
     Boston, Massachusetts 02110
     Attention: Corporate Trust Services (Duloxetine Royalty Sub)
     Telephone: 617-603-6553
     Facsimile: 617-603-6683

A copy of each notice given hereunder to any party hereto shall also be given to each of the other parties hereto. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent; provided, however, in the case of Lilly, such notice may be given by Servicer.

     Section 12.6 Assignments. This Indenture shall be a continuing obligation of Royalty Sub and shall (a) be binding upon Royalty Sub and its successors and assigns and (b) inure to the benefit of and be enforceable by the Trustee and by its successors, transferees and assigns. Royalty Sub may not assign any of its obligations under this Indenture or delegate any of its duties hereunder.

     Section 12.7 Application to Court. The Trustee may at any time after the occurrence and continuation of an Event of Default apply to any court of competent jurisdiction for an order that the terms of this Indenture be carried into execution under the direction of such court and for the appointment of a Receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Indenture as the Trustee shall deem fit, and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Noteholders and shall be indemnified by Royalty Sub against all costs, charges and expenses incurred by it in relation to any such application or proceedings.

     Section 12.8 GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 12.9 Jurisdiction.

          (a) Each of the parties hereto agrees that the U.S. federal and State of New York courts located in the Borough of Manhattan, The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and, for such purposes, submits to the jurisdiction of such courts. Each of the parties hereto waives any objection which it might now or hereafter have to the U.S. federal or State of New York courts located in the Borough of Manhattan, The City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and agrees not to claim that any such court is not a convenient or appropriate forum. Each of the parties hereto has irrevocably designated, appointed and empowered the respective Persons named in Exhibit C as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against such party in any United States or state court arising out of or relating to this Indenture or the Notes. If for any reason any such designee, appointee and agent hereunder shall cease to be available to act as such, such party agrees to designate a new designee, appointee and agent in the Borough of Manhattan, The City of New York on the terms and for the purposes of this Section 12.9 satisfactory to such other party. Each party further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against such party by serving a copy thereof upon the relevant agent for service of process referred to in this Section 12.9 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified mail, postage prepaid, to such party at its address specified in or designated pursuant to this Indenture. Each party agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of Royalty Sub or the Trustee and the Noteholders, as the case may be, to serve any such legal process, summons, notices and documents in any other manner permitted by Applicable Law or to obtain jurisdiction over such party or bring suits, actions or proceedings against such party in such other jurisdictions, and in such manner, as may be permitted by Applicable Law.

          (b) The submission to the jurisdiction of the courts referred to in
Section 12.9(a) shall not (and shall not be construed so as to) limit the right of the Trustee to take proceedings against Royalty Sub in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

          (c) Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Indenture to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

          (d) To the extent that Royalty Sub may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), Royalty Sub irrevocably agrees with respect to any matter arising under this Indenture for the benefit of the Noteholders not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

          (e) If, for the purpose of obtaining a judgment or order in any court, it is necessary to convert a sum due hereunder to any Noteholder from U.S. dollars into another currency, Royalty Sub has agreed, and each Noteholder by holding a Note will be deemed to have agreed, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Noteholder could purchase U.S. dollars with such other currency in the Borough of Manhattan, The City of New York on the Business Day preceding the day on which final judgment is given.

          (f) The obligation of Royalty Sub in respect of any sum payable by it to a Noteholder shall, notwithstanding any judgment or order in a currency other than U.S. dollars (the "Judgment Currency"), be discharged only to the extent that, on the Business Day following receipt by such Noteholder of such security of any sum adjudged to be so due in the Judgment Currency, such Noteholder may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency. If the amount of U.S. dollars so purchased is less than the sum originally due to such Noteholder in the Judgment Currency (determined in the manner set forth in Section 12.9(e)), Royalty Sub agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Noteholder against such loss, and, if the amount of the U.S. dollars so purchased exceeds the sum originally due to such Noteholder, such Noteholder agrees to remit to Royalty Sub such excess, provided that such Noteholder shall have no obligation to remit any such excess as long as Royalty Sub shall have failed to pay such Noteholder any obligations due and payable under the Notes of such Noteholder, in which case such excess may be applied to such obligations of Royalty Sub under such Notes in accordance with the terms thereof. The foregoing indemnity shall constitute a separate and independent obligation of Royalty Sub and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

          (g) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE OR ANY MATTER ARISING HEREUNDER.

     Section 12.10 Counterparts. This Indenture may be executed in one or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

     Section 12.11 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 12.12 Trust Indenture Act. This Indenture shall not be qualified under the Trust Indenture Act and shall not be subject to the provisions of the Trust Indenture Act, although it shall incorporate such provisions for ease of reference.

     Section 12.13 Confidential Information. The Trustee, in its individual capacity and as Trustee, agrees and acknowledges that all Confidential Information provided to the Trustee by Quintiles or Lilly is considered to be proprietary and confidential information of Quintiles or Lilly, as applicable. The Trustee agrees to take all reasonable precautions necessary to keep the Confidential Information confidential, which precautions shall be no less stringent than those which the Trustee employs to protect its own confidential information. The Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Trustee's rights and the performance of its obligations under this Indenture, any Confidential Information without the prior written consent of Quintiles or Lilly, as the case may be. The Trustee shall limit access to Confidential Information received hereunder to (a) its directors, officers, managers and employees and (b) its legal advisors, to each of whom disclosure of Confidential Information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such Confidential Information in confidence under terms and conditions substantially identical to the terms of this Section 12.13.

     The Trustee agrees that Lilly has no responsibility whatsoever for any reliance on Confidential Information by the Trustee or by any Person to whom the Confidential Information is disclosed in connection with this Indenture, whether related to the purposes described above or otherwise. Without limiting the generality of the foregoing, the Trustee agrees that Lilly makes no representation or warranty whatsoever to it with respect to Confidential Information or its suitability for such purposes. The Trustee further agrees that it shall not acquire any rights against Lilly or any employee, officer, director, manager, representative or agent of Lilly (together with Lilly, "Lilly Parties") as a result of the disclosure of Confidential Information to the Trustee or to any Noteholder or Beneficial Holder and that no Lilly Party has any duty, responsibility, liability or obligation to any Person as a result of any such disclosure.

     In the event the Trustee is required to disclose any Confidential Information received hereunder in order to comply with any laws, regulations or court orders, it may disclose such Confidential Information only to the extent necessary for such compliance; provided, however, that it shall give Quintiles or Lilly, as the case may be, and Royalty Sub reasonable advance written notice of any such court proceeding in which such disclosure may be required pursuant to a court order so as to afford Quintiles or Lilly, as the case may be, a full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with Quintiles or Lilly, as the case may be, in opposing such order and in securing confidential treatment of any Confidential Information to be disclosed and/or obtaining a protective order narrowing the scope of such disclosure.

     The Trustee agrees that each of Quintiles and Lilly is an express third-party beneficiary of the provisions of this Section 12.13.

     Each of the Calculation Agent, the Paying Agent and the Registrar agrees to be bound by this Section 12.13 to the same extent as the Trustee.

     Section 12.14 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Lien and Security Interest granted to the Trustee pursuant to this Indenture and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the Intercreditor Agreement. Each Noteholder, by accepting a Note, shall be deemed to have agreed to and accepted the terms of the Intercreditor Agreement and, on behalf of such Noteholder, authorizes the Trustee to enter into the Intercreditor Agreement, perform its obligations thereunder, exercise its rights thereunder and, subject to Section 9.2 and
Section 9.3, make necessary amendments and modifications thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Indenture, the terms of the Intercreditor Agreement shall govern and control.

     Section 12.15 Limited Recourse. Each of the parties hereto accepts that the enforceability against Royalty Sub of the obligations of Royalty Sub hereunder shall be limited to the assets of Royalty Sub, whether tangible or intangible, real or personal (including the Collateral) and the proceeds thereof. Once all such assets have been realized upon and such assets (and proceeds thereof) have been applied in accordance with Section 3 of the Intercreditor Agreement, any outstanding obligations of Royalty Sub shall be extinguished. Each of the parties hereto further agrees that it shall take no action against any employee, director, principal, agent, officer or administrator of Royalty Sub or the Trustee in relation to this Indenture; provided, that nothing herein shall limit Royalty Sub (or its permitted successors or assigns, including any party hereto that becomes such a successor or assign) from pursuing claims, if any, against any such person. The provisions of this Section 12.15 shall survive termination of this Indenture; provided, further, that the foregoing shall not in any way limit, impair or otherwise affect any rights of the Trustee or the Noteholders to proceed against any Person (a) for intentional and willful fraud or intentional and willful misrepresentations on the part of or by such Person or
(b) for the receipt of any distributions or payments to which Royalty Sub or any successor in interest is entitled, other than distributions expressly permitted pursuant to this Indenture and the other Transaction Documents.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Indenture to be duly executed, all as of the date first written above.

                                        Executed as a Deed by:

                                        DULOXETINE ROYALTY SUB,
                                           as Issuer


                                        By: /s/ Santiago M. Estrada
                                            ------------------------------------
                                        Name: Santiago M. Estrada
                                        Title: Vice President and Secretary


                                        Witness: /s/ Geoffrey Krouse
                                                 -------------------------------
                                        Name: Geoffrey Krouse


                                        U.S. BANK NATIONAL ASSOCIATION,
                                           as Trustee


                                        By: /s/ Alison D, B, Nadeau
                                            ------------------------------------
                                        Name: Alison D.B. Nadeau
                                        Title: Vice President

                                     ANNEX A
                                  DEFINED TERMS

Unless the context otherwise requires, in this Annex A:

(a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

(c) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without limitation".

(d) References to an agreement or other document include references to such agreement or document as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, and the provisions thereof apply to successive events and transactions.

(e) References to any statute or other legislative provision shall include any statutory or legislative modification or re enactment thereof, or any substitution therefor.

(f) References to any Person shall be construed to include such Person's successors and permitted assigns.

(g) The word "will" shall be construed to have the same meaning and effect as the word "shall".

     "Accounts" means the Collection Account, the Holding Account, any Repayment/Redemption Account, any Escrow Account, any Capital Account and any other account established pursuant to the Intercreditor Agreement.

     "Act" has the meaning set forth in Section 1.4(a) of the Indenture.

     "Actual Beneficial Holder List" has the meaning set forth in Section 2.5(d) of the Indenture.

     "Additional Amounts" has the meaning set forth in Section 5.3 of the Indenture.

     "Additional Interest" means, with respect to the Notes, interest accrued on the amount of any interest and Premium, if any, in respect of such Notes that is not paid when due at the Stated Rate of Interest of such Notes for each Interest Accrual Period until any such unpaid interest or Premium is paid in full, compounded quarterly on each Payment Date, to the fullest extent permitted by Applicable Law.

     "Administrative Agent" means Morgan Stanley Senior Funding, Inc., or any successor appointed pursuant to the terms of the Credit Agreement.

     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director, officer or manager of such Person. For purposes of this definition, "control" of a Person means the possession, directly or indirectly, of the power (a) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable) or (b) to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

     "Agent Members" has the meaning set forth in Section 2.10(a) of the Indenture.

     "Applicable Law" means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

     "Applicable Treasury Rate" for any Redemption Date means the interest rate (expressed as a semiannual decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined on the fourth Business Day prior to such Redemption Date to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of the Original Class A Notes as of such Redemption Date and trading in the public securities markets either (a) as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of the Original Class A Notes and (ii) the other maturing as close as possible to, but later than, the Average Life Date of the Original Class A Notes, in each case as published in the most recent H.15 (519) or (b) if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of the Original Class A Notes is reported in the most recent H.15 (519), such weekly average yield to maturity as published in such
H.15 (519).

     "Applicants" has the meaning set forth in Section 6.14 of the Indenture.

     "Approved Holder List" has the meaning set forth in Section 2.5(d) of the Indenture.

     "Authorized Agent" means, with respect to the Notes, any authorized Calculation Agent, Paying Agent or Registrar acting as such for the Notes.

     "Available Collections Amount" means, as of any Payment Date, the sum of
(a) the amount on deposit in the Collection Account as of the Calculation Date immediately preceding such Payment Date, (b) the amount of any net investment income on amounts in the Accounts as of such Calculation Date, (c) the amount of any Hedge Receipts due on such Payment Date and (d) with respect to periods following the Discharge of First Lien Obligations, the amount in the Holding Account as of such Calculation Date to be transferred to the Collection Account on such Payment Date if (i) an Event of Default under the Indenture has occurred and is continuing, (ii) the Interest Coverage Ratio for such Payment Date is not equal to or greater than the specified ratio for such Payment Date as set forth in Section 3.11 of the Intercreditor Agreement (as determined pursuant to Section 3.5 of the Intercreditor Agreement), (iii) on or after June 15, 2008, the Patent Extension Event has not occurred or (iv)(x) the Trustee has received written notice from Noteholders of at least 25% of the Outstanding Principal Balance of the Class A Notes that a Material Adverse Development has occurred and (y) the Trustee has not received further written notice from Noteholders of a majority of the Outstanding Principal Balance of the Class A Notes that such Material Adverse Development has ended or is no longer applicable.

     "Average Life Date" of the Original Class A Notes means the date that follows the applicable Redemption Date by a period equal to the Remaining Weighted Average Life of the Original Class A Notes.

     "Beneficial Holder" means any Person that holds a Beneficial Interest in any Global Note through an Agent Member.

     "Beneficial Interest" means any beneficial interest in any Global Note, whether held directly by an Agent Member or held indirectly through an Agent Member's beneficial interest in such Global Note.

     "Bill of Sale" means, collectively, the Pledgor Bill of Sale and the Royalty Sub Bill of Sale.

     "Board Resolution" means a copy of a resolution certified by an officer of Royalty Sub as having been duly adopted by the board of directors of Royalty Sub and being in full force and effect on the date of such certification.

     "Business" means the business of Quintiles, the Pledgor or Royalty Sub relating to the Royalty Sub Rights or the Co-Promotion Agreement.

     "Business Day" means (a) any day that is not a Saturday, Sunday or legal holiday on which commercial banks are authorized or required to be closed in New York, New York and (b) for purposes of calculating amounts at the London interbank offered rate and related calculations relative to the making, continuing, prepaying or repaying of Indebtedness in respect thereof, any day that is a Business Day described in clause (a) that is also a day on which dealings in U.S. dollars are carried on in the London interbank market.

     "Calculation Agent" means U.S. Bank National Association and any successor appointed pursuant to Section 6.11 of the Indenture.

     "Calculation Date" means, for any Payment Date, the fifth Business Day immediately preceding such Payment Date.

     "Capital Account" has the meaning set forth in Section 3.1(a) of the Intercreditor Agreement.

     "Capital Securities" means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.

     "Cash Purchase Price" means U.S.$239,890,387.91.

     "Change of Control" means that (i) the power to direct or cause the direction of Quintiles' management and policies, whether possessed through ownership or control of the stock of Quintiles or of a parent entity of Quintiles, by contract or otherwise, is, after July 18, 2002, transferred to, or acquired by, a person or entity (or related persons or entities) who did not possess such power prior to July 18, 2002 or (ii) Quintiles is a party to a merger or similar transaction and is not the surviving entity of such transaction, unless the person or entity (or related persons or entities) possessing, as of July 18, 2002, the power to direct or cause the direction of the management and policies of Quintiles possess such power, immediately after such transaction, with regard to the entity surviving such transaction.

     "Class A Notes" means the Original Class A Notes and any Refinancing Notes issued to refinance the foregoing.

     "Class A Principal Payment Schedule" means the schedule of Scheduled Remaining Notes Balances as of a particular Payment Date set forth in Schedule 1 to the Indenture, as it may be adjusted pursuant to Section 2.17 of the Indenture.

     "Class B Issuance" has the meaning set forth in Section 2.16(a) of the Indenture.

     "Class B Notes" means the Class B Notes, if any, issued in such form as shall be authorized by a Board Resolution and any indenture supplemental to the Indenture in respect thereof pursuant to Section 2.16 of the Indenture and any Refinancing Notes issued to refinance the foregoing.

     "Clearstream" means Clearstream Banking, a French societe anonyme.

     "Closing Date" means the date on which the conditions set forth in Section
4.1 of the Purchase and Sale Agreement are satisfied, the sale, transfer, conveyance, assignment, contribution and granting of the Royalty Sub Rights to Royalty Sub pursuant to Article II of the Purchase and Sale Agreement are effective, the Loans are borrowed and the Original Class A Notes are issued, which date shall be October 18, 2005.

     "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

     "Collateral" has the meaning set forth in the Granting Clause of the Indenture.

     "Collection Account" has the meaning set forth in Section 3.1(a) of the Intercreditor Agreement.

     "Collection Agent" has the meaning set forth in the Intercreditor
Agreement.

     "Collections" means, without duplication, (a) Royalty Sub Payments, (b) any Hedge Receipts, (c) any investment income on amounts on deposit in the Accounts and (d) any other amounts received by Royalty Sub (other than the proceeds of any Loans or Notes and capital contributions from the Pledgor or Quintiles).

     "Confidential Information" means any and all information provided by Lilly or Quintiles that is Quintiles Confidential Information or Lilly Confidential Information, respectively, each as defined in the Co-Promotion Agreement.

     "Confidentiality Agreement" means, with respect to any Lender or any of its Affiliates with respect to the Loans or with respect to Noteholders or Beneficial Holders at the Closing Date with respect to the Original Class A Notes (or, with respect to Class B Notes or any Refinancing Notes, the date of issuance of such Class B Notes or Refinancing Notes), a confidentiality agreement for the benefit of Royalty Sub provided to the Administrative Agent or the Registrar, as the case may be, on or prior to the Closing Date (or such date of issuance), and otherwise means a resale confidentiality agreement for the benefit of Royalty Sub substantially in the form of Exhibit H to the Credit Agreement or Exhibit B to the Indenture, as the case may be.

     "Co-Promotion Agreement" means that certain Duloxetine-Depression U.S. Co-Promotion Agreement, effective as of July 18, 2002, between Quintiles and Lilly, as amended by the First Amendment thereto dated as of December 1, 2003 and the Second Amendment thereto dated as of August 18, 2005, and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Credit Agreement and the Indenture, if applicable.

     "Corporate Trust Office" means the office of the Trustee in the city at which at any particular time the Trustee's duties under the Transaction Documents shall be principally administered and, on the Closing Date, shall be One Federal Street, 3rd Floor, Boston, Massachusetts 02110.

     "Credit Agreement" means that certain credit agreement, dated as of the Closing Date, among Royalty Sub, the Pledgor, Quintiles (with respect to only certain sections set forth therein), the Lenders and the Administrative Agent, including the Annex, Schedule and Exhibits attached thereto, as amended, restated, supplemented or otherwise modified from time to time.

     "Default" means a condition, event or act that, with the giving of notice or the lapse of time or both, would constitute an Event of Default; provided, that a failure to pay interest on the Loans or the Class A Notes when such amount becomes due on any Payment Date other than the Final Maturity Date or any Redemption Date does not constitute a Default; provided, further, that a failure to pay any such interest not so paid on any such Payment Date in full with Additional Interest thereon by the next succeeding Payment Date shall be an immediate Event of Default.

     "Definitive Notes" has the meaning set forth in Section 2.1(b) of the Indenture.

     "Direction" has the meaning set forth in Section 1.4(c) of the Indenture.

     "Discharge of First Lien Obligations" has the meaning set forth in the Intercreditor Agreement.

     "Distribution Report" with respect to the Loans has the meaning set forth in Section 3.14 of the Intercreditor Agreement and with respect to the Notes has the meaning set forth in Section 2.13(a) of the Indenture.

     "Dollar" or the sign "$" means lawful money of the United States.

     "DTC" means The Depository Trust Company, its nominees and their respective successors.

     "DTC List" has the meaning set forth in Section 2.5(d) of the Indenture.

     "Eligibility Requirements" has the meaning set forth in Section 2.3(b) of the Indenture.

     "Eligible Account" means a trust account maintained on the books and records of an Eligible Institution in the name of the Collection Agent.

     "Eligible Institution" means any bank organized under the laws of the U.S. or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), which at all times has either (a) a long-term unsecured debt rating of at least A2 by Moody's and A by S&P and Fitch or (b) a certificate of deposit rating of at least P-1 by Moody's, A-1 by S&P and F1 by Fitch.

     "Eligible Investments" means, in each case, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

          (a) direct obligations of, and obligations fully Guaranteed as to timely payment of principal and interest by, the U.S. or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the U.S. (having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds);

          (b) demand deposits, time deposits or certificates of deposit of the Operating Bank or of depositary institutions or trust companies organized under the laws of the U.S. or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds; provided, that, at the time of investment or contractual commitment to invest therein, the short-term debt rating of such depositary institution or trust company shall be at least P-1 by Moody's, A-1 by S&P and F1 by Fitch or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of at least A2 by Moody's and A by S&P and Fitch;

          (c) corporate or municipal debt obligations (i) having remaining maturities of no more than 365 days or such lesser time as is required for the distribution of funds and having, at the time of the investment or contractual commitment to invest therein, a rating of at least P-1 or A2 by Moody's, A-1 or A by S&P and F1 or A by Fitch or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of at least A2 by Moody's and A by S&P and Fitch;

          (d) investments in money market funds (including funds in respect of which the Administrative Agent, the Trustee or any of their respective Affiliates is investment manager or otherwise) having a rating of at least A2 by Moody's, Am by S&P and A by Fitch; or

          (e) notes or bankers' acceptances (having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds) issued by any depositary institution or trust company referred to in clause (b) above;

provided, however, that no investment shall be made in any obligations of any depositary institution or trust company that is identified in a written notice to the Administrative Agent or, after the Discharge of First Lien Obligations, the Trustee from Royalty Sub or Servicer as having a contractual right to set off and apply any deposits held, and other indebtedness owing, by Royalty Sub to or for the credit or the account of such depositary institution or trust company, unless such contractual right by its terms expressly excludes all Eligible Investments.

     "Equity Interests" means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.

     "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any trade or business that is treated as a single employer with Royalty Sub, the Pledgor or Quintiles under Section 414 of the Code.

     "Escrow Account" has the meaning set forth in Section 3.1(a) of the Intercreditor Agreement.

     "Escrow List" has the meaning set forth in Section 2.5(d) of the Indenture.

     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

     "Event of Default" has the meaning set forth in Section 8.1 of the Credit Agreement and Section 4.1 of the Indenture and, unless the context otherwise indicates, shall mean any Event of Default under both the Credit Agreement and the Indenture.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Expenses" means any reasonable out-of-pocket fees, costs or expenses of Royalty Sub, including the fees, expenses and indemnities of the Service Providers, the fees and out-of-pocket expenses of counsel to the Administrative Agent, the Trustee and Royalty Sub incurred after the Closing Date in connection with the transactions contemplated by the Transaction Documents, the fees and expenses of any nationally recognized independent public accounting firm engaged as auditors of Royalty Sub and any payments under indemnity obligations of Royalty Sub to any Person other than Quintiles; provided, however, that, except as expressly provided in the Intercreditor Agreement, the Credit Agreement or the Indenture, Expenses shall not include any Transaction Expenses, any amounts payable on the Loans or the Notes, any Hedge Payment, the fees, costs or expenses relating to the Class B Notes or any other amounts ranking pari passu with or junior to interest payable on the Loans or the Notes in the priority of payments set forth in the Intercreditor Agreement.

     "Final Maturity Date" means, with respect to (a) the Original Class A Notes, October 15, 2013, (b) with respect to any Class B Notes or Refinancing Notes, the date specified in the indenture supplemental to the Indenture providing for their issuance; provided, that the Final Maturity Date with respect to any Class B Notes or Refinancing Notes shall be no earlier than October 15, 2013, and (c) the Loans, the same meaning as "Stated Maturity Date" as defined in the Credit Agreement.

     "First Lien Documents" has the meaning set forth in the Intercreditor Agreement.

     "First Lien Obligations" has the meaning set forth in the Intercreditor Agreement.

     "First Lien Pledge and Security Agreement" means that certain first lien pledge and security agreement dated as of the Closing Date made by the Pledgor to the Administrative Agent, including the Exhibits attached thereto, as amended, restated, supplemented or otherwise modified from time to time.

     "Fitch" means Fitch, Inc. and any successor thereto or, if such corporation or its successor shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by Royalty Sub.

     "Fixed Rate Notes" means the Original Class A Notes and any Class B Notes or Refinancing Notes issued with a fixed rate of interest.

     "Floating Rate Notes" means any Class B Notes or Refinancing Notes issued with a floating or variable rate of interest.

     "GAAP" means generally accepted accounting principles in effect in the U.S. from time to time.

     "Global Notes" means any Permanent Global Notes and Regulation S Global Notes.

     "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" when used as a verb has a corresponding meaning.

     "H.15 (519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, and the most recent H.15 (519) is the H.15 (519) published prior to the close of business on the fourth Business Day prior to the applicable Redemption Date.

     "Hedge Agreement" means the interest rate cap agreement between Royalty Sub and the Hedge Provider having an effective date of the Closing Date.

     "Hedge Payment" means a net payment to the Hedge Provider by Royalty Sub on the Closing Date.

     "Hedge Provider" means Morgan Stanley Capital Services Inc., the counterparty of Royalty Sub under the Hedge Agreement.

     "Hedge Receipt" means a net payment to be made by the Hedge Provider into the Collection Account under the Hedge Agreement and includes any termination payment received from the Hedge Provider.

     "Holding Account" has the meaning set forth in Section 3.1(a) of the Intercreditor Agreement.

     "Incur" has the meaning set forth in Section 5.1(d) of the Indenture.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person as an account party in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than 90 days after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising funds to acquire such property or service, (e) all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, (f) all Guarantees of such Person in respect of any of the foregoing, (g) all monetary obligations of such Person with respect to any interest rate hedge, cap, floor, swap, option or other interest rate hedge agreement entered into after the Closing Date, (h) all Indebtedness (as defined in clauses (a) through (g) of this definition) of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (i) all Indebtedness (as defined in clauses (a) through (g) of this definition) of other Persons Guaranteed by such Person.

     "Independent Consultant" means L.E.K. Consulting LLC.

     "Independent Consultant's Report" means the report of the Independent Consultant included in the Private Placement Memorandum as Appendix A.

     "Indemnified Amounts" has the meaning set forth in Section 8.1 of the Purchase and Sale Agreement.

     "Indemnified Party" has the meaning set forth in Section 8.1 of the Purchase and Sale Agreement.

     "Indemnitee" has the meaning set forth in Section 19.1 of the Second Lien Pledge and Security Agreement.

     "Indemnitees" has the meaning set forth in Section 19.1 of the Second Lien Pledge and Security Agreement.

     "Indenture" means that certain indenture, dated as of the Closing Date, between Royalty Sub and the Trustee, including the Annex, Schedule and Exhibits attached thereto, as amended, restated, supplemented or otherwise modified from time to time.

     "Indenture Estate" has the meaning set forth in the Granting Clause of the Indenture.

     "Initial Capital Amount Account" means an account established by or on behalf of Royalty Sub in the Cayman Islands in connection with the initial subscription for 1,000 ordinary shares of Royalty Sub in the amount of U.S.$1,000 and the payment of a transaction fee in the amount of U.S.$1,000.

     "Institutional Accredited Investor" means a Person that is an accredited investor as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Closing Date, among the Administrative Agent, the Trustee, the Collection Agent, Royalty Sub and the Pledgor, including the Annexes attached thereto, as amended, restated, supplemented or otherwise modified from time to time.

     "Interest Accrual Period" means the period beginning on (and including) the Closing Date (or, with respect to any Class B Notes or Refinancing Notes, the date of issuance of such Class B Notes or Refinancing Notes) and ending on (but excluding) the first Payment Date thereafter and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date; provided, however, that the final Interest Accrual Period shall end on but exclude the Final Maturity Date (or, if earlier, with respect to any class of Notes repaid in full, the date such class of Notes is repaid in full).

     "Interest Amount" means, with respect to any class of Notes, on any Payment Date, the amount of accrued and unpaid interest at the Stated Rate of Interest with respect to such class of Notes on such Payment Date (including any Additional Interest, if any, or Additional Amounts, if any), determined in accordance with the terms thereof (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law).

     "Interest Coverage Ratio" means, for the Notes on each Payment Date, the ratio, as calculated by the Servicer pursuant to Section 4.1(c)(i) of the Servicing Agreement, of (a) the Royalty Sub Payments received during the quarterly period ending on the Calculation Date related to such Payment Date to
(b) the sum of (i) interest at the Stated Rate of Interest on the Outstanding Principal Balance of the Notes during the Interest Accrual Period ending on such Payment Date and (ii) the amount of Expenses payable pursuant to Section 3.7 of the Intercreditor Agreement on such Payment Date.

     "Involuntary Bankruptcy" means, with respect to Royalty Sub or the Pledgor, without the consent or acquiescence of Royalty Sub or the Pledgor, respectively, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against Royalty Sub or the Pledgor, respectively, which petition shall not be dismissed within 60 days, or, without the consent or acquiescence of Royalty Sub or the Pledgor, respectively, the entering of an order appointing a trustee, custodian, receiver or liquidator of Royalty Sub or the Pledgor, respectively, or of all or any substantial part of the property of Royalty Sub or the Pledgor, respectively, which order shall not be dismissed within 60 days.

     "Judgment Currency" has the meaning set forth in Section 12.9(f) of the Indenture.

     "Lenders" means the various financial institutions and other Persons from time to time parties to the Credit Agreement and each other Secured Party, as applicable.

     "LIBOR" means, with respect to each Interest Accrual Period, unless otherwise specified, the London interbank offered rate for deposits in U.S. dollars having a term of three months for a period commencing on the second Business Day immediately following the Reference Date for such Interest Accrual Period in amounts of not less than U.S.$1,000,000, as such rate appears on Telerate Page 3750 at approximately 11:00 a.m. (London time) on such Reference Date therefor; provided, that, if three-month LIBOR cannot be determined from Telerate Page 3750, the Collection Agent or Calculation Agent, as the case may be, shall request the principal London offices of each of four major banks in the London interbank market selected by the Collection Agent or Calculation Agent, as the case may be, to provide a Rate Quotation, and, if at least two Rate Quotations are provided, three-month LIBOR will be the arithmetic mean of the Rate Quotations obtained by the Collection Agent or Calculation Agent, as the case may be; provided, further, that, in the event three-month LIBOR cannot be determined from Telerate Page 3750 as described in the Credit Agreement or the Indenture, as the case may be, and fewer than two Rate Quotations are available, three-month LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. New York City time on such Reference Date by three major banks in New York City selected by the Collection Agent or Calculation Agent, as the case may be, for loans representative of single transactions at such time in U.S. dollars to leading European banks, having a term of three months for a period commencing on the second Business Day immediately following such Reference Date; provided, further, that, if fewer than three such banks selected by the Collection Agent or Calculation Agent, as the case may be, are quoting such rates, three-month LIBOR for the applicable Interest Accrual Period will be deemed to be the same as three-month LIBOR in effect for the immediately preceding Interest Accrual Period.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, in each case to secure payment of a debt or performance of an obligation, including any conditional sale, any sale with recourse against Royalty Sub or any agreement to give any security interest.

     "Lilly" means Eli Lilly and Company, an Indiana corporation.

     "Lilly Parties" has the meaning set forth in Section 12.13 of the Indenture.

     "Lilly Payment" means any payment made by the Collection Agent in respect of any Lilly Shortfall.

     "Lilly Shortfall" means the amount, if any, payable by Quintiles to Lilly pursuant to the Co-Promotion Agreement that is due and payable but that has not been paid by Quintiles.

     "Liquidated Damages Amount" has the meaning set forth in Section 8.2(a) of the Purchase and Sale Agreement.

     "Liquidated Damages Event" means that Quintiles has breached (i) Section 6.2(c), Section 6.2(d) or Section 6.2(e) of the Purchase and Sale Agreement or
(ii) any other covenant in the Purchase and Sale Agreement, but only to the extent for purposes of this clause (ii) that the actions or inactions giving rise to such breach result in (x) a termination of the Co-Promotion Agreement pursuant to the terms of the Co-Promotion Agreement or (y) the failure of Lilly to make any Royalty Sub Payments required by the Co-Promotion Agreement pursuant to the terms of the Co-Promotion Agreement for a period of at least six months, unless Quintiles is in good faith taking appropriate action to contest Lilly's failure to make such payments under the Co-Promotion Agreement.

     "Loan Security Agreement" means that certain security agreement dated as of the Closing Date made by Royalty Sub to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

     "Loans" has the meaning set forth in Section 2.1 of the Credit Agreement.

     "Loss" means any loss, cost, charge, expense, interest, fee, payment, demand, liability, claim, action, proceeding, penalty, fine, damages, judgment, order or other sanction, other than Taxes.

     "Mandatory Redemption" has the meaning set forth in Section 3.1(c) of the Indenture.

     "Material Adverse Development" means (i) any legal or regulatory development affecting the Product that results in the suspension, withdrawal or revocation of approvals to sell the Product in the Territory, (ii) any shutdown for any period in excess of three consecutive months of Lilly's primary and secondary manufacturing facilities for the production of the Product or any publicly-announced reduction in manufacturing output of the Product for a period in excess of three months, (iii) any material adverse re-labeling requirement or
(iv) any voluntary action by Lilly that results in a suspension or cessation of sales of the Product, the occurrence of any of such items (i) through (iv) which has, or would reasonably be expected to have, a material adverse effect on the net sales of the Product on which the Royalty Sub Payments are based.

     "Material Adverse Effect" means a material adverse effect on (i) the ability of Quintiles, the Pledgor or Servicer, as the case may be, to perform its obligations under any of the Transaction Documents or the Co-Promotion Agreement, in each case to which it is a party, (ii) the validity or enforceability of the Co-Promotion Agreement or the rights or remedies of Royalty Sub under the Co-Promotion Agreement or (iii) the Royalty Sub Rights or the ability of Royalty Sub to perform any of its obligations under the Notes, the Credit Agreement, the Loan Security Agreement and the Indenture.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto or, if such corporation or its successor shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by Royalty Sub.

     "Non-U.S. Person" means a person who is not a U.S. person within the meaning of Regulation S.

     "Note Purchase Agreement" means that certain note purchase agreement dated the Closing Date among Royalty Sub, the Pledgor, Quintiles and the Purchaser party thereto, including the Annex, Schedule and Exhibits thereto, as amended, restated, supplemented or otherwise modified from time to time.

     "Note Purchase Agreements" means, collectively, each Note Purchase Agreement and Other Agreements.

     "Note Purchasers" has the meaning set forth in Section 1.1 of the Note Purchase Agreement.

     "Noteholder" means any Person in whose name a Note is registered from time to time in the Register for such Note.

     "Notes" means the Original Class A Notes, any Class B Notes and any Refinancing Notes.

     "Notices" means notices, demands, certificates, requests, directions, instructions and communications.

     "Officer's Certificate" means a certificate signed by, with respect to Royalty Sub, a Responsible Officer of Royalty Sub and, with respect to any other Person, any officer, director, manager, trustee or equivalent representative of such Person.

     "Operating Bank" means U.S. Bank National Association or any other Eligible Institution consented to by the Collection Agent at which the Accounts are held; provided, that if at any time the Operating Bank ceases to be an Eligible Institution, a successor shall be appointed by Servicer on behalf of the Collection Agent and all Accounts shall thereafter be transferred to and be maintained at such successor in the name of the Collection Agent and such successor shall thereafter be the "Operating Bank".

     "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to Royalty Sub or Quintiles, that meets the requirements of Section 1.3 of the Indenture.

     "Optional Redemption" has the meaning set forth in Section 3.1(a) of the Indenture.

     "Original Class A Notes" means the Duloxetine PhaRMA(SM) Second Lien 13% Notes due 2013 of Royalty Sub in the initial Outstanding Principal Balance of U.S.$125,000,000, substantially in the form of Exhibit A to the Indenture.

     "Other Agreements" has the meaning set forth in Section 3.1 of the Note Purchase Agreement.

     "Other Note Purchasers" has the meaning set forth in Section 3.1 of the Note Purchase Agreement.

     "Other Prices" has the meaning set forth in Section 3.1 of the Note Purchase Agreement.

     "Outstanding" means (a) with respect to the Notes of any class at any time, all Notes of such class theretofore authenticated and delivered by the Trustee except (i) any such Notes cancelled by, or delivered for cancellation to, the Trustee, (ii) any such Notes, or portions thereof, for the payment of principal of and accrued and unpaid interest on which moneys have been distributed to Noteholders by the Trustee and any such Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been deposited in the Repayment/Redemption Account for such Notes; provided, that, if such Notes are to be redeemed prior to the maturity thereof in accordance with the requirements of Section 3.1 of the Indenture, written notice of such Redemption shall have been given as provided in Section 3.2 of the Indenture, or provision satisfactory to the Trustee shall have been made for giving such written notice, and (iii) any such Notes in exchange or substitution for which other Notes, as the case may be, have been authenticated and delivered, or which have been paid pursuant to the terms of the Indenture (unless proof satisfactory to the Trustee is presented that any of such Notes is held by a Person in whose hands such Note is a legal, valid and binding obligation of Royalty Sub), and
(b) when used with respect to the Loans or any other evidence of Indebtedness, at any time, any principal amount thereof then unpaid and outstanding (whether or not due or payable).

     "Outstanding Principal Balance" means, with respect to any Note or other evidence of Indebtedness Outstanding, the total principal amount of such Note or other evidence of Indebtedness unpaid and Outstanding at any time, as determined in the case of the Notes in the information to be provided to Servicer, the Administrative Agent and the Trustee by the Collection Agent pursuant to Section
3.5 of the Intercreditor Agreement.

     "Participating Holders" has the meaning set forth in Section 6.16 of the Indenture.

     "Patent Extension Event" means that the Trustee has received written notice from Servicer that Lilly has received an extension from the United States Patent and Trademark Office of its compound patent relating to the Product (No. 5,023,269) until at least January 15, 2013.

     "Paying Agent" has the meaning set forth in Section 2.3(a) of the Indenture.

     "Payment Date" means each January 15, April 15, July 15 and October 15, commencing on January 15, 2006 and including the Final Maturity Date; provided, that, if any such date would otherwise fall on a day that is not a Business Day, the Payment Date falling on such date shall be the first following day that is a Business Day; provided, further, that, if any such following Business Day would occur in the succeeding month, then the Payment Date shall be the first Business Day preceding such date.

     "Payor" has the meaning set forth in Section 5.3 of the Indenture.

     "Permanent Global Note" has the meaning set forth in Section 2.1(b) of the Indenture.

     "Permanent Regulation S Global Note" has the meaning set forth in Section 2.1(b) of the Indenture.

     "Permitted Holder" means (a) Quintiles, (b) Lilly, (c) Royalty Sub and (d) any Person that (i) has executed a Confidentiality Agreement and delivered such Confidentiality Agreement to the Administrative Agent or the Registrar, as the case may be, in accordance with the terms of the Credit Agreement or the Indenture, respectively, and (ii) so long as the Co-Promotion Agreement has not been terminated, is not in the business of developing, manufacturing or marketing pharmaceutical or diagnostic products and is not an Affiliate of any such Person in such business.

     "Permitted Lien" means (a) any lien for Taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings, (b) any Lien created in favor of the Administrative Agent or the Trustee and (c) any other Lien expressly permitted under the Transaction Documents.

     "Person" means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

     "Placement Agent" means Morgan Stanley & Co. Incorporated.

     "Plan" means any employee benefit plan (within the meaning of Section 3(3) of ERISA) or other retirement plan or arrangement (including an individual retirement account or annuity) that is subject to ERISA and/or the Code, and any entity that may be deemed to hold the assets of any such plan.

     "Pledged Collateral" has the meaning set forth in Section 2.1 of the Second Lien Pledge and Security Agreement.

     "Pledged Equity" has the meaning set forth in Section 2.1(a) of the Second Lien Pledge and Security Agreement.

     "Pledgor" means Duloxetine Holdco Royalty Sub, an exempted company incorporated with limited liability under the laws of the Cayman Islands that is a direct wholly-owned Subsidiary of Quintiles.

     "Pledgor Bill of Sale" means the Bill of Sale, dated as of the Closing Date, executed by Quintiles and the Pledgor, substantially in the form of Exhibit A to the Purchase and Sale Agreement.

     "Premium" means, with respect to any Note on any Redemption Date, any Redemption Premium, if applicable, or, with respect to any Redemption Date, the portion of the Redemption Price of the Notes being redeemed in excess of the Outstanding Principal Balance of the Notes being redeemed.

     "Price" has the meaning set forth in Section 3.1 of the Note Purchase Agreement.

     "Private Placement Legend" has the meaning set forth in Section 2.2 of the Indenture.

     "Private Placement Memorandum" means the private placement memorandum of Royalty Sub for the Original Class A Notes dated October 14, 2005.

     "Proceeds" shall have the meaning assigned to such term under the UCC and, in any event, shall include (a) any and all proceeds of any guarantee, insurance or indemnity payable from time to time to the Pledgor with respect to any of the Pledged Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time to the Pledgor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority) and (c) any and all other amounts from time to time paid or payable with respect to or in connection with any of the Pledged Collateral.

     "Product" means a pharmaceutical product for humans, owned or controlled by Lilly, containing duloxetine hydrochloride (also known as, according to Chemical Abstracts' registry #136434-34-9,
(S)-(+)-N-methyl-y-(1-naphthalenyloxy)-2-thiophenepropanamine hydrochloride) as the active pharmaceutical ingredient, United States patent numbers 5,023,269 and 5,508,276.

     "Purchase and Sale Agreement" means that certain purchase and sale agreement dated as of the Closing Date among Quintiles, the Pledgor and Royalty Sub, including the Annex and Exhibits attached thereto, as amended, restated, supplemented or otherwise modified from time to time.

     "Purchase Notice" has the meaning set forth in the Intercreditor Agreement.

     "Purchase Price" has the meaning set forth in Section 3.1 of the Note Purchase Agreement.

     "Purchaser" has the meaning set forth in Section 1.1 of the Note Purchase Agreement.

     "QIB" means a qualified institutional buyer within the meaning of Rule
144A.

     "Quintiles" means Quintiles Transnational Corp., a North Carolina corporation.

     "Rate Quotation" means a quotation of the rate at which three-month deposits in amounts of not less than U.S.$1,000,000 are offered by the Person quoting such rate to prime banks in the London interbank market, at approximately 11:00 a.m. London time on the applicable Reference Date, that is representative of single transactions at such time.

     "Receiver" means any Person or Persons appointed as (and any additional Person or Persons appointed or substituted as) administrative receiver, receiver, manager or receiver and manager.

     "Record Date" means, with respect to each Payment Date, the close of business on the fifteenth day preceding such Payment Date and, with respect to the date on which any Direction is to be given by the Lenders or the Noteholders, as applicable, the close of business on the last Business Day prior to the solicitation of such Direction.

     "Redemption" means any Optional Redemption, any Mandatory Redemption, any Special Tax Redemption and any other redemption of Notes described in Section 3.1(b) of the Indenture.

     "Redemption Date" means the date, which shall in each case be a Payment Date, on which Notes are redeemed pursuant to a Redemption.

     "Redemption Premium" means, in the case of any Class B Notes or Refinancing Notes, the amount, if any, specified in the Board Resolution or indenture supplemental to the Indenture to be paid in the event of a Redemption of such Class B Notes or Refinancing Notes separately from the Redemption Price.

     "Redemption Price" means (a) in respect of a Mandatory Redemption or an Optional Redemption of the Original Class A Notes (i) on any Payment Date on or prior to April 15, 2008, the greater of (x) the Outstanding Principal Balance of the Original Class A Notes being redeemed and (y) the present value, discounted at the Applicable Treasury Rate plus 1.0%, of the scheduled principal payment amounts not then paid on the Original Class A Notes (assuming the Scheduled Remaining Notes Balances are achieved as provided in the Class A Principal Payment Schedule) and interest at the Stated Rate of Interest on the Outstanding Principal Balance of the Original Class A Notes through January 15, 2011 (assuming the Scheduled Remaining Notes Balances are achieved as provided in the Class A Principal Payment Schedule) plus, in each case, the accrued and unpaid interest to the Redemption Date on the Original Class A Notes that are being redeemed and (ii) on any Payment Date after April 15, 2008, an amount equal to the product of (x) the applicable Class A Redemption Percentage as set forth below and (y) the Outstanding Principal Balance of the Original Class A Notes that are being redeemed on such Payment Date, plus the accrued and unpaid interest to the Redemption Date on the Original Class A Notes that are being redeemed:

   PAYMENT DATES BETWEEN INDICATED PAYMENT DATES     CLASS A REDEMPTION PERCENTAGE
--------------------------------------------------   -----------------------------
From July 15, 2008 to and including April 15, 2009              106.50%
From July 15, 2009 to and including April 15, 2010              103.25%
         From July 15, 2010 and thereafter                      100.00%

(b) in respect of any Class B Notes or Refinancing Notes, the redemption price, if any, plus the accrued and unpaid interest to the Redemption Date on the Class B Notes or Refinancing Notes, as the case may be, established by or pursuant to a Board Resolution or in any indenture supplemental to the Indenture providing for the issuance of such Notes or designated as such in the form of such Notes (any such Redemption Price in respect of any Class B Notes or Refinancing Notes may include a Redemption Premium, and such Board Resolution or indenture supplemental to the Indenture may specify a separate Redemption Premium), and
(c) in respect of a Special Tax Redemption of the Original Class A Notes, 100% of the Outstanding Principal Balance of the Original Class A Notes plus the accrued and unpaid interest to the Redemption Date on the Original Class A Notes.

     "Reference Date" means, with respect to each Interest Accrual Period, the day that is two Business Days prior to the Payment Date on which such Interest Accrual Period commences; provided, however, that the Reference Date with respect to the initial Interest Accrual Period means the date that is two Business Days before the Closing Date (or, with respect to any Class B Notes or Refinancing Notes, the date that is two Business Days before the date of issuance of such Class B Notes or Refinancing Notes).

     "Refinancing" has the meaning set forth in Section 2.15(a) of the Indenture.

     "Refinancing Date" means the date, which shall in each case be a Payment Date, on which the Original Class A Notes or the Notes of any other class are redeemed in whole, in each case with the proceeds of Refinancing Notes as provided in Section 2.15 of the Indenture.

     "Refinancing Expenses" means all Transaction Expenses incurred in connection with an offering and issuance of Refinancing Notes.

     "Refinancing Notes" means any class of Notes issued by Royalty Sub under the Indenture at any time and from time to time after the Closing Date pursuant to Section 2.15 of the Indenture, the proceeds of which are used to repay all of the Outstanding Principal Balance of a class of Notes.

     "Register" has the meaning set forth in Section 2.3(a) of the Indenture.

     "Registrar" has the meaning set forth in Section 2.3(a) of the Indenture.

     "Regulation S" means Regulation S under the Securities Act.

     "Regulation S Global Note Exchange Date" means the date of exchange of any Temporary Regulation S Global Note for any Permanent Regulation S Global Note, which date shall be 40 days after the Closing Date (or, with respect to any Class B Notes or Refinancing Notes, 40 days after the date of issuance of such Class B Notes or Refinancing Notes).

     "Regulation S Global Notes" has the meaning set forth in Section 2.1(b) of the Indenture.

     "Relevant Information" means any information provided to the Administrative Agent, the Trustee, the Collection Agent, the Calculation Agent or the Paying Agent in writing by any Service Provider retained from time to time by Royalty Sub pursuant to the Transaction Documents.

     "Relevant Taxing Jurisdiction" has the meaning set forth in Section 5.3 of the Indenture.

     "Remaining Weighted Average Life" means, with respect to the Original Class A Notes on any Redemption Date, (a) the sum of the products of (i) each principal payment amount on the Original Class A Notes payable on each subsequent Payment Date (assuming the Scheduled Remaining Notes Balances are achieved as provided in the Class A Principal Payment Schedule) in accordance with the Class A Principal Payment Schedule multiplied by (ii) the number of days remaining from the applicable Redemption Date until such subsequent Payment Date divided by (b) the Outstanding Principal Balance of the Original Class A Notes on such Redemption Date.

     "Repayment/Redemption Account" has the meaning set forth in Section 3.1(a) of the Intercreditor Agreement.

     "Required Lenders" means Lenders holding more than 50% of the outstanding principal amount of all Loans on any date of determination (and without duplication).

     "Resale Restriction Termination Date" has the meaning set forth in the Private Placement Legend.

     "Responsible Officer" means (a) with respect to the Administrative Agent, any officer of the Administrative Agent, (b) with respect to the Trustee, any officer within the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject, (c) with respect to Royalty Sub, an officer of Royalty Sub, (d) with respect to the Pledgor, an officer of the Pledgor and (e) with respect to Quintiles, (i) any officer of Quintiles and (ii) in respect of the matters described in Section 6.4(d) and Section 6.4(e) of the Purchase and Sale Agreement relating to the Co-Promotion Agreement, any officer of Quintiles with management responsibilities in respect of the relationship with Lilly under the Co-Promotion Agreement.

     "Royalty Sub" means Duloxetine Royalty Sub, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

     "Royalty Sub Bill of Sale" means the Bill of Sale, dated as of the Closing Date, executed by the Pledgor and Royalty Sub, substantially in the form of Exhibit B to the Purchase and Sale Agreement.

     "Royalty Sub Payments" means all royalties and other compensation, payments and reimbursements paid, owed, accrued or otherwise required to be paid by Lilly to Quintiles pursuant to the Co-Promotion Agreement, including (i) all payments that may be required by (A) Sections 5.6, 5.7, 5.8, 5.13 and 5.14 of the Co-Promotion Agreement with respect to royalty and other payments, (B) Article 10 of the Co-Promotion Agreement with respect to payments upon certain events of termination of the Co-Promotion Agreement and (C) Section 11.3 of the Co-Promotion Agreement with respect to Lilly's continuing responsibility for paying Quintiles the payments required by Section 5.7 of the Co-Promotion Agreement in the event of Lilly's license, sale or assignment of its intellectual property relating to the Product as set forth in such Section 11.3 and (ii) additional payments or consideration paid to Quintiles in connection with any amendment, restatement, supplement, modification or waiver of the Co-Promotion Agreement.

     "Royalty Sub Rights" means the assets sold, transferred, conveyed, assigned, contributed and granted by Quintiles to the Pledgor, and by the Pledgor to Royalty Sub, pursuant to the Purchase and Sale Agreement and the respective Bill of Sale, which shall consist of (i) the rights of Quintiles under the Co-Promotion Agreement (A) to receive all Royalty Sub Payments and (B) to receive quarterly net sales reports under Section 5.10 of the Co-Promotion Agreement from Lilly showing net sales for such quarter and (ii) the proceeds of and the rights to enforce each of the foregoing.

     "Rule 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto or, if such division or its successor shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by Royalty Sub.

     "Sale Price" has the meaning set forth in Section 2.2(b) of the Purchase and Sale Agreement.

     "Scheduled Final Payment Date" means, for any Class B Notes or Refinancing Notes, if applicable, the relevant date specified in the indenture supplemental to the Indenture and/or the Board Resolution providing for their issuance.

     "Scheduled Remaining Notes Balance" means for any Payment Date the remaining Outstanding Principal Balance of the Original Class A Notes for such Payment Date as set forth on the Class A Principal Payment Schedule.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Second Lien Pledge and Security Agreement" means that certain second lien pledge and security agreement dated as of the Closing Date made by the Pledgor to the Trustee, including the Annex and Exhibits attached thereto, as amended, restated, supplemented or otherwise modified from time to time.

     "Secured Obligations" has the meaning set forth in the Granting Clause of the Indenture.

     "Secured Party" has the meaning set forth in the Credit Agreement.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Security Interest" means the security interest granted or expressed to be granted in the Collateral pursuant to the Granting Clause of the Indenture and in the Pledged Equity pursuant to the Second Lien Pledge and Security Agreement.

     "Senior Claim" has the meaning set forth in Section 10.1(a) of the Indenture.

     "Senior Class" means (a) so long as any Class A Notes are Outstanding, the Class A Notes, or (b) if no Class A Notes are Outstanding, the Class B Notes.

     "Senior Trustee" means the trustee of the Senior Class, which shall be (a) so long as any Class A Notes are Outstanding, the Trustee acting at the Direction of the Noteholders of a majority of the Outstanding Principal Balance of the Class A Notes, and (b) after the Class A Notes have been repaid in full, and so long as any Class B Notes are Outstanding, the Trustee acting at the Direction of the Noteholders of a majority of the Outstanding Principal Balance of the Class B Notes.

     "Service Providers" means Servicer, the Administrative Agent, the Trustee, the Collection Agent, the Calculation Agent, the Paying Agent, the Registrar, the Operating Bank and any Person that becomes Servicer, the Administrative Agent, the Trustee, the Collection Agent, the Calculation Agent, the Paying Agent, the Registrar or the Operating Bank in accordance with the terms of the applicable agreement and, subject to the written approval of the

Administrative Agent or, after the Discharge of First Lien Obligations, the Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes, any other Person designated as a Service Provider by Royalty Sub.

     "Servicer" means Quintiles, acting in its capacity as servicer pursuant to the Servicing Agreement (or any other Person appointed by Royalty Sub to succeed Quintiles as such or any successor thereto).

     "Servicer Information" means, with respect to any Calculation Date, the written information provided by Servicer under Section 4.1(c) of the Servicing Agreement with respect to such Calculation Date.

     "Servicer Termination Event" means any one of the following events:

          (i) Servicer shall fail to pay any amount when due under the Servicing Agreement and such failure shall continue unremedied for five Business Days;

          (ii) Servicer shall fail to deliver the Distribution Report and the other required accompanying materials with respect to any Payment Date in accordance with the provisions of Section 4.1(c)(ii) of the Servicing Agreement within five Business Days of the date such Distribution Report and the other required accompanying materials are required to be delivered under Section 4.1(c)(ii) of the Servicing Agreement;

          (iii) Servicer shall fail to carry out its obligations under Section 4.1(c)(iii) of the Servicing Agreement that shall have or reasonably be expected to have a material adverse effect on the Lenders or the Noteholders;

          (iv) Servicer shall fail to carry out its obligations under Section 4.1(c)(viii) or Section 4.1(c)(ix) of the Servicing Agreement;

          (v) Servicer shall fail to observe or perform in any material respect any of the other covenants or agreements on the part of Servicer contained in the Servicing Agreement and such failure shall continue unremedied for a period of 30 days;

          (vi) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of Servicer under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law in effect now or after the Closing Date, (ii) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of Servicer or (iii) the winding-up or liquidation of the affairs of Servicer and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within 90 days from entry thereof;

          (vii) Servicer (i) commences a voluntary case under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law in effect now or after the Closing Date, or consents to the entry of an order for relief in any involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of Servicer or for all or substantially all of the property and assets of Servicer or (iii) effects any general assignment for the benefit of creditors;

          (viii) Servicer's business activities are terminated by any Governmental Authority;

          (ix) a material adverse change occurs in the financial condition or operations of Servicer that is reasonably likely to have a Material Adverse Effect; or

          (x) an Event of Default shall have occurred, other than an Event of Default solely caused by the Administrative Agent, the Trustee, the Collection Agent, the Calculation Agent, the Paying Agent or the Registrar failing to perform any of its respective obligations under the Credit Agreement, the Indenture or any other Transaction Document.

     "Services" means the services to be performed by Servicer pursuant to the Servicing Agreement.

     "Servicing Agreement" means the servicing agreement dated as of the Closing Date between Royalty Sub and Quintiles, including the Annex attached thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Credit Agreement and the Indenture, if applicable.

     "Servicing Fee" has the meaning set forth in Section 2.1 of the Servicing Agreement.

     "Shortfall" has the meaning set forth in Section 3.5(a) of the Intercreditor Agreement.

     "Special Tax Redemption" has the meaning set forth in Section 3.1(d) of the Indenture.

     "Special Taxes" has the meaning set forth in Section 5.3 of the Indenture.

     "Stated Rate of Interest" means, with respect to any class of the Notes for any Interest Accrual Period, the interest rate set forth in such class of Notes for such Interest Accrual Period.

     "Subordinated Claim" has the meaning set forth in Section 10.1(a) of the Indenture.

     "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person.

     "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

     "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) now or hereafter imposed, levied, collected, withheld or otherwise assessed by the U.S. or by any state, local, foreign or other Governmental Authority (or any subdivision or agency thereof) or other taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth and similar charges and taxes or other charges in the nature of excise, deduction, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs and similar charges.

     "Telerate Page 3750" means Page 3750 on Moneyline Telerate or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

     "Temporary Regulation S Global Note" has the meaning set forth in Section 2.1(b) of the Indenture.

     "Territory" means the 50 states of the United States of America and the District of Columbia, but does not include the Commonwealth of Puerto Rico or any other territory, possession or protectorate of the United States of America.

     "Transaction Documents" means the Credit Agreement, the Indenture, the Notes, the Purchase and Sale Agreement, the Bill of Sale, the Servicing Agreement, the First Lien Pledge and Security Agreement, the Second Lien Pledge and Security Agreement, the Loan Security Agreement, the Intercreditor Agreement, the Note Purchase Agreements, the account control agreement dated as of October 18, 2005 among Royalty Sub, Servicer, the Administrative Agent, the Trustee and U.S. Bank National Association, as custodian thereunder, and each other agreement pursuant to which the Administrative Agent or the Trustee (or its respective agents) is granted a Lien to secure the obligations under the Credit Agreement, the Indenture or the Notes, respectively.

     "Transaction Expenses" means the out-of-pocket expenses payable by Royalty Sub in connection with (a) the issuance of the Loans and the Original Class A Notes, including placement fees, any initial fees payable to Service Providers and the fees and expenses of Mayer, Brown, Rowe & Maw LLP and Pillsbury Winthrop Shaw Pittman LLP, counsel to the Administrative Agent and the Noteholders, respectively, in connection with the making of the Loans and the offering and issuance of the Original Class A Notes, as set forth in the Credit Agreement and the Note Purchase Agreements, respectively, and (b) the offering and issuance of any Class B Notes or Refinancing Notes, to the extent specified in the Board Resolution authorizing such offering and issuance.

     "Trigger Notice" has the meaning set forth in the Intercreditor Agreement.

     "Trust Indenture Act" means the U.S. Trust Indenture Act of 1939, as amended.

     "Trustee" means U.S. Bank National Association, a national banking association, as initial trustee of the Notes under the Indenture, and any successor appointed in accordance with the terms of the Indenture.

     "Trustee Closing Account" means the account of Royalty Sub maintained with the Trustee at U.S. Bank, ABA No. 091000022, Account No. 173103321092, Ref. Duloxetine Royalty (Acct. # 173103321092), Attention: Corporate Trust (Zlatan Catic/Alice Menezes).

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the Liens granted to the Administrative Agent or the Trustee pursuant to the applicable Transaction Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Transaction Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

     "U.S." or "United States" means the United States of America, its 50 states, each territory thereof and the District of Columbia.

     "U.S. Person" means a U.S. person within the meaning of Regulation S under the Securities Act.

     "U.S. Treasury" means the U.S. Department of the Treasury.

     "Voluntary Bankruptcy" means, with respect to Royalty Sub or the Pledgor,
(i) the inability of Royalty Sub or the Pledgor, respectively, generally to pay its debts as such debts become due, or an admission in writing by Royalty Sub or the Pledgor, respectively, of its inability to pay its debts generally or a general assignment by Royalty Sub or the Pledgor, respectively, for the benefit of creditors, (ii) the filing of any petition or answer by Royalty Sub or the Pledgor, respectively, seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of Royalty Sub or the Pledgor, respectively, or its debts under any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or seeking, consenting to or acquiescing in the entry of an order for relief in any case under any such law, or the appointment of or taking possession by a receiver, trustee, custodian, liquidator, examiner, assignee, sequestrator or other similar official for Royalty Sub or the Pledgor, respectively, or for any substantial part of its property, or (iii) corporate or other entity action taken by Royalty Sub or the Pledgor, respectively, to authorize any of the actions set forth above.

     "Voting Securities" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                                   SCHEDULE 1

                       CLASS A PRINCIPAL PAYMENT SCHEDULE

                   Scheduled Remaining
  Payment Date        Notes Balance
  ------------     -------------------
January 15, 2006       $125,000,000
 April 15, 2006        $125,000,000
  July 15, 2006        $125,000,000
October 15, 2006       $125,000,000
January 15, 2007       $125,000,000
 April 15, 2007        $125,000,000
  July 15, 2007        $125,000,000
October 15, 2007       $125,000,000
January 15, 2008       $125,000,000
 April 15, 2008        $125,000,000
  July 15, 2008        $125,000,000
October 15, 2008       $110,000,000
January 15, 2009       $ 95,000,000
 April 15, 2009        $ 80,000,000
  July 15, 2009        $ 65,000,000
October 15, 2009       $ 50,000,000
January 15, 2010       $ 35,000,000
 April 15, 2010        $ 25,000,000
  July 15, 2010        $ 15,000,000
October 15, 2010       $  7,500,000
January 15, 2011       $          0

                                    EXHIBIT A

                          FORM OF ORIGINAL CLASS A NOTE

           [INSERT THE APPLICABLE LEGEND(S) SET FORTH IN SECTION 2.2]

                             DULOXETINE ROYALTY SUB

              DULOXETINE PHARMA(SM) SECOND LIEN 13% NOTES DUE 2013

                                     CLASS A

No. __________                                                 CUSIP: __________

U.S.$125,000,000

     DULOXETINE ROYALTY SUB, an exempted company incorporated with limited liability under the laws of the Cayman Islands (herein referred to as "Royalty Sub"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount set forth on Schedule I hereto on or before October 15, 2013 (the "Final Maturity Date") and to pay interest quarterly in arrears on the Outstanding Principal Balance hereof at a rate per annum equal to 13% (the "Stated Rate of Interest"), from the date hereof until the Outstanding Principal Balance hereof is paid or duly provided for, which interest shall be due on each Payment Date and payable not later than the immediately succeeding Payment Date (together with Additional Interest on the amount of unpaid interest from the Payment Date on which it was due until the date on which it is paid, compounded quarterly on each Payment Date). Interest on this Note in each Interest Accrual Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     This Note is a duly authorized issue of Notes of Royalty Sub, designated as its "Duloxetine PhaRMA(SM) Second Lien 13% Notes Due 2013", issued under the Indenture dated as of October 18, 2005 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Indenture"), between Royalty Sub and U.S. Bank National Association, as trustee (including any successor appointed in accordance with the terms of the Indenture, the "Trustee"). The Indenture also provides for the issuance of Class B Notes. All capitalized terms used in this Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of Royalty Sub, the Trustee and the Noteholders. This Note is subject to all terms of the Indenture.

     Royalty Sub will pay the Outstanding Principal Balance of this Note on or prior to the Final Maturity Date on the Payment Dates and in the amounts specified in the Indenture, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under
Section 3.7 of the Intercreditor Agreement.

     The indebtedness evidenced by the Original Class A Notes is, to the extent and in the manner provided in the Indenture, senior in right of payment to the right of payment of the Class B Notes, and this Note is issued subject to such provisions.

     Royalty Sub may redeem all or part of the Outstanding Principal Balance of this Note prior to the Final Maturity Date on the Payment Dates, in the amounts and under the circumstances specified in the Indenture.

     Any amount of Premium or interest on this Note that is not paid when due shall, to the fullest extent permitted by Applicable Law, bear interest ("Additional Interest") at an interest rate per annum equal to the Stated Rate of Interest from the date when due until such amount is paid or duly provided for, compounded quarterly and payable on the next succeeding Payment Date, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Section 3.7 of the Intercreditor Agreement.

     This Note is and will be secured by the Collateral pledged as security therefor as provided in the Indenture, but subject to the provisions of the Intercreditor Agreement.

     Subject to and in accordance with the terms of the Indenture and the Intercreditor Agreement, there will be distributed quarterly from the Collection Account on each Payment Date commencing on January 15, 2006, to the Person in whose name this Note is registered at the close of business on the Record Date with respect to such Payment Date, in the manner specified in Section 3.7 of the Intercreditor Agreement, such Person's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Original Class A Notes held by such Person) of the aggregate amount distributable to all Noteholders of Original Class A Notes on such Payment Date.

     All amounts payable in respect of this Note shall be payable in U.S. dollars in the manner provided in the Indenture to the Noteholder hereof on the Record Date relating to such payment. The final payment with respect to this Note, however, shall be made only upon presentation and surrender of this Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent. At such time, if any, as this Note is issued in the form of one or more Definitive Notes, payments on a Payment Date shall be made by check mailed to each Noteholder of such a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to the Original Class A Notes. Alternatively, upon application in writing to the Trustee or other Paying Agent, not later than the applicable Record Date, by a Noteholder, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York City. The final payment with respect to any such Definitive Note, however, shall be made only upon presentation and surrender of such Definitive Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent. Notwithstanding the foregoing, payments in respect of this Note issued in the form of a Global Note (including principal, Premium, if any, and interest) shall be made by wire transfer of immediately available funds to the account specified by DTC. Any reduction in the Outstanding Principal Balance of this Note (or any one or more predecessor Original Class A Notes) effected by any payments made on any Payment Date shall be binding upon all future Noteholders of this Note and of any Original Class A Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not noted hereon.

     The Noteholder of this Note agrees, by acceptance hereof, to pay over to the Trustee or other Paying Agent any money (including principal, Premium, if any, and interest) paid to it in respect of this Note in the event that the Trustee or other Paying Agent, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Intercreditor Agreement or as a result of any other mistake of fact or law on the part of the Trustee or other Paying Agent in making such payment.

     This Note is issuable only in registered form. A Noteholder or Beneficial Holder may transfer this Note or a Beneficial Interest herein only by delivery of a written application to the Registrar stating the name of the proposed transferee, a Confidentiality Agreement duly executed and delivered to the Registrar by such transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Noteholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. When this Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Original Class A Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Noteholder thereof or by an attorney who is authorized in writing to act on behalf of the Noteholder and that the transferee has executed and delivered to the Registrar a Confidentiality Agreement). No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new Original Class A Note or Original Class A Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. This Note may not be transferred to any Person engaged in the business of developing, manufacturing or marketing pharmaceutical or diagnostic products, or any Affiliate of such a Person.

     Prior to the registration of transfer of this Note, Royalty Sub and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Noteholder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither Royalty Sub nor the Trustee shall be affected by notice to the contrary.

     Subject to the provisions of the Intercreditor Agreement, the Indenture permits the amendment or modification of the Indenture and the Original Class A Notes by Royalty Sub with the consent of the Noteholders of a majority of the Outstanding Principal Balance of all Notes on the date of any vote or act of such Noteholders (voting or acting as a single class). However, no amendment or modification of the Indenture or the Original Class A Notes may, without the consent of Noteholders of 100% of the Outstanding Principal Balance of the class of Notes affected thereby, (i) reduce the percentage of Noteholders of any such class of Notes required to take or approve any action under the Indenture, (ii) reduce the amount or change the time of payment of any amount owing or payable with respect to any such class of Notes or change the rate of interest or change the manner of calculation of interest payable with respect to any such class of Notes, (iii) alter or modify the provisions with respect to the Collateral for the Notes or the manner of payment or the order of priorities in which payments or distributions under the Indenture will be made as between the Noteholders of such Notes and Royalty Sub or as among the Noteholders or (iv) consent to any assignment of Royalty Sub's rights to a party other than the Trustee for the benefit of the Noteholders. Any such amendment or modification shall be binding on every Noteholder hereof, whether or not notation thereof is made upon this Note.

     The subordination provisions contained in Article X of the Indenture may not be amended or modified without the consent of Noteholders of 100% of the Outstanding Principal Balance of the class of Notes affected thereby.

     The Indenture also contains provisions permitting the Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes, on behalf of the Noteholders of all of the Original Class A Notes, to waive compliance by Royalty Sub with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Noteholders of this Note and of any Original Class A Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not notation of such consent or waiver is made upon this Note.

     Royalty Sub is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Noteholders of Original Class A Notes under the Indenture.

     The Original Class A Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Royalty Sub has caused this Note to be signed manually or by facsimile by its duly authorized Responsible Officer.

Date: October 18, 2005                  DULOXETINE ROYALTY SUB


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This Note is one of the Duloxetine PhaRMA(SM) Second Lien 13% Notes Due 2013 designated above and referred to in the within-mentioned indenture.

Date: October 18, 2005                  U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                             FORM OF TRANSFER NOTICE

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No. _____________________

________________________________________________________________________________
   (Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _________________________________________ attorney to transfer said
Note on the books of Royalty Sub with full power of substitution in the premises.


--------------------------              ----------------------------------------
Date                                             Signature of Transferor

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

             [THE FOLLOWING PROVISIONS TO BE INCLUDED ON ALL NOTES]

     In connection with any transfer of the within-mentioned Note occurring prior to the date that is the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms without utilizing any general solicitation or general advertising that:

                                   [Check One]

__ (a) the within-mentioned Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder

__ (b) the within-mentioned Note is being transferred other than in accordance with clause (a) above and documents are being furnished which comply with the conditions of transfer set forth in the within-mentioned Note and the Indenture

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register the within-mentioned Note in the name of any Person other than the Noteholder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.11 of the Indenture shall have been satisfied.


--------------------------              ----------------------------------------
Date                                    NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF CLAUSE (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing the within-mentioned Note for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Royalty Sub as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A and has executed and delivered to the Registrar a Confidentiality Agreement.

Dated:
       ------------------------------


                                        ----------------------------------------
                                        Executive Officer

                                   SCHEDULE I

                             DULOXETINE ROYALTY SUB
              Duloxetine PhaRMA(SM) Second Lien 13% Notes Due 2013

                                    No. ____

                          Notation Explaining   Authorized Signature
                            Principal Amount        of Trustee or
Date   Principal Amount         Recorded              Custodian
----   ----------------   -------------------   --------------------


                                    EXHIBIT B

                    FORM OF RESALE CONFIDENTIALITY AGREEMENT

                                                                        No. ____

                             DULOXETINE ROYALTY SUB
                             c/o Walkers SPV Limited
                          P.O. Box 908 GT, Walker House
                     Mary Street, George Town, Grand Cayman
                       Cayman Islands, British West Indies

__________, 20__

                        RESALE CONFIDENTIALITY AGREEMENT

     In connection with our possible interest in the purchase of the fixed rate Duloxetine Pharmaceutical Royalty Monetization Asset(SM) (PhaRMA(SM)) Second Lien 13% Notes due 2013 (the "Notes") issued by Duloxetine Royalty Sub, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Company") (the "Transaction"), we have requested a copy of the Private Placement Memorandum, dated October 14, 2005, relating to the Notes (the "Private Placement Memorandum"). In addition to receiving the Private Placement Memorandum, we may also request that you or your representatives furnish us or our representatives with certain information relating to the Company, the Transaction and the rights acquired by the Company from Quintiles Transnational Corp. All such information (whether written or oral, and whether tangible or electronic) furnished on or after the date hereof by you or your directors, officers, managers, members, partners, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, "Your Representatives") to us or our directors, officers, managers, members, partners, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, "Our Representatives"), including, without limitation, the Private Placement Memorandum, and all analyses, compilations, forecasts, studies or other documents prepared by us or Our Representatives in connection with our or Our Representatives' review of, or our interest in, the Transaction which contain or reflect any such information is hereinafter referred to as the "Information". The term Information will not, however, include information that (i) is or becomes publicly available other than as a result of a disclosure by us or Our Representatives, (ii) is or becomes available to us on a non-confidential basis from a source (other than you or Your Representatives) that, to the best of our knowledge after due inquiry, is not prohibited from disclosing such information to us by a legal, contractual or fiduciary obligation to you, (iii) was already known to us and to our knowledge is not subject to other confidentiality restrictions prohibiting disclosure of such information or (iv) was independently developed by Our Representatives who have not had access to such Information.

     As a condition to receiving the Information, we hereby agree as follows:

     1. We and Our Representatives (i) agree to keep the Information confidential and agree not to (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without your prior written consent, disclose any

Information in any manner whatsoever, and (ii) agree not to use any Information for any purpose other than in connection with the Transaction; provided, however, that we may reveal the Information to Our Representatives (a) who need to know the Information for the purpose of evaluating the Transaction and (b) who receive a copy of this Resale Confidentiality Agreement executed by us and agree to be bound by its terms. We will be responsible for any breach of the terms of this Resale Confidentiality Agreement by any of Our Representatives. Notwithstanding and without limitation of the foregoing, we and Our Representatives agree not to reveal Information to advisors who are principally engaged in the business of investment banking, capital markets or securitization of financial assets without prior written notice to you.

     2. We and Our Representatives agree, whether or not the Transaction is consummated, not to (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without your prior written consent, disclose to any person the fact that the Information or the Transaction exists or has been made available, that we are considering the Transaction, or that discussions or negotiations are taking or have taken place concerning the Transaction or any term, condition or other fact relating to the Transaction or such discussions or negotiations, including, without limitation, the status thereof.

     3. In the event that we or any of Our Representatives are required by applicable law, regulation or legal process to disclose any of the Information, we agree to use commercially reasonable efforts to notify you promptly (unless such notice is not permitted by applicable law or regulation) so that you may seek, at your own expense, a protective order or other appropriate remedy or, in your sole discretion, waive compliance with the terms of this Resale Confidentiality Agreement. In the event that no such protective order or other remedy is obtained, or that you do not waive compliance with the terms of this Resale Confidentiality Agreement, we agree to furnish only that portion of the Information which we are advised by counsel (which may be internal counsel) is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

     4. If we determine not to proceed with the Transaction, we will promptly inform Your Representative, Morgan Stanley & Co. Incorporated ("Morgan Stanley"), or you of that decision and, in that case, and at any time upon the request of you or the request of any of Your Representatives, we will (i) promptly deliver to you all copies of the Information in our possession (except as described in the following proviso) and (ii) promptly destroy all copies of any written Information (whether in tangible or electronic form, or otherwise) that we have created, including, without limitation, any notes we have taken on any discussions with you or Your Representatives (provided in each case that an appropriate person within our organization may retain one copy of the Information, subject to the provisions of this Resale Confidentiality Agreement, if required to comply with regulatory considerations, in which case, regardless of paragraph 13 below, the confidentiality provisions of this Resale Confidentiality Agreement will continue to apply to such Information for so long as it is retained by such person or any of Our Representatives). Any oral Information will continue to be subject to the terms of this Resale Confidentiality Agreement.

     5. We acknowledge that the Private Placement Memorandum is dated October 14, 2005, and that you have not updated, and have no obligation to update, the Private Placement

Memorandum in any respect for events, developments or circumstances (including, without limitation, the level of royalty payments for Cymbalta or the sales of Cymbalta compared to the projections contained in the Independent Consultant's Report included as Appendix A to the Private Placement Memorandum). We further acknowledge that neither you nor any of Your Representatives, nor any of your or their respective officers, directors, managers, members, partners, employees, agents or controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended, makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and we agree that no such person will have any liability relating to the Information or for any errors therein or omissions therefrom. We further agree that we are not entitled to rely on the accuracy or completeness of the Information.

     6. We acknowledge that we are aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities of an issuer or an affiliate or controlling person of Duloxetine Royalty Sub by any person who has received material, non-public information from Duloxetine Royalty Sub or an affiliate or controlling person of Duloxetine Royalty Sub or from a person owing a duty to any of the foregoing, and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

     7. We represent that we maintain effective internal procedures with respect to maintaining the confidentiality and use of the Information. We further represent and warrant that (i) we are an institution and (ii) we are not and will not be so long as we hold any Notes, and are not an affiliate of an entity that is or will be so long as we hold any Notes, in the business of developing, manufacturing or marketing pharmaceutical or diagnostic products.

     8. We acknowledge that remedies at law may be inadequate to protect you against any actual or threatened breach of this Resale Confidentiality Agreement by us or Our Representatives, and, without prejudice to any other rights and remedies otherwise available to you, we agree to permit you to seek the granting of injunctive relief in your favor without proof of actual damages.

     9. You acknowledge and agree that Quintiles Transnational Corp. ("Quintiles") is a third party beneficiary of this Resale Confidentiality Agreement and that Quintiles may, on its own or on our behalf, assert a breach and pursue all remedies at law or in equity (as described in the previous paragraph) with respect hereto.

     10. We agree that no failure or delay by you in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

     11. This Resale Confidentiality Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts between residents of that State and executed in and to be performed in that State.

     12. This Resale Confidentiality Agreement contains the entire agreement between you and us concerning the confidentiality of the Information, and no modifications of this Resale Confidentiality Agreement or waiver of the terms and conditions hereof will be binding upon you or us, unless approved in writing by each of you and us.

     13. This Resale Confidentiality Agreement will terminate (a) if we do not proceed with the Transaction, eighteen (18) months after the date hereof, (b) if we do proceed with the Transaction, eighteen (18) months after the date we sell all of the Notes we own that are the subject of the Transaction or (c) if we do proceed with the Transaction and clause (b) does not apply, on the later of eighteen (18) months after the final maturity of such Notes and the date such Notes are paid in full.

     14. If we propose to purchase, transfer, sell or otherwise dispose of any Notes at any time, we agree to (i) abide by the transfer restrictions described in the Private Placement Memorandum, (ii) inform any proposed transferee of the Notes of such transfer restrictions, including the requirement that such proposed transferee enter into a resale confidentiality agreement with you, and
(iii) not furnish any Information to such proposed transferee, or transfer, sell or dispose of any Note to such proposed transferee, without receiving evidence that such proposed transferee has entered into a resale confidentiality agreement with you.

     Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith. IN ACCORDANCE WITH SECTION 2.11(J) OF THE INDENTURE DATED AS OF OCTOBER 18, 2005 (THE "INDENTURE"), MADE BY AND BETWEEN YOU AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, WE WILL PROVIDE A FULLY EXECUTED COPY OF THIS RESALE CONFIDENTIALITY AGREEMENT TO THE REGISTRAR (AS DEFINED IN THE INDENTURE) PROMPTLY AFTER RECEIPT THEREOF FROM YOU.

                                        Very truly yours,


                                        ----------------------------------------
                                        [Please insert prospective purchaser's
                                        name]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

Accepted and agreed as of the date first written above:

DULOXETINE ROYALTY SUB


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT C

                          AGENTS FOR SERVICE OF PROCESS

Party                             Jurisdiction     Appointed Agent
-----                             ------------     ---------------
Duloxetine Royalty Sub            Cayman Islands   Walkers SPV Limited
Duloxetine Royalty Sub            New York         CT Corporation System
U.S. Bank National Association,   New York         U.S. Bank Trust National Association
   as Trustee

                                    EXHIBIT D

                         COVERAGE OF DISTRIBUTION REPORT

(i) With respect to the current Payment Date, (A) the balances on deposit in the Collection Account and any other Account established under the Intercreditor Agreement on the Calculation Date immediately preceding the prior Payment Date (or, with respect to the first Payment Date, on the Closing Date) (the "Preceding Calculation Date"), (B) the aggregate amounts of deposits into and withdrawals from the Collection Account and any other Account established under the Intercreditor Agreement from but excluding the Preceding Calculation Date to and including the Calculation Date immediately preceding the Payment Date (the "Current Calculation Date") and
     (C) the balances on deposit in the Collection Account and any other Account established under the Intercreditor Agreement on the Current Calculation Date.

(ii) Analysis of Collection Account activity from the Preceding Calculation Date to the Current Calculation Date

     Balance on the Preceding Calculation Date

     Collections from but excluding the Preceding Calculation Date to and including the Current Calculation Date ("Current Collections")

     Aggregate Loan and other First Lien Document payments from but excluding the Preceding Calculation Date to and including the Current Calculation Date

     Aggregate Note payments from but excluding the Preceding Calculation Date to and including the Current Calculation Date

     Expense payments payable on the Current Calculation Date ("Current
     Expenses")

     Balance on the Current Calculation Date

(iii) Interest Coverage Ratio

     Current Collections

     Interest due on the Outstanding Principal Balance of the Notes for the current Payment Date plus Current Expenses

     Interest Coverage Ratio for the current Payment Date

     Required Interest Coverage Ratio for the current Payment Date

(iv) Amount, if any, to be transferred from the Holding Account to the Collection Account with respect to the current Payment Date

(v)  Payments on the current Payment Date

     Current Expenses

     Interest Amount of Loans

     Interest Amount of Notes

     Additional interest on Loans, if any

     Additional Interest, if any

     Principal payments of Loans and other obligations under First Lien
     Documents

     Principal payments of Notes, if any

     Amounts transferred to the Holding Account, if any

(vi) Aggregate principal amount of Loans

     Opening balance

     Principal payments made on the current Payment Date

     Closing balance

(vii) Outstanding Principal Balance of Notes

     Opening Outstanding Principal Balance

     Principal payments, if any, made on the current Payment Date

     Closing Outstanding Principal Balance

(viii) Amount distributed to Royalty Sub from the Collection Account, if any, with respect to the current Payment Date

(ix) Amount distributed to Royalty Sub from the Holding Account, if any, with respect to the current Payment Date

(x) A comparison of the actual Outstanding Principal Balance of the Notes to the Scheduled Remaining Notes Balance as of the current Payment Date

(xi) A withholding obligation may be included

(xii) Appropriate modifications will be made to contemplate any Refinancing Notes and/or Class B Notes

                                    EXHIBIT E

               FORM OF CERTIFICATE OF EUROCLEAR OR CLEARSTREAM FOR
                       PERMANENT REGULATION S GLOBAL NOTE

                                                                __________, 20__

U.S. Bank National Association,
   as Trustee
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Duloxetine Royalty Sub)

Duloxetine Royalty Sub
c/o Walkers SPV Limited
P.O. Box 908GT, Walker House
Mary Street, George Town, Grand Cayman
Cayman Islands
Attention: The Director

     Re: Duloxetine Royalty Sub ("Royalty Sub")

Ladies and Gentlemen:

     This letter relates to U.S.$__________ principal amount of Duloxetine PhaRMA(SM) Second Lien 13% Notes Due 2013 of Royalty Sub (the "Notes") represented by a Note which bears a legend (the "Legended Note") outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.1 of the Indenture dated as of October 18, 2005 (the "Indenture") relating to the Notes and certain other classes of notes of Royalty Sub, we hereby certify that we are (or we will hold such securities on behalf of) an institution outside the United States to whom the Notes may be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended ("Regulation S"). Accordingly, you are hereby requested to exchange the Legended Note for a Permanent Regulation S Global Note (as defined in the Indenture) representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

     Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Certain terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Euroclear Bank S.A./N.V.]
                                        [Clearstream Banking]


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                    EXHIBIT F

              FORM OF CERTIFICATE OF BENEFICIAL OWNER OF TEMPORARY
                            REGULATION S GLOBAL NOTE

Euroclear Bank S.A./N.V.
[Address]

AND/OR

Clearstream Banking
[Address]

     Re: Duloxetine Royalty Sub ("Royalty Sub")

     Reference is hereby made to the Indenture, dated as of October 18, 2005 (the "Indenture"), made by and between Royalty Sub and U.S. Bank National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to U.S.$__________ principal amount of Duloxetine PhaRMA(SM) Second Lien 13% Notes Due 2013 that are held in the form of a Beneficial Interest in the Temporary Regulation S Global Note (CUSIP No. __________) through DTC by the undersigned (the "Holder") in the name of
__________. The Holder of such Temporary Regulation S Global Note hereby requests the receipt of payments due and payable [on the applicable Payment Date] pursuant to Section 2.5 of the Indenture.

     The Holder hereby represents and warrants that it (i) is not a U.S. Person,
(ii) does not hold the above-referenced Temporary Regulation S Global Note for the account or benefit of a U.S. Person (other than a distributor) and (iii) has executed and delivered to the Registrar a Confidentiality Agreement. Certain terms in this certificate not otherwise defined in the Indenture have the meanings given to them in Regulation S.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Paying Agent.

                                        [Name of Holder]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT G

          FORM OF CERTIFICATE OF EUROCLEAR OR CLEARSTREAM FOR PAYMENTS

U.S. Bank National Association,
   as Paying Agent
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Duloxetine Royalty Sub)

     Re: Duloxetine Royalty Sub ("Royalty Sub")

     Reference is hereby made to the Indenture, dated as of October 18, 2005 (the "Indenture"), made by and between Royalty Sub and U.S. Bank National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to U.S.$__________ principal amount of Duloxetine PhaRMA(SM) Second Lien 13% Notes Due 2013 that are held in the form of a Beneficial Interest in the Temporary Regulation S Global Note (CUSIP No. __________) through DTC by the undersigned (the "Holder") in the name of
__________. Certain Holders of the Beneficial Interests in such Temporary Regulation S Global Note have requested the receipt of payments due and payable [on the applicable Payment Date] pursuant to Section 2.5 of the Indenture.

     We have received from such Holders certifications to the effect that they
(i) are not U.S. Persons, (ii) do not hold the above-referenced Temporary Regulation S Global Note for the account or benefit of U.S. Persons (other than distributors) and (iii) have executed and delivered to the Registrar a Confidentiality Agreement. Certain terms in this certificate not otherwise defined in the Indenture have the meanings given to them in Regulation S.

     Accordingly, the Holders of the Beneficial Interests in the Temporary Regulation S Global Note are entitled to receive interest, principal and premium, if any, in accordance with the terms of the Indenture in the amount of U.S.$__________.

                                        [Clearstream Banking]
                                        [Euroclear Bank S.A./N.V.]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT H

                   FORM OF CERTIFICATE OF PROPOSED TRANSFEROR

                                                                __________, 20__

U.S. Bank National Association,
   as Registrar
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Duloxetine Royalty Sub)

Duloxetine Royalty Sub
c/o Walkers SPV Limited
P.O. Box 908GT, Walker House
Mary Street, George Town, Grand Cayman
Cayman Islands
Attention: The Director

     Re: Duloxetine Royalty Sub ("Royalty Sub")

Ladies and Gentlemen:

     In connection with our proposed sale of U.S.$__________ aggregate principal amount of Duloxetine PhaRMA(SM) Second Lien 13% Notes Due 2013 of Royalty Sub (the "Notes"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended ("Regulation S") and, accordingly, we represent that:

     (1) the offer of the Notes was not made to a person in the U.S.;

     (2) at the time the buy order was originated, the transferee was an institution outside the U.S. or we and any person acting on our behalf reasonably believed that the transferee was an institution outside the U.S.;

     (3) no directed selling efforts have been made by us in the U.S. in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933; and

     (5) the transferee has entered into the confidentiality agreement required in connection with the purchase of the Notes.

     Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Certain terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                    EXHIBIT I

            FORM OF CERTIFICATE OF PROPOSED INSTITUTIONAL ACCREDITED
                               INVESTOR TRANSFEREE

                                                                __________, 20__

U.S. Bank National Association,
   as Registrar
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Duloxetine Royalty Sub)

Duloxetine Royalty Sub
c/o Walkers SPV Limited
P.O. Box 908GT, Walker House
Mary Street, George Town, Grand Cayman
Cayman Islands
Attention: The Director

Ladies and Gentlemen:

     In connection with our proposed purchase of Notes (the "Notes") of Duloxetine Royalty Sub ("Royalty Sub"), we confirm that:

     1. We have duly executed and delivered to the Registrar (as defined in that certain Indenture dated as of October 18, 2005 (the "Indenture") between Royalty Sub and U.S. Bank National Association, as trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof) a Resale Confidentiality Agreement and have subsequently received a copy of the Private Placement Memorandum dated October 14, 2005 (the "Private Placement Memorandum") relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of such Private Placement Memorandum and the restrictions on duplication and circulation of such Private Placement Memorandum.

     2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Private Placement Memorandum under "Transfer Restrictions" and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the U.S. Securities Act of 1933, as amended (the "Securities Act").

     3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, that the Notes will only be in the form of definitive physical certificates and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that, if we should sell any Notes in the future, we will do so only (1) (A) to Royalty Sub or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a qualified institutional buyer (as defined therein), (C) to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and an opinion of counsel acceptable to Royalty Sub that such transfer is in compliance with the Securities Act, (D) to an institution in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act or (E) to an institution after the time period referred to in Rule 144(k) under the Securities Act expires, and we further agree to provide to any person or entity purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and (2) in each case, in accordance with any applicable securities laws of any state in the U.S. or any other applicable jurisdiction and in accordance with the legend to be set forth in the Notes, which will reflect the substance of this paragraph.

     4. We understand that, on any proposed resale of any Notes, we will be required to furnish to Royalty Sub and the Trustee such certifications, legal opinions and other information as Royalty Sub and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that a resale confidentiality agreement is required under the Indenture to be executed and delivered by any proposed transferee to whom we wish to sell any Notes.

     5. We are an institutional accredited investor and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are able to bear the economic risks of our or their investment.

     6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional accredited investor) as to each of which we exercise sole investment discretion.

     7. We are not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling the Notes, except as permitted above, provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

     You, Royalty Sub and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT J

                            UCC FINANCING STATEMENTS

1. A Form UCC-1 Financing Statement will be filed with the Recorder of Deeds of Washington, D.C. naming Royalty Sub as debtor and the Trustee as secured party.


                                       J-1